UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	20-0077155
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1460 Broadway

New York, New York 10036
Telephone: (347) 349-5339

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

United Corporate Services, Inc.
874 Walker Rd., Ste. C
Dover, DE 19904
Telephone: (877) 734-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Michael Shannon

McMillan LLP

Royal Centre, 1055 West Georgia Street, Suite 1500

Vancouver, BC, Canada V6E 4N7

Telephone: (604) 893-7638

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell or offer these securities until the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 4, 2023

PROSPECTUS

FINGERMOTION, INC.

6,990,320 Shares of Common Stock

This prospectus relates to the resale or other disposition of up to 6,990,320 shares of common stock of FingerMotion, Inc. (the “Company”) that may be offered and sold, from time to time, by the selling stockholders (the “Selling Stockholders”) identified in this prospectus. These 6990,320 shares consist of: (a) 5,083,190 shares of common stock issuable upon the conversion of a secured, two-year, interest free convertible promissory note in the principal amount of $4,800,000 issued in favour of Lind Global Fund II LP (“Lind Global”), dated August 9, 2022 (the “Note”); (b) 1,739,130 shares of common stock issuable upon the exercise of Common Stock Purchase Warrant No. 1, dated August 9, 2022 (the “Warrant”), that were issued pursuant to a Securities Purchase Agreement, dated August 9, 2022 (the “Purchase Agreement”), between the Company and Lind Global; and (c) 168,000 shares of common stock issuable upon exercise of common stock purchase warrants (the “Compensation Warrants”) issued to The Benchmark Company, LLC (“Benchmark”) on November 29, 2022 as partial compensation to Benchmark pursuant to a Financial Advisory Agreement, dated April 14, 2021 (the “Financial Advisory Agreement”) between the Company and Benchmark.

We are not offering any shares of our common stock for sale under this prospectus. We are registering the offer and resale of the shares of common stock issuable in connection with the conversion or repayment of the Note and upon exercise of the Warrant and the Compensation Warrants to satisfy contractual obligations owed by us to the Selling Stockholders pursuant to the Purchase Agreement and the Financial Advisory Agreement, as applicable, and documents ancillary thereto. Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the Selling Stockholders prior to any resale of such shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of shares of our common stock.

We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholders pursuant to this prospectus. However, we will receive proceeds from the exercise of the Warrant and Compensation Warrants if the Selling Stockholder exercises the Warrant and Compensation Warrants, as applicable, for cash.

The Selling Stockholders, or their permitted transferees or other successors-in-interest, may offer the shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We provide additional information about how the Selling Stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” in this prospectus.

Our shares of common stock are traded on the NASDAQ Capital Market (“Nasdaq”) under the symbol “FNGR”. On December 30, 2022, the last reported price of our common stock was $2.81 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplement as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus, including the risks described under the section of this prospectus entitled “Risk Factors” beginning on page 16.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

INTRODUCTORY COMMENTS

We are a holding company incorporated in Delaware and not a Chinese operating company. As a holding company, we conduct a significant part of our operations through our subsidiaries and through contractual arrangements with a variable interest entity (“VIE”) based in the People’s Republic of China (“PRC” or “China”). To address challenges resulting from laws, policies and practices that may disfavor foreign-owned entities that operate within industries deemed sensitive by the Chinese government, we use the VIE structure to provide contractual exposure to foreign investment in Chinese-based companies. We own 100% of the equity of a wholly foreign owned enterprise (“WFOE”), which has entered into contractual arrangements with the VIE (the “VIE Agreements”), which is owned by Ms. Li Li the legal representative and general manager, and also the shareholder of the VIE. The VIE Agreements have not been tested in court. For a description of the VIE structure and our contractual arrangements with the VIE, see “Business – Corporate Information – VIE Agreements”. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIE.

Because we do not directly hold an equity interest in the VIE, which has never been challenged or recognized in court for the time being, we are subject to risks and uncertainties of the interpretations and applications of Chinese laws and regulations, including but not limited to, the validity and enforcement of the contractual arrangements among the WFOE, the VIE and the shareholder of the VIE. We are also subject to the risks and uncertainties about any future actions of the Chinese government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our common stock may depreciate significantly or become worthless. See “Risk Factors—Risks Related to the VIE Agreements” and “Risk Factors—Risks Related to Doing Business in China”.

We are subject to certain legal and operational risks associated with having a significant portion of our operations in China. Chinese laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result, these risks could result in a material change in our operations, significant depreciation of the value of our common stock, or a complete hindrance of our ability to offer our securities to investors. Recently, the Chinese government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to the use of VIEs, data security and anti-monopoly concerns. As of the date of this prospectus, our Company and subsidiaries and the VIE have not been involved in any investigations on cybersecurity review initiated by any Chinese regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, no relevant laws or regulations in China explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) for any securities listings. As of the date of this prospectus, our Company and subsidiaries and the VIE have not received any inquiry, notice, warning or sanctions from the CSRC or any other Chinese governmental authorities relating to securities listings. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what potential impact such modified or new laws and regulations will have on our ability to conduct our business, accept investments or list or maintain a listing on a U.S. or foreign exchange. See “Risk Factors— Risks Related to Doing Business in China”.

As of the date of this prospectus, none of our subsidiaries or any of the consolidated VIE have made any dividends or distributions to our Company. Under Delaware law, a Delaware corporation’s ability to pay cash dividends on its capital stock requires the corporation to have either net profits or positive net assets (total assets less total liabilities) over its capital. If we determine to pay dividends on any of our common stock in the future, as a holding company, we will rely, in part, on payments made from the VIE to our WFOE in accordance with the VIE Agreements and dividends and other distributions on equity from our WFOE to the Company. Our ability to settle amounts owed under the VIE Agreements is subject to certain restrictions and limitations. Under the VIE Agreements, the VIE are obligated to make payments to our WFOE, in cash or in kind, at the WFOE’s request. However, such payments are subject to Chinese taxes, including a 6% VAT and 25% enterprise income tax. In addition, current Chinese regulations permit our WFOE to pay dividends to its shareholders only out of registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations. If our WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our WFOE to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. In addition, any cash dividends or distributions of assets by our WFOE to its stockholder are subject to a Chinese withholding tax of as much as 10%. The Chinese government also imposes controls on the conversion of Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive all of the revenues from our operations through the current VIE Agreements, we may be unable to pay dividends on our common stock.

Transfer of Cash or Assets

Dividend Distributions

We have never declared or paid dividends or distributions on our common stock. We currently intend to retain all available funds and any future consolidated earnings to fund our operations and continue the development and growth of our business; therefore, we do not anticipate paying any cash dividends.

Under Delaware law, a Delaware corporation’s ability to pay cash dividends on its capital stock requires the corporation to have either net profits or positive net assets (total assets less total liabilities) over its capital. If we determine to pay dividends on any of our common stock in the future, as a holding company, we may rely on dividends and other distributions on equity from our WFOE for cash requirements, including the funds necessary to pay dividends and other cash contributions to our shareholders.

Our WFOE’s ability to distribute dividends is based upon its distributable earnings. For the six months ended August 31, 2022 and the year ended February 28, 2022, no dividends or distributions were made to FingerMotion Inc. by our WFOE. PRC legal restrictions permit payments of dividends by our WFOE only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. Our WFOE is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reach 50% of our registered capital. Current Chinese regulations permit our WFOE to pay dividends to its shareholder only out of its registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations. If our WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our WFOE to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. In addition, any cash dividends or distributions of assets by our WFOE to its shareholder are subject to a Chinese withholding tax of as much as 10%. Remittance of dividends by our WFOE out of China is also subject to examination by the banks designated by the State Administration of Foreign Exchange, or the SAFE. For risks relating to the fund flows of our operations in China, see “Item Risk Factors - Risks Related to Doing Business in China.”

The Chinese government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive all of the revenues from our operations through the current VIE Agreements, we may be unable to pay dividends on our common stock.

For us to pay dividends to our shareholders, we will rely on payments made from the VIE to our WFOE in accordance with the VIE Agreements, and the distribution of payments from the WFOE to the Delaware holding company as dividends. Certain payments from the VIE to the WFOE pursuant to the VIE Agreements are subject to Chinese taxes, including a 6% VAT and 25% enterprise income tax.

Our Company’s Ability to Settle Amounts Owed under the VIE Agreements

Under the VIE Agreements, the VIE is obligated to make payments to our WFOE, in cash or in kind, at the WFOE’s request. We will be able to settle amounts owed under the VIE Agreements through dividends paid by our WFOE to our Company. Such ability may be restricted or limited as follows:

●	First, any payments from the VIE to our WFOE is subject to Chinese taxes, including a 6% VAT and 25% enterprise income tax.

●

Second, current Chinese regulations permit our WFOE to pay dividends to their shareholders only out of its registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations. In addition, if our WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to the Delaware holding company.

●

Third, the Chinese government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from profits, if any.

Our VIEs may transfer cash to our WFOE by paying service fees according to the consulting services agreements. For the six months ended August 31, 2022 and the year ended February 28, 2022, our VIE did not pay any service fees to our WFOE under the consulting services agreements.

Effect of Holding Foreign Companies Accountable Act and Related SEC Rules

Our auditor, Centurion ZD CPA & Co. (“CZD CPA”), an audit firm headquartered in Hong Kong, is subject to the determinations announced by the Public Company Accounting Oversight Board (the “PCAOB”) on December 16, 2021. The lack of access to the PCAOB inspection in PRC prevents the PCAOB from fully evaluating audits and quality control procedures of auditors based in PRC. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in PRC makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of the PRC that are subject to the PCAOB inspections. In addition, under the Holding Foreign Companies Accountable Act (the “HFCAA”), our securities may be prohibited from trading on the U.S. stock exchanges or in the over the counter trading market in the U.S. if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our common stock being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges or in the over the counter trading market in the U.S. if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Statement of Protocol gives the PCAOB sole discretion to select the firms, audit engagements and potential violations it inspects and investigates and put in place procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed. In addition, the Statement of Protocol grants the PCAOB direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. While significant, the Statement of Protocol is only a first step. Uncertainties still exist as to whether and how this new Statement of Protocol will be implemented. Notwithstanding the signing of the Statement of Protocol, if the PCAOB cannot make a determination that it is able to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, trading of our securities will still be prohibited under the HFCAA and the Nasdaq will determine to delist our securities. Therefore, there is no assurance that the Statement of Protocol will relieve us from the delisting risk under the HFCAA.

In the future, if we do not engage an auditor that is subject to regular inspection by the PCAOB, our common stocks may be delisted. The delisting of our shares of common stock (“Common Shares”), or the threat of the Common Shares being delisted, may materially and adversely affect the value of your investment.

In June 2022, we were identified on the SEC’s “Conclusive list of issuers identified under the HFCAA” (available at https://www.sec.gov/hfcaa) and, as a result, we will be required to comply with the submission or disclosure requirements in our annual report covering the fiscal year ending February 28, 2023. If we are so identified for another two consecutive years, the SEC would prohibit our securities from trading on a securities exchange or in the over-the-counter trading market in the United States the earliest in early 2024. If the AHFCAA is passed by the U.S. House of Representatives and signed into law, such prohibition would take effect the earliest in early 2023.

The date of this prospectus is January __, 2023

___________________

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You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the Selling Stockholder, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling Stockholder, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Selling Stockholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the Selling Stockholder have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Our name, our logo and other trademarks or service marks of ours appearing in this prospectus are the property of FingerMotion, Inc. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

TERMS USED IN THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus: (i) the terms “we”, “us”, “our”, “Company”, “FingerMotion” and “our business” refer to FingerMotion, Inc.; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute “forward-looking statements.” These statements appear in a number of places in this prospectus and documents included or incorporated by reference herein and include statements regarding FingerMotion’s intent, belief or current expectations, and that of FingerMotion’s officers and directors. These forward-looking statements involve known and unknown risks and uncertainties that may cause FingerMotion’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In certain cases, forward-looking statements can be identified by the use of words such as “believe”, “intend”, “may”, “will”, “should”, “plans”, “anticipates”, “believes”, “potential”, “intends”, “expects” and other similar expressions. These statements are based on FingerMotion’s current plans and are subject to risks and uncertainties, and as such FingerMotion’s actual future activities and results of operations may be materially different from those set forth in the forward-looking statements.

Any or all of the forward-looking statements in this prospectus may turn out to be inaccurate and as such, you should not place undue reliance on these forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to:

●	international, national and local general economic and market conditions including impacts from the ongoing war between Russia and Ukraine and the related sanctions and other measures, changes in the rates of investments or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses.;

●	demographic changes;

●	natural phenomena (including the current COVID-19 pandemic);

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●	the ability of the Company to sustain, manage or forecast its growth;

●	the ability of the Company to manage its VIE contracts;

●	the ability of the Company to maintain its relationships and licenses in China;

●	adverse publicity;

●	competition and changes in the Chinese telecommunications market;

●	fluctuations and difficulty in forecasting operating results;

●	business disruptions, such as technological failures and/or cybersecurity breaches;

●	future decision by management in response to changing conditions;

●	our ability to execute prospective business plans;

●	misjudgments in the course of preparing forward-looking statements;

●	our ability to raise sufficient funds to carry out our proposed business plan;

●	actions by government authorities, including changes in government regulation;

●	dependency on certain key personnel and any inability to retain and attract qualified personnel;

●	inability to reduce and adequately control operating costs;

●	failure to manage future growth effectively; and

●	and the other factors discussed below in the section entitled “Risk Factors” beginning on page 16.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the SEC.

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prospectus SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should read carefully the entire document, including our financial statements and related notes, to understand our business, our Common Shares and the other considerations that are important to your decision to invest in our Common Shares. You should pay special attention to the “Risk Factors” section on page 16.

All references to “$” or “dollars”, are expressed in United States dollars unless otherwise indicated.

The Company

Overview and Corporate Information

The Company was initially incorporated as Property Management Corporation of America on January 23, 2014 in the State of Delaware.

On June 21, 2017, the Company amended its certificate of incorporation to effect a 1-for-4 reverse stock split of the Company’s outstanding common stock, to increase the authorized shares of common stock to 200,000,000 shares and to change the name of the Company from “Property Management Corporation of America” to “FingerMotion, Inc.” (the “Corporate Actions”). The Corporate Actions and the amended certificate of incorporation became effective on June 21, 2017.

Our principal executive offices are located at 1460 Broadway, New York, New York 10036, and our telephone number at that address is (347) 349-5339.

We are a holding company incorporated in Delaware and not an operating company incorporated in the PRC. As a holding company, we conduct a significant part of our operations through our subsidiaries and through the VIE Agreements with the VIE based in China. The following diagram depicts our corporate structure:

Our holding company structure presents unique risks as our investors may never directly hold equity interests in our subsidiaries or the VIE, and will be dependent upon contributions from our subsidiaries and the VIE to finance our cash flow needs. Our subsidiaries and the VIE are currently not required to obtain permission from the Chinese authorities including the China Securities Regulatory Commission (the “CSRC”), or Cybersecurity Administration Committee (the “CAC”), to operate or to issue securities to foreign investors. The business of our subsidiaries and the VIE until now are not subject to cybersecurity review with the CAC, given that: (i) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities; (ii) we do not possess a large amount of personal information in our business operations. In addition, we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million. Currently, these statements and regulatory actions have had no impact on our daily business operations, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

To operate, the VIE and Beijing XunLian TianXia Technology Co., Ltd. are required to obtain, and have obtained, a value-added telecommunications business licence from PRC authorities. In connection with our previous issuance of securities to foreign investors, under current PRC laws, regulations and regulatory rules, as of the date of this registration statement, we, our PRC subsidiaries and our VIEs, (i) are not required to obtain permissions from the CSRC, (ii) are not required to go through cybersecurity review by the CAC, and (iii) have received or were not denied such requisite permissions by any PRC authority. If we, our subsidiaries or the VIE (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may be subject to government enforcement actions, investigations, penalties, sanctions and fines imposed by the CSRC, the CAC and relevant departments of the State Council. In severe circumstances, the business of our PRC subsidiary may be ordered to suspend and its business qualifications and licences may be revoked.

To address challenges resulting from laws, policies and practices that may disfavor foreign-owned entities that operate within industries deemed sensitive by the Chinese government, we use the VIE structure to provide contractual exposure to foreign investment in the PRC-based companies. We own 100% of the equity of a WFOE, Shanghai JiuGe Business Management Co., Ltd. (“JiuGe Management”), which has entered into the VIE Agreements with the VIE, which is owned by Ms. Li Li the legal representative and general manager, and also the shareholder of the VIE. The VIE Agreements have not been tested in court. As a result of our use of the VIE structure, you may never directly hold equity interests the VIE. The securities offered pursuant to this prospectus are securities of the Company, the Delaware holding company, not of the VIE.

We fund the registered capital and operating expenses of the VIE by extending loans to the shareholders of the VIE. The VIE Agreements governing the relationship between the VIE and our WFOE enable us to (i) direct the activities of the VIE that most significantly impact the VIE’s economic performance, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive call option to purchase, at any time, all or part of the equity interests in and/or assets of the VIE to the extent permitted by Chinese laws. As a result of the VIE Agreements, the Company is considered the primary beneficiary of the VIE for accounting purposes and is able to consolidate the financial results of the VIE in its consolidated financial statements in accordance with U.S. GAAP. As a result, investors in Common Shares are not purchasing an equity interest in the VIE but instead are purchasing equity interest in FingerMotion, Inc., a Delaware holding company.

The VIE Agreements include:

●	a consulting services agreement (the “JiuGe Technology Consulting Services Agreement”) through which JiuGe Management is mainly engaged in data marketing, technical services, technical consulting and business consultancy to Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”);

●	a loan agreement through which JiuGe Management grants a loan to the Legal Representative of JiuGe Technology for the purpose of capital contribution (the “JiuGe Technology Loan Agreement”);

●	a power of attorney agreement under which the owner of JiuGe Technology has vested their collective voting control over JiuGe Technology to JiuGe Management and will only transfer their equity interests in JiuGe Technology to JiuGe Management or its designee(s) (the “JiuGe Technology Power of Attorney Agreement”);

●	a call option agreement under which the owner of JiuGe Technology has granted to JiuGe Management the irrevocable and unconditional right and option to acquire all of their equity interests in JiuGe Technology or transfer these rights to a third party (the “JiuGe Technology Call Option Agreement”); and

●	a share pledge agreement under which the owner of JiuGe Technology has pledged all of their rights, titles and interests in JiuGe Technology to JiuGe Management to guarantee JiuGe Technology’s performance of its obligations under the JiuGe Technology Consulting Services Agreement (the “JiuGe Technology Share Pledge Agreement”).

For a detailed description of these contractual arrangements, see “Business – Corporate Information – VIE Agreements”.

Because we do not hold equity interests in our VIEs, we are subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations, including but not limited to regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangement with our VIEs. We are also subject to the risks of the uncertainty that the PRC government could disallow our VIE structure, which would likely result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and the value of our common stock may depreciate significantly. The contractual arrangements are less effective than direct ownership due to the inherent risks of the VIE structure and that we, as a Delaware holding company, may have difficulty in enforcing any rights we may have under the VIE Agreements with the VIE, its founders and owners, in PRC because all of our VIE Agreements are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, where the legal environment is not as developed as in the United States, and where the Chinese government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of your Common Shares. We may incur substantial costs to enforce the terms of the VIE Agreements. Furthermore, these VIE Agreements may not be enforceable in China if PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over our VIE, and our ability to conduct our business may be materially and adversely affected.

We operate the following lines of business: (i) Telecommunications Products and Services; (ii) Value Added Product and Services; (iii) Short Message Services (“SMS”) and Multimedia Messaging Services (“MMS”); (iv) a Rich Communication Services (“RCS”) platform; (v) Big Data Insights; and (vi) a Video Game Division (inactive).

Our common stock is registered under section 12(b) of the Exchange Act. Our common stock is listed on the Nasdaq Capital Market under the symbol “FNGR”.

Our website address is www.fingermotion.com. Information contained on, or accessible through, our websites do not constitute a part of and is not incorporated into this prospectus, and the only information that you should rely on in making your decision whether to invest in our common stock is the information contained in this prospectus.

Condensed Consolidating Schedules

The following tables presented the consolidating schedules that depicted the financial position for our company, our consolidated subsidiaries, consolidated VIE, and any eliminating adjustments as of August 31, 2022 and February 28, 2022, respectively.

	As of August 31, 2022 (Unaudited)
	The Company	Consolidated Subsidiaries	Consolidated VIE	Elimination	Consolidation
	US$	US$	US$	US$	US$
Assets
Current Assets
Cash and cash equivalents	-	147,116	1,837,446	-	1,984,562
Accounts receivable	-	62,500	2,715,446	-	2,777,946
Prepayment and deposit	1,345,443	3,302,951	2,398,215	(3,072,695)	3,973,914
Other receivables	-	-	1,394,674	-	1,394,674
Due from group companies	20,664,248	11,884,454	540,538	(33,089,240)	-
	$22,009,691	$15,397,021	$8,886,319	$(36,161,935)	$10,131,096

Non-current Assets
Equipment	-	6,897	15,377	-	22,274
Intangible assets	-	89,866	4,560	-	94,426
Right-of-use asset	-	-	207,406	-	207,406
	$-	$96,763	$227,343	$-	$324,106

Investment in Subsidiaries	1,200	7,340,938	-	(7,342,138)	-
Total Assets	$22,010,891	$22,834,722	$9,113,662	$(43,504,073)	$10,455,202

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	-	-	1,506,771	-	1,506,771
Accruals and other payables	313,416	426,628	3,204,781	(2,902,624)	1,042,201
Due to group companies	-	25,281,937	7,821,835	(33,103,772)	-
Convertible notes payables	730,000	-	-	-	730,000
Lease liability, current portion	-	-	123,413	-	123,413
	$1,043,416	$25,708,565	$12,656,800	$(36,006,396)	$3,402,385

Non-current Liabilities
Convertible notes payables, non-current portion	4,800,000				4,800,000
Lease liability, non-current portion	-	-	83,993	-	83,993
	$4,800,000	$-	$83,993	$-	$4,883,993

Total Liabilities	$5,843,416	$25,708,565	$12,740,793	$(36,006,396)	$8,286,378

Shareholders’ Equity
Common stock	4,286	6,966,425	-	(6,966,425)	4,286
Additional paid in capital	22,324,489	-	-	(1,071)	22,323,418
Additional paid in capital – Stock options	356,328	-	-	-	356,328
Accumulated deficit	(6,517,628)	(9,850,067)	(3,766,420)	455	(20,133,660)
Accumulated other comprehensive income	-	9,799	129,585	(530,636)	(391,252)
Shareholders’ equity before non-controlling interest	16,167,475	(2,873,843)	(3,636,835)	(7,497,677)	2,159,120
Non-controlling interests	-	-	9,704	-	9,704
Total Shareholders’ Equity	$16,167,475	$(2,873,843)	$(3,627,131)	$(7,497,677)	$2,168,824

Total Liabilities and Shareholders’ Equity	$22,010,891	$22,834,722	$9,113,662	$(43,504,073)	$10,455,202

	As of February 28, 2022
	The Company	Consolidated Subsidiaries	Consolidated VIE	Elimination	Consolidation
	US$	US$	US$	US$	US$
Assets
Current Assets
Cash and cash equivalents	-	6,287	455,646	-	461,933
Accounts receivable	-	-	4,875,149	-	4,875,149
Inventories	-	-	1,407	-	1,407
Prepayment and deposit	296,940	1,635,074	2,962,085	(1,562,757)	3,331,342
Other receivables	-	-	1,539,265	-	1,539,265
Due from group companies	16,992,547	14,112,111	277,287	(31,381,945)	-
	$17,289,487	$15,753,472	$10,110,839	$(32,944,702)	$10,209,096

Non-current Assets
Equipment	-	7,036	19,772	-	26,808
Intangible assets	-	120,609	5,323	-	125,932
Right-of-use asset	-	-	5,069	-	5,069
	$-	$127,645	$30,164	$-	$157,809

Investment in Subsidiaries	1,200	6,291,395	-	(6,292,595)	-
Total Assets	$17,290,687	$22,172,512	$10,141,003	$(39,237,297)	$10,366,905

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	-	-	3,588,289	-	3,588,289
Accruals and other payables	240,438	776,021	2,253,806	(1,584,968)	1,685,297
Due to group companies	297,366	24,041,846	7,149,384	(31,488,596)	-
Lease liability, current portion	-	-	5,069	-	5,069
	$537,804	$24,817,867	$12,996,548	$(33,073,564)	$5,278,655

Total Liabilities	$537,804	$24,817,867	$12,996,548	$(33,073,564)	$5,278,655

Shareholders’ Equity
Common stock	4,263	6,498,498	-	(6,498,498)	4,263
Additional paid in capital	21,732,012	-	-	(1,071)	21,730,941
Additional paid in capital – Stock options	356,328	-	-	-	356,328
Accumulated deficit	(5,339,720)	(9,099,949)	(2,712,958)	455	(17,152,172)
Accumulated other comprehensive income	-	(43,904)	(153,566)	335,381	137,911
Shareholders’ equity before non-controlling interest	16,752,883	(2,645,355)	(2,866,524)	(6,163,733)	5,077,271
Non-controlling interests	-	-	10,979	-	10,979
Total Shareholders’ Equity	$16,752,883	$(2,645,355)	$(2,855,545)	$(6,163,733)	$5,088,250

Total Liabilities and Shareholders’ Equity	$17,290,687	$22,172,512	$10,141,003	$(39,237,297)	$10,366,905

The following tables presented the unaudited condensed consolidating schedules that depicted the results of operations for our company, our consolidated subsidiaries, consolidated VIE, and any eliminating adjustments for the six months ended August 31, 2022 and 2021, respectively.

	For the six months ended August 31, 2022
	The Company	Consolidated Subsidiaries	Consolidated VIE	Elimination	Consolidation
	US$	US$	US$	US$	US$

Revenues	-	62,500	9,775,580	-	9,838,080
Cost of revenues	-	-	(9,043,225)	-	(9,043,225)
Gross profit	-	62,500	732,355	-	794,855
Total operating expenses	(1,124,574)	(760,867)	(1,838,425)	-	(3,723,866)
Net profit (loss) from operations	(1,124,574)	(698,367)	(1,106,070)	-	(2,929,011)
Other income (expenses)	(53,333)	(51,750)	51,331	-	(53,752)
Net profit (loss) before income tax	(1,177,907)	(750,117)	(1,054,739)	-	(2,982,763)
Income tax expense	-	-	-	-	-
Net profit (loss)	(1,177,907)	(750,117)	(1,054,739)	-	(2,982,763)
Less: Net profit attributable to non-controlling interests	-	-	(1,275)	-	(1,275)
Net loss attributable to the Company’s shareholders	(1,177,907)	(750,117)	(1,053,464)	-	(2,981,488)
Other comprehensive income:
Foreign currency translation adjustments	-	53,703	283,151	(866,017)	(529,163)
Comprehensive loss	(1,177,907)	(696,414)	(770,313)	(866,017)	(3,510,651)
Less: Comprehensive income (loss) attributable to the non-controlling interests	-	-	(407)	-	(407)
Comprehensive loss attributable to the Company	$(1,177,907)	(696,414)	(769,906)	(866,017)	(3,510,244)

	For the six months ended August 31, 2021
	The Company	Consolidated Subsidiaries	Consolidated VIE	Elimination	Consolidation
	US$	US$	US$	US$	US$

Revenues	-	131,418	11,251,985	-	11,383,403
Cost of revenues	-	(180,000)	(9,886,850)	-	(10,066,850)
Gross profit	-	(48,582)	1,365,135		1,316,553
Total operating expenses	(603,346)	(1,156,162)	(1,800,582)	-	(3,560,090)
Net profit (loss) from operations	(603,346)	(1,204,744)	(435,447)	-	(2,243,537)
Other income (expenses)	-	(174,440)	53,854	-	(120,586)
Net profit (loss) before income tax	(603,346)	(1,379,184)	(381,593)	-	(2,364,123)
Income tax expense	-	-	-	-	-
Net profit (loss)	(603,346)	(1,379,184)	(381,593)	-	(2,364,123)
Less: Net profit attributable to non-controlling interests	-	-	3,531	-	3,531
Net loss attributable to the Company’s shareholders	(603,346)	(1,379,184)	(385,124)	-	(2,367,654)
Other comprehensive income:
Foreign currency translation adjustments	-	(1,324)	(5,106)	(20,924)	(27,354)
Comprehensive loss	(603,346)	(1,380,508)	(390,230)	(20,924)	(2,395,008)
Less: Comprehensive income (loss) attributable to the non-controlling interests	-	-	(3)	-	(3)
Comprehensive loss attributable to the Company	$(603,346)	(1,380,508)	(390,227)	(20,924)	(2,395,005)

The following tables presented the unaudited condensed consolidating schedules that depicted the results of operations for our company, our consolidated subsidiaries, consolidated VIE, and any eliminating adjustments for the three months ended August 31, 2022 and 2021, respectively.

	For the three months ended August 31, 2022
	The Company	Consolidated Subsidiaries	Consolidated VIE	Elimination	Consolidation
	US$	US$	US$	US$	US$

Revenues	-	62,500	4,920,457	-	4,982,957
Cost of revenues	-	-	(4,565,173)	-	(4,565,173)
Gross profit	-	62,500	355,284	-	417,784
Total operating expenses	(532,629)	(435,101)	(943,645)	-	(1,911,375)
Net profit (loss) from operations	(532,629)	(372,601)	(588,361)	-	(1,493,591)
Other income (expenses)	(53,333)	(36,657)	45,486	-	(44,504)
Net profit (loss) before income tax	(585,962)	(409,258)	(542,875)	-	(1,538,095)
Income tax expense	-	-	-	-	-
Net profit (loss)	(585,962)	(409,258)	(542,875)	-	(1,538,095)
Less: Net profit attributable to non-controlling interests	-	-	(730)	-	(730)
Net loss attributable to the Company’s shareholders	(585,962)	(409,258)	(542,145)	-	(1,537,365)
Other comprehensive income:
Foreign currency translation adjustments	-	19,841	114,022	(357,656)	(223,793)
Comprehensive loss	(585,962)	(389,417)	(428,123)	(357,656)	(1,761,158)
Less: Comprehensive income (loss) attributable to the non-controlling interests	-	-	(318)	-	(318)
Comprehensive loss attributable to the Company	$(585,962)	(389,417)	(427,805)	(357,656)	(1,760,840)

	For the three months ended August 31, 2021
	The Company	Consolidated Subsidiaries	Consolidated VIE	Elimination	Consolidation
	US$	US$	US$	US$	US$

Revenues	-	32,702	5,354,212	-	5,386,914
Cost of revenues	-	(90,000)	(4,600,058)	-	(4,690,058)
Gross profit	-	(57,298)	754,154		696,856
Total operating expenses	(473,371)	(683,151)	(927,989)	-	(2,084,511)
Net profit (loss) from operations	(473,371)	(740,449)	(173,835)	-	(1,387,655)
Other income (expenses)	-	(82,589)	15,627	-	(66,962)
Net profit (loss) before income tax	(473,371)	(823,038)	(158,208)	-	(1,454,617)
Income tax expense	-	-	-	-	-
Net profit (loss)	(473,371)	(823,038)	(158,208)	-	(1,454,617)
Less: Net profit attributable to non-controlling interests	-	-	1,147	-	1,147
Net loss attributable to the Company’s shareholders	(473,371)	(823,038)	(159,355)	-	(1,455,764)
Other comprehensive income:
Foreign currency translation adjustments	-	7,600	29,615	(124,753)	(87,538)
Comprehensive loss	(473,371)	(815,438)	(129,740)	(124,753)	(1,543,302)
Less: Comprehensive income (loss) attributable to the non-controlling interests	-	-	(167)	-	(167)
Comprehensive loss attributable to the Company	$(473,371)	(815,438)	(129,573)	(124,753)	(1,543,135)

The following tables presented the consolidating schedules that depicted the results of operations for our company, our consolidated subsidiaries, consolidated VIE, and any eliminating adjustments for the years ended February 28, 2022 and 2021, respectively.

	For the year ended February 28, 2022
	The Company	Consolidated Subsidiaries	Consolidated VIE	Elimination	Consolidation
	US$	US$	US$	US$	US$

Revenues	-	131,418	22,795,997	-	22,927,415
Cost of revenues	-	(360,000)	(19,753,294)	-	(20,113,294)
Gross profit	-	(228,582)	3,042,703	-	2,814,121
Total operating expenses	(1,335,764)	(2,167,576)	(4,178,016)	-	(7,681,356)
Net profit (loss) from operations	(1,335,764)	(2,396,158)	(1,135,313)	-	(4,867,235)
Other income (expenses)	-	(172,067)	98,754	-	(73,313)
Net profit (loss) before income tax	(1,335,764)	(2,568,225)	(1,036,559)	-	(4,940,548)
Income tax expense	-	-	-	-	-
Net profit (loss)	(1,335,764)	(2,568,225)	(1,036,559)	-	(4,940,548)
Less: Net profit attributable to non-controlling interests	-	-	2,896	-	2,896
Net loss attributable to the Company’s shareholders	(1,335,764)	(2,568,225)	(1,039,455)	-	(4,943,444)
Other comprehensive income:
Foreign currency translation adjustments	-	(15,201)	(67,338)	79,544	(2,995)
Comprehensive loss	(1,335,764)	(2,583,426)	(1,106,793)	79,544	(4,946,439)
Less: Comprehensive income (loss) attributable to the non-controlling interests	-	-	257	-	257
Comprehensive loss attributable to the Company	$(1,335,764)	(2,583,426)	(1,107,050)	79,544	(4,946,696)

	For the year ended February 28, 2021
	The Company	Consolidated Subsidiaries	Consolidated VIE	Elimination	Consolidation
	US$	US$	US$	US$	US$

Revenues	-	33,077	16,650,493	-	16,683,570
Cost of revenues	-	-	(15,036,876)	-	(15,036,876)
Gross profit	-	33,077	1,613,617		1,646,694
Total operating expenses	(915,265)	(2,208,900)	(2,739,855)	(7,857)	(5,871,877)
Net profit (loss) from operations	(915,265)	(2,175,823)	(1,126,238)	(7,857)	(4,225,183)
Other income (expenses)	(30,836)	(222,402)	92,049	8,298	(152,891)
Net profit (loss) before income tax	(946,101)	(2,398,225)	(1,034,189)	441	(4,378,074)
Income tax expense	-	-	-	-	-
Net profit (loss)	(946,101)	(2,398,225)	(1,034,189)	441	(4,378,074)
Less: Net profit attributable to non-controlling interests	-	-	3,900	-	3,900
Net loss attributable to the Company’s shareholders	(946,101)	(2,398,225)	(1,038,089)	441	(4,381,974)
Other comprehensive income:
Foreign currency translation adjustments	-	(32,987)	(103,356)	273,285	136,942
Comprehensive loss	(946,101)	(2,431,212)	(1,141,445)	273,726	(4,245,032)
Less: Comprehensive income (loss) attributable to the non-controlling interests	-	-	535	-	535
Comprehensive loss attributable to the Company	$(946,101)	(2,431,212)	(1,141,980)	273,726	(4,245,567)

The following tables presented the unaudited condensed consolidating schedules that depicted the cash flows for our company, our consolidated subsidiaries, consolidated VIE, and any eliminating adjustments for the six months ended August 31, 2022 and 2021, respectively.

	For the six months ended August 31, 2022
	The Company	Consolidated Subsidiaries	Consolidated VIE	Elimination	Consolidation
	US$	US$	US$	US$	US$

Net cash (used in)/provided by operating activities	(1,430,790)	(2,804,710)	391,033	58,624	(3,785,843)

Net cash (used in)/provided by investing activities	-	(2,451)	(1,669)	-	(4,120)

Net cash (used in)/provided by financing activities	5,530,000	-	-	-	5,530,000

Effect of exchange rates on cash and cash equivalents	(4,099,210)	2,947,990	992,436	(58,624)	(217,408)

Net increase/(decrease) in cash and cash equivalents	-	140,829	1,381,800	-	1,522,629

Cash at beginning of period	-	6,287	455,646	-	461,933
Cash at end of the period	$-	$147,116	$1,837,446	-	$1,984,562

	For the six months ended August 31, 2021
	The Company	Consolidated Subsidiaries	Consolidated VIE	Elimination	Consolidation
	US$	US$	US$	US$	US$

Net cash (used in)/provided by operating activities	(60,954)	(2,863,140)	(381,527)	(208,009)	(3,513,630)

Net cash (used in)/provided by investing activities	-	-	(12,625)	-	(12,625)

Net cash (used in)/provided by financing activities	1,941,000	1,640,291	-	-	3,581,291

Effect of exchange rates on cash and cash equivalents	(1,880,046)	781,729	862,640	208,009	(27,668)

Net increase/(decrease) in cash and cash equivalents	-	(441,120)	468,488	-	27,368

Cash at beginning of period	-	520,160	330,557	-	850,717
Cash at end of the period	$-	$79,040	$799,045	-	$878,085

The following tables presented the consolidating schedules that depicted the cash flows for our company, our consolidated subsidiaries, consolidated VIE, and any eliminating adjustments for the years ended February 28, 2022 and 2021, respectively.

	For the year ended February 28, 2022
	The Company	Consolidated Subsidiaries	Consolidated VIE	Elimination	Consolidation
	US$	US$	US$	US$	US$

Net cash (used in)/provided by operating activities	(681,252)	(2,921,377)	(2,238,116)	(7,117)	(5,847,862)

Net cash (used in)/provided by investing activities	-	(1,911)	(17,320)	(6,841)	(26,072)

Net cash (used in)/provided by financing activities	-	5,414,194	-	-	5,414,194

Effect of exchange rates on cash and cash equivalents	681,252	(3,004,779)	2,380,525	13,958	70,956

Net increase/(decrease) in cash and cash equivalents	-	(513,873)	125,089	-	(388,784)

Cash at beginning of period	-	520,160	330,557	-	850,717
Cash at end of the period	$-	$6,287	$455,646	-	$461,933

	For the year ended February 28, 2021
	The Company	Consolidated Subsidiaries	Consolidated VIE	Elimination	Consolidation
	US$	US$	US$	US$	US$

Net cash (used in)/provided by operating activities	(422,271)	(2,907,891)	(816,224)	(125,232)	(4,271,618)

Net cash (used in)/provided by investing activities	-	(223,587)	(13,037)	(1,861)	(238,485)

Net cash (used in)/provided by financing activities	-	5,174,600	-	-	5,174,600

Effect of exchange rates on cash and cash equivalents	422,271	(1,528,332)	1,062,269	127,093	83,301

Net increase/(decrease) in cash and cash equivalents	-	514,790	233,008	-	747,798

Cash at beginning of period	-	5,370	97,549	-	102,919
Cash at end of the period	$-	$520,160	$330,557	-	$850,717

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the section of this prospectus captioned “Risk Factors.” You should read these risks before you invest in our common stock. These risks include the following, among others:

●	We have a limited operating history and, as a result, our past results may not be indicative of future operating performance.

●	We have a history of net losses and we may not be able to achieve or maintain profitability in the future.

●	If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

●	The impact of the novel COVID-19 pandemic on the global economy, our operations and consumer demand for consumer goods and services remains uncertain, which could have a material adverse impact on our business, results of operations and financial condition and on the market price of our common shares.

●	Our concentration of earnings from two telecommunications companies may have a material adverse affect on our financial condition and results of operations.

●	Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

●	Systems failures and resulting interruptions in the availability of our platform or offerings could adversely affect our business, financial condition and results of operations.

Risks Related to Our Securities

●	Our stock has limited liquidity.

●	We do not intend to pay dividends for the foreseeable future.

●	Our shares of common stock have been thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares of common stock to raise money or otherwise desire to liquidate your shares.

Risks Related to the VIE Agreements

●	The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

●	The VIE Agreements have never been challenged or recognized in court for the time being, the PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

●	The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

Risks Related to Doing Business in China

●	Changes in China’s political or economic situation could harm us and our operating results (see page 24).

●	Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us (see page 24).

●	The current tensions in international trade and rising political tensions, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations (see page 25).

●	You may have difficulty enforcing judgments against us (see page 25).

●	The PRC government exerts substantial influence over the manner in which we must conduct our business activities (see page 25).

●	Future inflation in China may inhibit our ability to conduct business in China (see page 26).

●	Capital outflow policies in the PRC may hamper our ability to remit income to the United States (see page 26).

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements (see page 26).

●	Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business (see page 26).

●	Restrictions on currency exchange may limit our ability to receive and use our revenues effectively (see page 28).

●	Fluctuations in exchange rates could adversely affect our business and the value of our securities (see page 28).

●	Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to our shareholders, and otherwise fund and conduct our businesses (see page 28).

●	PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and affiliated entities, which could harm our liquidity and our ability to fund and expand our business (see page 29).

●	Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us (see page 29).

●	We may be subject to fines and legal sanctions by SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens (see page 30).

●	Under the New Enterprise Income Tax Law (the “New EIT Law”), we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders (see page 30).

●	We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business (see page 31).

●	Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws (see page 31).

●	The disclosures in our reports and other filings with the SEC and our other public announcements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in the PRC, where part of our operations and business are located, has conducted any due diligence on our operations or reviewed or cleared any of our disclosure (see page 32).

●	Certain PRC regulations, including those relating to mergers and acquisitions and national security, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China (see page 32).

●	As substantially all of our operations are conducted through the VIE in China, our ability to pay dividends is primarily dependent on receiving distributions of funds from our the VIE. However, the PRC government might exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which would likely result in a material change in our operations, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors, and the value of our common stock may depreciate significantly or become worthless (see page 33).

●	The audit report included in our Annual Report is prepared by an auditor who is subject to the determinations of the announced by the PCAOB on December 16, 2021, and is not inspected by the PCAOB, and as such, our investors are deprived of the benefits of such inspection. We could be delisted if we are unable to timely meet the PCAOB inspection requirements established by the HFCAA (see page 33).

The Offering

On August 9, 2022, we entered into the Purchase Agreement with Lind Global, a Delaware Limited partnership, pursuant to which we issued to Lind Global the Note and the Warrant to acquire 3,478,261 shares of our common stock, for a purchase price of $4,000,000. The proceeds from the sale of the Note and Warrant are for general working capital purposes.

Commencing 180 days after the issuance of the Note, the Company shall pay the outstanding principal amount of the Note in eighteen (18) consecutive monthly payments of $266,667 each. At the option of the Company, the monthly payment can be made in cash, shares of the common stock of the Company (the “Repayment Shares”) at a price based on 90% of the average five (5) lowest daily volume-weighted average prices (“VWAPs”) during the twenty (20) days prior to the payment date subject to a floor price of $0.86 per share (the “Floor Price”), or a combination of cash and the Repayment Shares, provided that if at the time the Repayment Share Price is deemed to be the Floor Price, then in addition, to the Repayment Shares, the Company will pay the Investor an additional amount of cash as determined pursuant to a formula contained in the Note. In order for the Company to issue any Repayment Shares, the Repayment Shares must either be eligible for immediate resale under Rule 144 or be registered under the Securities Act. Any portion of a monthly payment being made in cash shall include a premium of three percent (3%) of such cash amount.

The Note is convertible into shares of our common stock at any time after the earlier of six (6) months from issuance or the date this Registration Statement is effective, provided that no such conversion may be made that would result in beneficial ownership by Lind Global and its affiliates of more than 4.99% of our outstanding shares of common stock. The conversion price of the Note is equal to $2.00, subject to customary adjustments, however, if new securities, other than exempted securities, are issued by us at a price less than the conversion price, the conversion price shall be reduced to such price.

The Warrant entitles Lind Global to purchase up to 3,478,261 shares of our common stock until August 9, 2027, at an exercise price of $1.75 per share, subject to customary adjustments described therein. In addition, the exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, then the exercise price shall be reduced to an exercise price equal to the lesser of (i) the consideration per share deemed to have been paid for such new securities, and (ii) the average of the VWAP of the shares of our common stock over the five (5) trading days immediately following such issuance, subject to compliance with the requirements of the trading market. Upon effectiveness of this Registration Statement the amount of shares of our common stock into which the Warrant is then exercisable shall be reduced by 50%.

The Purchase Agreement contains a restriction whereby there cannot, under any circumstances, be more than 8,561,451 shares of our common stock issued under the Note and the Warrant combined without first receiving shareholder approval to issue more than 8,561,451 shares of common stock of the Company thereunder.

On April 14, 2021, we entered into the Financial Advisory Agreement with Benchmark, pursuant to which Benchmark provided financial advisory services to us with respect to the Purchase Agreement. As consideration for Benchmark’s financial advisory services related to the Purchase Agreement, on November 29, 2022 we issued 168,000 common stock purchase warrants (the “Compensation Warrants”) to Benchmark pursuant to the terms of the Financial Advisory Agreement. The Compensation Warrants entitle Benchmark to purchase up to 168,000 shares of our common stock until August 9, 2027, at an exercise price of $1.75 per share, subject to customary adjustments described therein.

An event of default under the Note occurred on November 4, 2022 and on November 21, 2022 pursuant to section 2.1(e) of the Note in relation to the closing of our private placements of shares of common stock in the aggregate amount of 2,887,500 shares at a price of $4.00 per share for gross proceeds of $11,550,000 (the “Private Placement Proceeds”).

Section 2.2 of the Note provides for the remedies upon an event of default, which as described in the Note, the holder may at any time at its option declare the Note immediately due and payable at an amount of 110% or 120% of the outstanding principal amount (the “Mandatory Default Amount”) depending on the type of event of default. In addition, upon an event of default, subject to any applicable cure periods, the holder may (a) from time-to-time demand that all or a portion of the outstanding principal amount be converted into shares of our common stock at the lower of (i) the conversion price (currently $2.00 per share) and (ii) 80% of the average of the three (3) lowest daily VWAPs during the twenty (20) days prior to the delivery of the conversion notice, or (b) exercise or otherwise enforce any one or more of the holder’s rights, powers, privileges, remedies and interests under the Note, the Purchase Agreement, the other transaction documents or applicable law.

The Mandatory Default Amount for an event of default under Section 2.1(e) of the Note is 110% of the outstanding principal amount of the Note, which is $5,280,000. However, Lind Global has not declared the Mandatory Default Amount due and payable, which is the trigger for accelerating the Mandatory Default Amount to be due and payable.

In addition, section 5.7 of the Purchase Agreement provides that if we issued any equity interests, other than “Exempted Securities” (as defined in the Purchase Agreement), for aggregate proceeds to us of greater than $10,000,000 during the term of the Purchase Agreement, excluding offering costs and other expenses, unless otherwise waived in writing by and at the discretion of Lind Global, we will direct 25% of such proceeds from such issuance to repay the Note. We have advised Lind Global that the aggregate Private Placement Proceeds exceeds $10,000,000 and Lind Global does not seek to waive or require payment of 25% of the proceeds as repayment of the Note.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to the Business

We have a limited operating history and, as a result, our past results may not be indicative of future operating performance.

We have a limited operating history, which makes it difficult to forecast our future results. You should not rely on our past results of operations as indicators of future performance. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by companies like ours.

If we fail to address the risks and difficulties that we face, including those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. Further, because we have limited historical financial data and operate in an evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

We have a history of net losses and we may not be able to achieve or maintain profitability in the future.

For all annual periods of our operating history we have experienced net losses. We generated a net loss of approximately $2.98 million during the six-month period ended August 31, 2022 and net losses of approximately $4.9 million, $4.3 million and $3.0 million for the years ended February 28, 2022, 2021 and 2020, respectively. At August 31, 2022 and February 28, 2022, we had an accumulated deficit of approximately $20.1 million and $17.2 million, respectively. We have not achieved profitability, and we may not realize sufficient revenue to achieve profitability in future periods. Our expenses will likely increase in the future as we develop and launch new offerings and platform features, expand in existing and new markets, increase our sales and marketing efforts and continue to invest in our platform. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur significant losses in the future and may not be able to achieve or maintain profitability.

If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

We are currently experiencing growth in our business. This expansion increases the complexity of our business and has placed, and will continue to place, strain on our management, personnel, operations, systems, technical performance, financial resources and internal financial control and reporting functions. Our ability to manage our growth effectively and to integrate new employees, technologies and acquisitions into our existing business will require us to continue to expand our operational and financial infrastructure and to continue to retain, attract, train, motivate and manage employees. Continued growth could strain our ability to develop and improve our operational, financial and management controls, enhance our reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain user satisfaction. Additionally, if we do not effectively manage the growth of our business and operations, the quality of our offerings could suffer, which could negatively affect our reputation and brand, business, financial condition and results of operations.

The impact of the COVID-19 pandemic on the global economy, our operations and consumer demand for consumer goods and services remains uncertain, which could have a material adverse impact on our business, results of operations and financial condition and on the market price of our common shares.

In December 2019, a strain of novel coronavirus (now commonly known as COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread rapidly throughout many countries, and, on March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, Canada and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19. Although our operating subsidiaries and contractually controlled entity report that is operation have not been materially affected at this point, significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our operations and on the global economy as a whole. It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent weeks. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, on the market price of our common shares, and on consumer demand for consumer services, including those offered by our Company.

We depend on our key personnel and other highly skilled personnel, and if we fail to attract, retain, motivate or integrate our personnel, our business, financial condition and results of operations could be adversely affected.

Our success depends in part on the continued service of our founders, senior management team, key technical employees and other highly skilled personnel and on our ability to identify, hire, develop, motivate, retain and integrate highly qualified personnel for all areas of our organization. We may not be successful in attracting and retaining qualified personnel to fulfill our current or future needs. Our competitors may be successful in recruiting and hiring members of our management team or other key employees, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms or at all. If we are unable to attract and retain the necessary personnel, particularly in critical areas of our business, we may not achieve our strategic goals.

Our concentration of earnings from two telecommunications companies may have a material adverse affect on our financial condition and results of operations.

We currently derive a substantial amount of our total revenue through contracts secured with China United Network Communications Group Co., Ltd. (“China Unicom”) and China Mobile Communications Corporation (“China Mobile”). If we were to lose the business of one or both of these mobile telecommunications companies, if either were to fail to fulfill its obligations to us, if either were to experience difficulty in paying rebates to us on a timely basis, if either negotiated lower pricing terms, or if either increased the number of licensed payment portals it permits to process its payments, it could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows. Additionally, we cannot guarantee that the volume of revenue we earn from China Unicom and China Mobile will remain consistent going forward. Any substantial change in our relationships with either China Unicom or China Mobile, or both, whether due to actions by our competitors, regulatory authorities, industry factors or otherwise, could have a material adverse effect on our business, financial condition and results of operations.

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business involves the processing and transmission of our users’ personal and other sensitive data. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. Unauthorized parties may in the future gain access to our systems or facilities through various means, including gaining unauthorized access into our systems or facilities or those of our service providers, partners or users on our platform, or attempting to fraudulently induce our employees, service providers, partners, users or others into disclosing names, passwords, payment information or other sensitive information, which may in turn be used to access our information technology systems, or attempting to fraudulently induce our employees, partners or others into manipulating payment information, resulting in the fraudulent transfer of funds to criminal actors. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although we have developed systems and processes that are designed to protect our users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches; also, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our platform being unavailable, result in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure and lead to loss of confidence in, or decreased use of, our platform, any of which could adversely affect our business, financial condition and results of operations. Any breach of privacy or security impacting any entities with which we share or disclose data (including, for example, our third-party providers) could have similar effects.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. We cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our reputation, brand, business, financial condition and results of operations.

Systems failures and resulting interruptions in the availability of our platform or offerings could adversely affect our business, financial condition and results of operations.

Our systems, or those of third parties upon which we rely, may experience service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, ransomware, malware or other events. Our systems also may be subject to break-ins, sabotage, theft and intentional acts of vandalism, including by our own employees. Some of our systems are not fully redundant and our disaster recovery planning may not be sufficient for all eventualities. Our business interruption insurance may not be sufficient to cover all of our losses that may result from interruptions in our service as a result of systems failures and similar events.

We have not experienced any system failures or other events or conditions that have interrupted the availability or reduced or affected the speed or functionality of our offerings. These events, were they to occur in the future, could adversely affect our business, reputation, results of operations and financial condition.

The successful operation of our business depends upon the performance and reliability of Internet, mobile, and other infrastructures that are not under our control.

Our business depends on the performance and reliability of Internet, mobile and other infrastructures that are not under our control. Disruptions in Internet infrastructure or the failure of telecommunications network operators to provide us with the bandwidth we need to provide our services and offerings could interfere with the speed and availability of our platform. If our platform is unavailable when platform users attempt to access it, or if our platform does not load as quickly as platform users expect, platform users may not return to our platform as often in the future, or at all, and may use our competitors’ products or offerings more often. In addition, we have no control over the costs of the services provided by national telecommunications operators. If mobile Internet access fees or other charges to Internet users increase, consumer traffic may decrease, which may in turn cause our revenue to significantly decrease.

Our business depends on the efficient and uninterrupted operation of mobile communications systems. The occurrence of an unanticipated problem, such as a power outage, telecommunications delay or failure, security breach or computer virus could result in delays or interruptions to our services, offerings and platform, as well as business interruptions for us and platform users. Furthermore, foreign governments may leverage their ability to shut down directed services, and local governments may shut down our platform at the routing level. Any of these events could damage our reputation, significantly disrupt our operations, and subject us to liability, which could adversely affect our business, financial condition and operating results. We have invested significant resources to develop new products to mitigate the impact of potential interruptions to mobile communications systems, which can be used by consumers in territories where mobile communications systems are less efficient. However, these products may ultimately be unsuccessful.

We may be subject to claims, lawsuits, government investigations and other proceedings that may adversely affect our business, financial condition and results of operations.

We may be subject to claims, lawsuits, arbitration proceedings, government investigations and other legal and regulatory proceedings as our business grows and as we deploy new offerings, including proceedings related to our products or our acquisitions, securities issuances or business practices. The results of any such claims, lawsuits, arbitration proceedings, government investigations or other legal or regulatory proceedings cannot be predicted with certainty. Any claims against us, whether meritorious or not, could be time-consuming, result in costly litigation, be harmful to our reputation, require significant management attention and divert significant resources. Determining reserves for litigation is a complex and fact-intensive process that requires significant subjective judgment and speculation. It is possible that such proceedings could result in substantial damages, settlement costs, fines and penalties that could adversely affect our business, financial condition and results of operations. These proceedings could also result in harm to our reputation and brand, sanctions, consent decrees, injunctions or other orders requiring a change in our business practices. Any of these consequences could adversely affect our business, financial condition and results of operations. Furthermore, under certain circumstances, we have contractual and other legal obligations to indemnify and to incur legal expenses on behalf of our business and commercial partners and current and former directors and officers.

We may require additional funding to support our business.

To grow our business, FingerMotion currently looks to take advantage of the immense growth in the telecommunication industry in China. The combined business revenue in the telecom sector rose 8% year on year to about USD232.43 billion in 2021, with the growth rate up 4.1 percentage point from 2020. (source: https://english.news.cn/20220201/da5fa2c2aa614d948e960e7776f84c76/c.html). For the Company to continue to grow, the deposit with the Telecoms needs to increase, as most of the revenue we process is dependent on the size of the deposit we have with each Telecom. We will likely need to raise additional capital to materially increase the amounts of these deposits. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to those of our common stock, and our existing stockholders may experience dilution. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We cannot be certain that additional funding will be available to us on favorable terms, or at all. If we are unable to obtain adequate funding or funding on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, and our business, financial condition and results of operations could be adversely affected.

Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

Companies in the Internet and technology industries are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. In addition, certain companies and rights holders seek to enforce and monetize patents or other intellectual property rights they own, have purchased or otherwise obtained. As we gain a public profile and the number of competitors in our market increases, the possibility of intellectual property rights claims against us grows. From time to time, third parties may assert claims of infringement of intellectual property rights against us. Many potential litigants, including some of our competitors and patent-holding companies, have the ability to dedicate substantial resources to assert their intellectual property rights. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business and could require us to cease use of such intellectual property. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, we risk compromising our confidential information during this type of litigation. We may be required to pay substantial damages, royalties or other fees in connection with a claimant securing a judgment against us, we may be subject to an injunction or other restrictions that prevent us from using or distributing our intellectual property, or we may agree to a settlement that prevents us from distributing our offerings or a portion thereof, which could adversely affect our business, financial condition and results of operations.

With respect to any intellectual property rights claim, we may have to seek out a license to continue operations found to be in violation of such rights, which may not be available on favorable or commercially reasonable terms and may significantly increase our operating expenses. Some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its intellectual property on reasonable terms, or at all, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we would be unable to continue to offer our affected offerings), effort and expense and may ultimately not be successful. Any of these events could adversely affect our business, financial condition and results of operations.

Risks Related to Our Securities

Our stock has limited liquidity.

Our common stock began trading on the Nasdaq on December 28, 2021, and before that it traded on the OTCQX operated by OTC Markets Group Inc. Trading volume in our shares may be sporadic and the price could experience volatility. If adverse market conditions exist, you may have difficulty selling your shares.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;

●	changes in market valuations of other companies, particularly those that market services such as ours;

●	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	introduction of product enhancements that reduce the need for our products;

●	departure of key personnel; and

●	changes in overall global market sentiments and economy trends.

We do not intend to pay dividends for the foreseeable future.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, stockholders must rely on sales of their common stock after price appreciation as the only way to realize any future gains on their investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price and trading volume of our common stock could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts publish about us, our business, our market or our competition. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If one or more of the analysts who cover us downgrade our common stock, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, the price of our securities would likely decline. If few securities analysts commence coverage of us, or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the price and trading volume of our common stock to decline.

The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our common shares.

Our Certificate of Incorporation, as amended, authorize the issuance of up to 200,000,000 shares of common stock and up to 1,000,000 shares of preferred stock. Our Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and designate the rights of the preferred shares, which may include voting, dividend, distribution or other rights that are preferential to those held by the common stockholders. The issuance of any such common or preferred shares may result in a reduction of the book value or market price of our outstanding common shares. To grow our business substantially, we will likely have to issue additional equity securities to obtain working capital to deposit with the telecommunications companies for which we process mobile recharge payments. Our efforts to fund our intended business plans will therefore result in dilution to our existing stockholders. If we do issue any such additional common shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire common shares your proportionate ownership interest and voting power could be decreased. Furthermore, any such issuances could result in a change of control or a reduction in the market price for our common shares.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “SOA”). The SOA requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. We have expended, and anticipate that we will continue to expend, significant resources in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting.

Our current controls and any new controls that we develop may become inadequate because of changes in the conditions in our business. Further, weaknesses in our disclosure controls or our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting could also adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely adversely affect the market price of our common stock

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our shares of common stock, which could depress the price of our shares of common stock.

FINRA rules require broker-dealers to have reasonable grounds for believing that the investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, if our shares of common stock become speculative low-priced securities, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our shares of common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

Our shares of common stock have been thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares of common stock to raise money or otherwise desire to liquidate your shares.

Until December 28, 2021, our shares of common stock were quoted on the OTCQB/QX where they were “thinly-traded”, meaning that the number of persons interested in purchasing our shares of common stock at or near bid prices at any given time was relatively small or non-existent. Since we listed on the Nasdaq on December 28, 2021, the volume of our shares of common stock traded has increased, but that volume could decrease until we are thinly-traded again. That could occur due to a number of factors, including that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our shares of common stock may not develop or be sustained.

Risks Related to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations

JiuGe Management manages and operates the mobile data business through JiuGe Technology pursuant to the rights its holds under the VIE Agreements. Almost all economic benefits and risks arising from JiuGe Technology’s operations are transferred to JiuGe Management under these agreements.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discontinuing or restricting the operations of JiuGe Technology or JiuGe Management;

●	imposing conditions or requirements in respect of the VIE Agreements with which JiuGe Technology or JiuGe Management may not be able to comply;

●	requiring our company to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

●	revoking the business licenses and/or the licenses or certificates of JiuGe Management, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of JiuGe Technology, which would have a material adverse impact on our business, financial condition and results of operations. Furthermore, if the PRC government determines that the contractual arrangements constituting part of our VIE structure do not comply with PRC regulations, or if regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of our VIE, and our Common Shares may decline in value or become worthless.

Our ability to manage and operate JiuGe Technology under the VIE Agreements may not be as effective as direct ownership.

We conduct our mobile data business in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of JiuGe Technology. However, the VIE Agreements may not be as effective in providing us with control over JiuGe Technology as direct ownership. Under the current VIE arrangements, as a legal matter, if JiuGe Technology fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control JiuGe Technology, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

The VIE Agreements have never been challenged or recognized in court for the time being, the PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

The VIE Agreements are governed by the PRC law and provide for the resolution of disputes through arbitral proceedings pursuant to PRC law. If JiuGe Technology or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing JiuGe Technology to meet its obligations or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability or cause other adverse financial consequences.

Shareholders of JiuGe Technology have potential conflicts of interest with our company which may adversely affect our business.

Li Li is the legal representative and general manager, and also a shareholder of JiuGe Technology. There could be conflicts that arise from time to time between our interests and the interests of Ms. Li. There could also be conflicts that arise between us and JiuGe Technology that would require our shareholders and JiuGe Technology’s shareholders to vote on corporate actions necessary to resolve the conflict. There can be no assurance in any such circumstances that Ms. Li will vote her shares in our best interest or otherwise act in the best interests of our company. If Ms. Li fails to act in our best interests, our operating performance and future growth could be adversely affected.

We rely on the approval certificates and business license held by JiuGe Management and any deterioration of the relationship between JiuGe Management and JiuGe Technology could materially and adversely affect our business operations.

We operate our mobile data business in China on the basis of the approval certificates, business license and other requisite licenses held by JiuGe Management and JiuGe Technology. There is no assurance that JiuGe Management and JiuGe Technology will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with JiuGe Technology is governed by the VIE Agreements that are intended to provide us with effective control over the business operations of JiuGe Technology. However, the VIE Agreements may not be effective in providing control over the application for and maintenance of the licenses required for our business operations. JiuGe Technology could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputations and business could be severely harmed.

If JiuGe Management exercises the purchase option it holds over JiuGe Technology’s share capital pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect our financial position.

Under the VIE Agreements, JiuGe Technology’s shareholders have granted JiuGe Management an option for the maximum period of time permitted by law to purchase all of the equity interest in JiuGe Technology at a price equal to one dollar or the lowest applicable price allowable by PRC laws and regulations. As JiuGe Technology is already our contractually controlled affiliate, JiuGe Management’s exercising of the option would not bring immediate benefits to our company, and payment of the purchase prices could adversely affect our financial position.

Risks Related to Doing Business in China

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

●	Level of government involvement in the economy;

●	Control of foreign exchange;

●	Methods of allocating resources;

●	Balance of payments position;

●	International trade restrictions; and

●	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development (the “OECD”), in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary and affiliate in the PRC. Our principal operating subsidiary and affiliate, JiuGe Management and JiuGe Technology, are subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, most of our executive officers and all of our directors are not residents of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations, subsidiary and affiliate.

The current tensions in international trade and rising political tensions, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international economic relations, such as the one between the United States and China. Political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the PRC central government and the executive orders issued by the U.S. government in August 2020 that prohibit certain transactions with certain China-based companies and their respective subsidiaries. Rising political tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the two major economies. Such tensions between the United States and China, and any escalation thereof, may have a negative impact on the general, economic, political, and social conditions in China and, in turn, adversely impacting our business, financial condition, and results of operations. Regulations were introduced which includes but not limited to Article 177 of the PRC Securities Law which states that overseas securities regulatory authorities shall not carry out an investigation and evidence collection activities directly in China without the consent of the securities regulatory authority of the State Council and the relevant State Council department(s). It further defines that no organization or individual shall provide the documents and materials relating to securities business activities to overseas parties arbitrarily. With this regulation in force, it may result in delays by the Company to fulfill any request to provide relevant documents or materials by the regulatory authorities or in the worst-case scenario that the Company would not be able to fulfill the request if the approval from the regulatory authority of the State Council and the relevant State Council department(s) were rejected.

You may have difficulty enforcing judgments against us.

We are a Delaware holding company, but Finger Motion (CN) Limited is a Hong Kong company, and our principal operating affiliate and subsidiary, JiuGe Technology and JiuGe Management, are located in the PRC. Most of our assets are located outside the United States and most of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments predicated on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. Therefore, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures. Recent statements by the PRC government indicate an intent to take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of one of our operating subsidiaries to the U.S. or to our shareholders.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the CSRC stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law promulgated by the Standing Committee of the National People’s Congress of China in June 2021, or the Data Security Law, took effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. As a result of the new Data Security Law, we may need to make adjustments to our data processing practices to comply with this law.

Additionally, China’s Cyber Security Law, requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopt a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to the Measures for the Graded Protection and the Guidelines for Grading of Classified Protection of Cyber Security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

Recently, the Cyberspace Administration of China (the “CAC”) has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the CAC published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on the telecommunications sector generally and the Company in particular. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

Also, on August 20, 2021, the National People’s Congress passed the Personal Information Protection Law, which was implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to our shareholders, and otherwise fund and conduct our businesses.

Substantially all of our revenue is earned by JiuGe Management, our PRC subsidiary. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and affiliated entities, which could harm our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiary, we may (i) make loans to our PRC subsidiary and affiliated entities, (ii) make additional capital contributions to our PRC subsidiary, (iii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, and (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

●	loans by us to our wholly-owned subsidiary in China, which is a foreign-invested enterprise, cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange of the PRC (the “SAFE”) or its local counterparts;

●	loans by us to our affiliated entities, which are domestic PRC entities, over a certain threshold must be approved by the relevant government authorities and must also be registered with the SAFE or its local counterparts; and

●	capital contributions to our wholly-owned subsidiary must file a record with the PRC Ministry of Commerce (“MOFCOM”) or its local counterparts and shall also be limited to the difference between the registered capital and the total investment amount.

We cannot assure you that we will be able to obtain these government registrations or filings on a timely basis, or at all. If we fail to finish such registrations or filings, our ability to capitalize our PRC subsidiary’s operations may be adversely affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated a notice relating to the administration of foreign invested company of its capital contribution in foreign currency into RMB (Hui Fa [2015]19) (“Circular 19”). Although Circular 19 has fastened the administration relating to the settlement of exchange of foreign-investment, allows the foreign-invested company to settle the exchange on a voluntary basis, it still requires that the bank review the authenticity and compliance of a foreign-invested company’s settlement of exchange in previous time, and the settled in RMB converted from foreign currencies shall deposit on the foreign exchange settlement account, and shall not be used for several purposes as listed in the “negative list”. As a result, the notice may limit our ability to transfer funds to our operations in China through our PRC subsidiary, which may affect our ability to expand our business. Meanwhile, the foreign exchange policy is unpredictable in China, it shall be various with the nationwide economic pattern, the strict foreign exchange policy may have an adverse impact in our capital cash and may limit our business expansion.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, the SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company (“SPV”), for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by the SAFE, which became public in June 2007 (“Notice 106”), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by the SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether the SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiary’s and affiliate’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if the SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

We may be subject to fines and legal sanctions by the SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.

On March 28, 2007, the SAFE promulgated the Operating Procedures for Foreign Exchange Administration of Domestic Individuals Participating in Employee Stock Ownership Plans and Stock Option Plans of Offshore Listed Companies (“Circular 78”). Under Circular 78, Chinese citizens who are granted share options by an offshore listed company are required, through a Chinese agent or Chinese subsidiary of the offshore listed company, to register with SAFE and complete certain other procedures, including applications for foreign exchange purchase quotas and opening special bank accounts. We and our Chinese employees who have been granted share options are subject to Circular 78. Failure to comply with these regulations may subject us or our Chinese employees to fines and legal sanctions imposed by the SAFE or other PRC government authorities and may prevent us from further granting options under our share incentive plans to our employees. Such events could adversely affect our business operations.

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the New EIT Law effective on January 1, 2008, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies (the “Notice”), further interpreting the application of the New EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

Given the above conditions, although unlikely, we may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act (the “FCPA”) and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the FCPA and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we earn the majority of our revenue in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by our executive officers, employees, consultants, sales agents or other representatives of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the executive officers, employees, consultants, sales agents or other representatives of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. Some of our staff is not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the SOA. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with Commission rules and regulations and the requirements of the SOA. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

The disclosures in our reports and other filings with the SEC and our other public announcements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in the PRC, where part of our operations and business are located, has conducted any due diligence on our operations or reviewed or cleared any of our disclosure.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in the PRC and Hong Kong. Since substantially all of our operations and business takes place outside of United States, it may be more difficult for the staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosure. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosure and public announcements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of the CSRC. Accordingly, you should review our SEC reports, filings and our other public announcements with the understanding that no local regulator has done any due diligence on our Company and with the understanding that none of our SEC reports, other filings or any of our other public announcements has been reviewed or otherwise been scrutinized by any local regulator.

Certain PRC regulations, including those relating to mergers and acquisitions and national security, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective in September 2006 and were further amended in June 2009, requires that if an overseas company is established or controlled by PRC domestic companies or citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC domestic companies or citizens, such acquisition must be submitted to the MOFCOM, rather than local regulators, for approval. In addition, the M&A Rules requires that an overseas company controlled directly or indirectly by PRC companies or citizens and holding equity interests of PRC domestic companies needs to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to listing its securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying the documents and materials required to be submitted by overseas special purpose companies seeking the CSRC’s approval of their overseas listings.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited.

There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected. In addition, if the MOFCOM determines that we should have obtained its approval for our entry into contractual arrangements with our affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from the MOFCOM.

If the MOFCOM, the CSRC and/or other PRC regulatory agencies subsequently determine that the approvals from the MOFCOM and/or CSRC and/or other PRC regulatory agencies were required, our PRC business could be challenged, and we may need to apply for a remedial approval and may be subject to certain administrative punishments or other sanctions from PRC regulatory agencies. The regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC, or take other actions that could materially and adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

As substantially all of our operations are conducted through the VIE in China, our ability to pay dividends is primarily dependent on receiving distributions of funds from the VIE. However, the PRC government might exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which would likely result in a material change in our operations, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors, and the value of our common stock may depreciate significantly or become worthless.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law (the “Cracking Down on Illegal Securities Activities Opinions”). The Cracking Down on Illegal Securities Activities Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by China-based companies, and proposed to take measures, including promoting the construction of relevant regulatory systems to control the risks and deal with the incidents faced by China-based overseas-listed companies.

In addition, on December 24, 2021, the CSRC issued the draft Administration Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administration Provisions”) and the draft Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administrative Measures”), for public comments. The Draft Administration Provisions and the Draft Administrative Measures regulate overseas securities offering and listing by domestic companies in direct or indirect form. The Draft Administration Provisions specify the responsibilities of the CSRC to regulate the activities of overseas securities offering and listing by domestic companies and establish a filing-based regime. As a supporting measure to the Draft Administration Provisions, the Draft Administrative Measures, detail the determination criteria for indirect overseas listing in overseas markets. Specifically, an offering and listing shall be considered as an indirect overseas offering and listing by a domestic company if the issuer meets the following conditions: (i) the operating income, gross profit, total assets, or net assets of the domestic enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, or the main place of business is in the PRC or carried out in the PRC. In accordance with the Draft Administrative Measures, the issuer or its designated material domestic company, shall file with the CSRC and report the relevant information for its initial public offering.

The final version and effective date of the Draft Administration Provisions and the Draft Administrative Measures are subject to change with substantial uncertainty, which may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Administration Provisions and the Draft Administrative Measures on a timely manner. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation.

Furthermore, it is uncertain when and whether we will be required to obtain permission or approval from the PRC government to offer securities to list on U.S. exchanges or the execution of the VIE Agreement in the future, however, our operations are conducted through the VIE in PRC, and our ability to pay dividends is primarily dependent on receiving distributions of funds from the VIE, if we do not obtain or maintain any of the permissions or approvals which may be required in the future by the PRC government for the operation of the VIE or the execution of the VIE Agreements, our operations and financial conditions could be adversely affected, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors and cause the value of our securities to significantly decline or become worthless.

The audit report included in our Annual Report is prepared by an auditor who is not inspected by the PCAOB and as such, our investors are deprived of the benefits of such inspection. We could be delisted if we are unable to timely meet the PCAOB inspection requirements established by the HFCAA.

As a public company with securities listed on the Nasdaq, we are required to have our financial statements audited by an independent registered public accounting firm registered with the PCAOB. A requirement of being registered with the PCAOB is that if requested by the SEC or PCAOB, such accounting firm is required to make its audits and related audit work papers be subject to regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in Hong Kong and PRC, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities due to various state secrecy laws and the revised Securities Law, the PCAOB currently does not have free access to inspect the work of our auditor. This lack of access to the PCAOB inspection in the PRC prevents the PCAOB from fully evaluating audits and quality control procedures of our auditor based in the PRC. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in the PRC makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of the PRC that are subject to the PCAOB inspections.

On December 18, 2020, the HFCAA was enacted. In essence, the act requires the SEC to prohibit securities of any foreign companies from being listed on U.S. securities exchanges or traded “over-the-counter” if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. Our independent registered public accounting firm is located in and organized under the laws of Hong Kong and the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, and therefore our auditors are not currently inspected by the PCAOB.

On March 24, 2021, the SEC adopted interim final amendments, which will become effective 30 days after publication in the Federal Register, relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Before any registrant will be required to comply with the interim final amendments, the SEC must implement a process for identifying such registrants. As of the date of this Annual Report, the SEC is seeking public comment on this identification process. Consistent with the HFCAA, the amendments will require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in that jurisdiction, and will also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrant.

On June 22, 2021, the U.S. Senate passed the AHFCAA which, if enacted, would decrease the number of non-inspection years from three years to two, thus reducing the time period before the Company’s securities may be delisted or prohibited from trading.

On November 5, 2021, the SEC approved PCAOB Rule 6100, Board Determination Under the Holding Foreign Companies Accountability Act, effective immediately. The rule establishes “a framework for the PCAOB’s determinations under the HFCAA that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by an authority in that jurisdiction.”

On December 2, 2021, SEC has announced the adoption of amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the adopting release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, PCAOB issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in our Annual Report on Form 10-K for the years ended February 28, 2022 and 2021, was issued by CZD PA, an audit firm headquartered in Hong Kong, a jurisdiction that the PCAOB has determined that the PCAOB is unable to conduct inspections or investigate auditors. Our auditors CZD CPA is among those listed by the PCAOB Hong Kong Determination, a determination announced by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. The lack of access to the PCAOB inspection in PRC prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in PRC. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in PRC makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of the PRC that are subject to the PCAOB inspections. In addition, under the HFCAA, our securities may be prohibited from trading on the U.S. stock exchanges or in the over the counter trading market in the U.S. if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our common stock being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges or in the over the counter trading market in the U.S. if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. In the future, if we do not engage an auditor that is subject to regular inspection by the PCAOB, our common stocks may be delisted.

In June 2022, we were identified as a Commission-Identified Issuer on the SEC’s “Conclusive list of issuers identified under the HFCAA” (available at https://www.sec.gov/hfcaa) and, as a result, we will be required to comply with the submission or disclosure requirements in our annual report covering the fiscal year ending February 28, 2023. If we are so identified for another two consecutive years, the SEC would prohibit our securities from trading on a securities exchange or in the over-the-counter trading market in the United States the earliest in early 2024. If the AHFCAA is passed by the U.S. House of Representatives and signed into law, such prohibition would take effect the earliest in early 2023.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Statement of Protocol gives the PCAOB sole discretion to select the firms, audit engagements and potential violations it inspects and investigates and put in place procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed. In addition, the Statement of Protocol grants the PCAOB direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. While significant, the Statement of Protocol is only a first step. Uncertainties still exist as to whether and how this new Statement of Protocol will be implemented. Notwithstanding the signing of the Statement of Protocol, if the PCAOB cannot make a determination that it is able to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, trading of our securities will still be prohibited under the HFCAA and the Nasdaq will determine to delist our securities. Therefore, there is no assurance that the Statement of Protocol will relieve us from the delisting risk under the HFCAA.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended that the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The enactment of the HFCAA and the implications of any additional rulemaking efforts to increase U.S. regulatory access to audit information in PRC could cause investor uncertainty for affected SEC registrants, including us, and the market price of our common stock could be materially adversely affected. Additionally, whether the PCAOB will be able to conduct inspections of our auditor in the next three years, or at all, is subject to substantial uncertainty and depends on a number of factors out of our control. If we are unable to meet the PCAOB inspection requirement in time, our stock will not be permitted for trading on Nasdaq Capital Market either. Such a delisting would substantially impair your ability to sell or purchase our stock when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our stock. Also, such a delisting would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition and prospects.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account to the Selling Stockholders and we will not receive any proceeds from the sale of these shares by the Selling Stockholders. However, we did receive $4,000,000 in connection with the Purchase Agreement, we will receive proceeds of up to $6,086,957 from the cash exercise of the Warrant, which will be reduced to up to $3,043,478 upon this Registration Statement being declared effective, and we will receive proceeds of up to $294,000 from the cash exercise of the Compensation Warrants.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell its shares offered under this prospectus at prevailing market prices, privately negotiated prices or otherwise as set forth under “Plan of Distribution” in this prospectus.

SELLING Stockholders

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” refers to the Selling Stockholders named in this prospectus, or certain transferees, assignees or other successors-in-interest that may receive our securities from the Selling Stockholders.

We have prepared this prospectus to allow the Selling Stockholders to sell or otherwise dispose of, from time to time, up to 6,990,320 shares of our common stock, which are comprised of (i) 5,083,190 shares of common stock issuable upon the conversion of the Note, (ii) 1,739,130 shares of common stock issuable upon the exercise of the Warrant, and (iii) 168,000 shares of common stock issuable upon the exercise of the Compensation Warrants. See “Prospectus Summary – The Offering” starting on page 14 of this prospectus for a description of the private transactions in which we issued the Note, the Warrant and the Compensation Warrants. Except for the beneficial ownership of securities of the Company, neither the Selling Stockholders nor any persons who have control over the Selling Stockholders have had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the ownership of our shares of common stock by the Selling Stockholders.

The second column lists the number of shares of common stock owned by the Selling Stockholders, based on its ownership of the shares of common stock and securities convertible or exercisable into shares of common stock, as of January 3, 2023, assuming exercise or conversion, as applicable, of the securities exercisable or convertible into shares of common stock held by the Selling Stockholders on that date, if applicable, without regard to any limitations on conversions or exercises.

The third column lists the shares of common stock being offered pursuant to this prospectus by the Selling Stockholders. Because the Selling Stockholders may sell some or all of the shares of common stock beneficially owned by them and covered by this prospectus, no estimate can be given as to the amount or percentage of common stock that will be held by the Selling Stockholders after any sales made pursuant to this prospectus. The following table assumes that the Selling Stockholders will sell all of the shares of common stock listed in this prospectus.

	Shares Beneficially Owned Prior to Offering(1)		Maximum Number of Shares to be Offered	Shares Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Lind Global Fund II LP (3)	6,822,320	12.8%	6,822,320	-	-
The Benchmark Company, LLC (4)	206,312	0.4%	168,000	38,312	0.01%

(1)	Percentages are based on 46,316,635 shares of common stock outstanding as of January 3, 2023. Lind Global may not convert or exercise any portion of the Note or the Warrant, respectively, to the extent such conversion or exercise would cause Lind Global, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock (or 9.99% of our then outstanding common stock to the extent Lind Global Fund II LP, together with its affiliates, beneficially owns in excess of 4.99% of shares of our then common stock at the time of such exercise or conversion).
(2)	Assumes the Selling Stockholder has sold all of the shares of common stock beneficially owned by the Selling Stockholder, which may or may not occur.
(3)	Beneficial ownership includes 5,083,190 shares of common stock issuable upon conversion of the Note and 1,739,130 shares of common stock issuable upon exercise of the Warrant (taking into account the 50% reduction of the number of shares issuable upon exercise of the Warrant upon this Registration Statement being declared effective). The securities are directly owned by Lind Global. Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind Global, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind Global is 444 Madison Avenue, 41st Floor, New York, NY 10022.
(4)	Beneficial ownership includes (i) 168,000 shares of common stock issuable upon exercise of the Compensation Warrants, and (ii) 38,312 shares of common stock issuable upon exercise of other warrants issued to The Benchmark Company, LLC. J. Richard Messina is the President of The Benchmark Company, LLC, and in such capacity has the right to vote and dispose of the securities held by such entity. The address for Benchmark is 150 East 58th Street, 17th Floor, New York, NY 10155.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in an amendment or supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by Lind Global without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of Lind Global’s securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

Authorized Capital

We are authorized to issue 200,000,000 shares of common stock, having a par value of $0.0001 per share, and 1,000,000 shares of preferred stock, having a par value of $0.0001 per share.

Outstanding Capital Stock

As of January 3, 2023, we had 46,316,635 shares of common stock issued and outstanding and we had 301 registered holders of our shares of common stock. As of January 3, 2023, we had outstanding options to acquire 3,571,000 shares of our common stock held by employees, directors, officers and consultants granted options to purchase shares of our common stock, as well as outstanding warrants to purchase 5,690,741 shares of common stock. As of January 3, 2023, we had a $730,000 convertible debenture outstanding convertible into 182,500 shares of common stock, which does not include the convertible promissory note in the amount of $4,800,000 issued to Lind Global.

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. However, the current policy of our Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are fully-paid and non-assessable.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, LLC located at 18 Lafayette Place, Woodmere, New York, U.S.A. 11598.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

Our common stock began trading on the Nasdaq Capital Market on December 28, 2021 under the symbol “FNGR”, and before that it traded on the OTCQX operated by OTC Markets Group Inc. under the symbol “FNGR”. Trading volume in our shares may be sporadic and the price could experience volatility. The following table sets forth the high and low bid prices relating to our common stock for the periods indicated as quoted by the Nasdaq Capital Market. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Quarter Ended	High Bid	Low Bid
November 30, 2022	$9.79	$0.62
August 31, 2022	$2.30	$0.83
May 31, 2022	$2.99	$1.24
February 28, 2022	$9.25	$2.03
November 30, 2021	$7.24	$4.00
August 31, 2021	$8.00	$3.22
May 31, 2021	$13.80	$7.00
February 28, 2021	$12.00	$10.50
November 30, 2020	$6.15	$5.79
August 31, 2020	$3.80	$3.26
May 31, 2020	$0.45	$0.28
February 29, 2020	$1.40	$0.51

On December 30, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.81 per share.

Holders

As of January 3, 2023, there were approximately 301 holders of record of our common stock as reported by our transfer agent, VStock Transfer, LLC, which does not include shareholders whose shares are held in street or nominee names.

Dividend Policy

No dividends have ever been declared by the Board of Directors on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

The following discussion and analysis should be read in conjunction with “Selected Financial Data” and our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives, expectations, intentions and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled “Special Note Regarding Forward-Looking Statements.”

Overview

The Company operates the following lines of business: (i) Telecommunications Products and Services; (ii) Value Added Product and Services; (iii) SMS and MMS Services; (iv) an RCS platform; (v) Big Data Insights; and (vi) a Video Game Division (inactive).

Results of Operations

Three Months Ended August 31, 2022 Compared to Three Months Ended August 31, 2021

The following table sets forth our results of operations for the periods indicated:

	For the three months ended
	August 31, 2022	August 31, 2021
Revenue	$4,982,957	$5,386,914
Cost of revenue	$(4,565,173)	$(4,690,058)
Total operating expenses	$(1,911,375)	$(2,084,511)
Total other income (expenses)	$(44,504)	$(66,962)
Net Loss attributable to the Company’s shareholders	$(1,537,365)	$(1,455,764)
Foreign currency translation adjustment	$(223,793)	$(87,538)
Comprehensive loss attributable to the Company	$(1,760,840)	$(1,543,135)
Basic Loss Per Share attributable to the Company	$(0.04)	$(0.04)
Diluted Loss Per Share attributable to the Company	$(0.04)	$(0.04)

Revenue

The following table sets forth the Company’s revenue from its three lines of business for the periods indicated:

	For the three months ended
	August 31, 2022	August 31, 2021	Change (%)
Telecommunication Products & Services	$2,810,498	$1,711,295	64%
SMS & MMS Business	$2,109,959	$3,642,917	-42%
Big Data	$62,500	$32,702	91%
Total Revenue	$4,982,957	$5,386,914	-7%

We recorded $4,982,957 in revenue for the three months ended August 31, 2022, a decrease of $403,957 or 7%, compared to the three months ended August 31, 2021. This decrease resulted from a decrease in revenue of $1,532,958 from our SMS & MMS business, offset in part by an increase in revenue of $1,099,203 and $29,798 from our Telecommunication Products & Services and Big Data business, respectively. The Big Data business started recording revenue as it has recently secured a new contract with Pacific Life Re in Asia to advance to the next phase of collaboration. The recent outbreak of Covid-19 in China and the “lockdown’ in parts of China have slightly affected our operation, thus seeing a drop in the revenues. However, all operations are beginning to resume back to normal. We principally earn revenue by providing mobile payment and recharge services to customers of telecommunications companies in China. Specifically, we earn a negotiated rebate amount from the telecommunications companies for all monies paid by consumers to those companies that we process. As we continue to develop our mobile recharge business, we expect that revenues will continue to grow especially with the recent new funding that we secured in August, we foresee a higher revenue from this business. Our SMS texting service however shown a drop as compared to the previous quarter. The current lower margin contribution from this service led to the Company redistributing our resources to other higher margin services. However, our on-going plans to secure more corporate clientele is expected to help boost our margins moving forward. We also earned revenue during the most recently completed fiscal year from our new venture on subscription plan acquisition and mobile phone sales. The Company expects and hopes that these new product offerings will continue to provide additional revenue for the Company in the future.

Cost of Revenue

The following table sets forth the Company’s cost of revenue for the periods indicated:

	For the three months ended
	August 31, 2022	August 31, 2021
Telecommunication Products & Services	$2,512,626	$1,215,767
SMS & MMS Business	$2,052,547	$3,384,291
Big Data	$—	$90,000
Total Cost of Revenue	$4,565,173	$4,690,058

We recorded $4,565,173 in costs of revenue for the three months ended August 31, 2022, a decrease of $124,885 or 3%, compared to the three months ended August 31, 2021. As previously mentioned, we principally earn revenue by providing mobile payment and recharge services to customers of telecommunications companies, subscription plans, and mobile phone sales in China. To earn this revenue, we incur the cost of the product, and certain customer acquisition costs, including discounts to our customers and promotional expenses, which is reflected in our cost of revenue.

Gross profit

Our gross profit for the three months ended August 31, 2022 was $417,784, a decrease of $279,072 or 40%, compared to the three months ended August 31, 2021. This decrease in gross profit resulted from lower revenue and lower margin for the period.

Amortization & Depreciation

We recorded depreciation of $13,466 for fixed assets for the three months ended August 31, 2022, a decrease of $936 or 7%, compared to the three months ended August 31, 2021. This decrease resulted from a portion of our equipment having been fully depreciated.

General & Administrative Expenses

The following table sets forth the Company’s general and administrative expenses for the periods indicated:

	For the three months ended
	August 31, 2022	August 31, 2021
Accounting	$48,451	$57,134
Consulting	$359,708	$557,570
Entertainment	$46,385	$41,561
IT	$27,437	$22,412
Rent	$36,336	$27,010
Salaries & Wages	$479,711	$626,789
Technical Fee	$28,229	$32,522
Travelling	$34,895	$23,303
Others	$214,717	$56,613
Total G&A Expenses	$1,275,869	$1,444,914

We recorded $1,275,869 in general and administrative expenses for the three months ended August 31, 2022, a decrease of $169,045 or 12%, compared to the three months ended August 31, 2021. The reduction in general and administrative expenses was principally a result of lower consulting expenses and lower salaries and wages expenses, which was slightly offset by the increase in rent, travelling expenses and other expenses for the three months ended August 31, 2022 compared to the three months ended August 31, 2021.

Marketing Cost

The following table sets forth the Company’s marketing cost for the periods indicated:

	For the three months ended
	August 31, 2022	August 31, 2021
Marketing Cost	$169,389	$59,075

We recorded $169,389 in marketing cost for the three months ended August 31, 2022 for our telecommunication products and services business. Marketing costs represent the costs of promoting our product offerings through all our platforms.

Research & Development

The following table sets forth the Company’s research & development for the periods indicated:

	For the three months ended
	August 31, 2022	August 31, 2021
Research & Development	$198,104	$144,549

We incurred fees of $198,104 in research & development for the three months ended August 31, 2022 as compared to $144,549 for the three months ended August 31, 2021. The increase of $53,555 or 37% was mainly due to higher data access and usage fees charged by telecommunications companies.

The Insurtech division of FingerMotion focuses on consumer behavioral insights extraction for the purpose of risk assessment. Insights are mined from a multitude of data sources, harmonized with the objectives of our various business partners. The initial phase of business application is to focus on insurance industry particularly in the area of underwriting risk rating, complementary claims adjudication and assessment, and risk segmentation & market penetration.

This division comprises of experienced actuaries, data scientists and computer programmers.

The expenses for research & development include associated wages and salaries, data access fees and IT infrastructure.

Over the past year, we have deepened the Company’s determined commitment toward working with partners in elucidating consumer insights via big data algorithms and applying behavioral analytics to the fintech sector in sparking new innovations and commercial applications. The following capture the most recent accomplishments and milestones:

●	Strengthening partnership network – Signed a new agreement to advance to the next phase of collaboration with Pacific Life Re in Asia.

●

Upgrade of the analytic engine – Has enriched its algorithms with more elaborative auxiliary data, which, in conjunction with its existing information system and records, will lend transformational support and capabilities to its analytics, empowering more precise and robust results that are suited for commercial applications. The collaborative research studies with leading industry partners have enhanced and validated the Company’s analytic framework and insurance risk rating services platform, which is now ready for deployment to the wide insurance and financial services industry.

●

API rollout for market adoption – The Company’s risk rating services platform is built on an application programming interface (API) structure that is integrated with its partners’ core system, linked to an underlying data repertoire and analytic framework that facilitates real-time rating feedback to insurance companies. Regular API upgrades and enhancements enable greater flexibility in tightening service integration and broadening commercial opportunities with the Company’s partners.

●

Official patent recognition – Over the past two years, Sapientus has been granted seven patents by the National Copyright Administration of China (NCAC) for the abovementioned model algorithms and technological infrastructure as well as insurance-oriented applications, for example, Risk Rating API Design, Insurance Risk Assessment platform and Insurance Fraud Detection System (two other applications are still pending approval). NCAC is the governing body for patent and copyright verification and approval in China. The Company’s successful applications for these patents validate Sapientus’ continuing innovation in data science and its application in the field of insurance, finance, and beyond, demonstrating the Company’s active participation and contributions to the industry.

Share Compensation Expenses

The following table sets forth the Company’s share compensation expenses for the periods indicated:

	For the three months ended
	August 31, 2022	August 31, 2021
Share compensation expenses	$254,547	$421,571

We incurred fees of $254,547 in share issuance for consultants in consideration of the services which have been provided to the Company for the three months ended August 31, 2022 as compared to $421,571 for the three months ended August 31, 2021. The decrease of $167,024 or 40% drop as compared to the three month period ended August 31, 2021 was due to less consulting services associated with the Company’s up-listing process as compared to such consulting services during the three month period ended August 31, 2021. The rationale for rewarding these consultants and advisors with shares is to minimize the usage of cash by the Company to allow the Company to use the cash to invest in revenue-generating activities.

Operating Expenses

We recorded $1,911,375 in operating expenses for the three months ended August 31, 2022, as compared to $2,084,511 in operating expenses for the three months ended August 31, 2021. The decrease of $173,136 or 8%, for the three months ended August 31, 2022 is as set forth above.

Net Loss attributable to the Company’s shareholders

The net loss attributable to the Company’s shareholders was $1,537,365 for the three months ended August 31, 2022 and $1,455,764 for the three months ended August 31, 2021. The increase in net loss attributable to the Company’s shareholders of $81,601 or 6% resulted primarily from the lower revenue and gross profit as discussed above.

Six Months Ended August 31, 2022 Compared to Six Months Ended August 31, 2021

The following table sets forth our results of operations for the periods indicated:

	For the six months ended
	August 31, 2022	August 31, 2021
Revenue	$9,838,080	$11,383,403
Cost of revenue	$(9,043,225)	$(10,066,850)
Total operating expenses	$(3,723,866)	$(3,560,090)
Total other income (expenses)	$(53,752)	$(120,586)
Net Loss attributable to the Company’s shareholders	$(2,981,488)	$(2,367,654)
Foreign currency translation adjustment	$(529,163)	$(27,354)
Comprehensive loss attributable to the Company	$(3,510,244)	$(2,395,005)
Basic Loss Per Share attributable to the Company	$(0.07)	$(0.06)
Diluted Loss Per Share attributable to the Company	$(0.07)	$(0.06)

Revenue

The following table sets forth the Company’s revenue from its three lines of business for the periods indicated:

	For the six months ended
	August 31, 2022	August 31, 2021	Change (%)
Telecommunication Products & Services	$4,326,623	$3,448,375	25%
SMS & MMS Business	$5,448,957	$7,803,610	-30%
Big Data	$62,500	$131,418	-52%
Total Revenue	$9,838,080	$11,383,403	-14%

We recorded $9,838,080 in revenue for the six months ended August 31, 2022, a decrease of $1,545,323 or 14%, compared to the six months ended August 31, 2021. This decrease resulted from decrease in revenue of $2,354,653 and $68,918 from our SMS & MMS business and Big Data business, respectively, offset in part by an increase in revenue of $878,248 from our Telecommunication Products & Services. The current outbreak of Covid-19 in China and the “lockdown’ in parts of China have slightly affected our operation, thus seeing the drop in the revenues. As of the date of this report, all operations are slowly moving back to pre-lockdown period. We principally earn revenue by providing mobile payment and recharge services to customers of telecommunications companies in China. Specifically, we earn a negotiated rebate amount from the telecommunications companies for all monies paid by consumers to those companies that we process. As we continue to develop our mobile recharge business, we expect that revenues will continue to grow. Our SMS texting service has however showed a drop as compared to last year. The current lower margin contribution from this service led to the Company redistributing our resources to other higher margin services. However, our on-going plans to secure more corporate clientele is expected to help boost our margins moving forward. We also earned revenue during the most recently completed fiscal year from our new venture on subscription plan acquisition and mobile phone sales. The Company expects and hopes that these new product offerings will continue to provide additional revenue for the Company in the future. During the first half year of the current fiscal year, our Big Data division secured a contract with Pacific Life Re, a global life reinsurance serving the insurance industry with a comprehensive suite of products and services, to develop a holistic multi-faceted risk rating concept, leveraging the Company’s proprietary approach to analytics by drawing data from novel sources and filtering them through advance algorithms with the ultimate goal to apply new insights generated from our predictive model to the traditional insurance industry. In August 2022, after a successful project with Pacific Life Re in Asia, we secured a further contract to advance to the next phase of collaboration. We expect additional revenue from this division in the future.

Cost of Revenue

The following table sets forth the Company’s cost of revenue for the periods indicated:

	For the six months ended
	August 31, 2022	August 31, 2021
Telecommunication Products & Services	$3,733,588	$2,689,970
SMS & MMS Business	$5,309,637	$7,196,880
Big Data	$—	$180,000
Total Cost of Revenue	$9,043,225	$10,066,850

We recorded $9,043,225 in costs of revenue for the six months ended August 31, 2022, a decrease of $1,023,625 or 10%, compared to the six months ended August 31, 2021. As previously mentioned, we principally earn revenue by providing mobile payment and recharge services to customers of telecommunications companies, subscription plans and mobile phone sales in China. To earn this revenue, we incur cost of the product, certain customer acquisition costs, including discounts to our customers and promotional expenses, which is reflected in our cost of revenue.

Gross profit

Our gross profit for the six months ended August 31, 2022 was $794,855, a decrease of $521,698 or 40%, compared to the six months ended August 31, 2021. This decrease in gross profit resulted from lower revenue and lower margin for the period.

Amortization & Depreciation

We recorded depreciation of $27,638 for fixed assets for the six months ended August 31, 2022, a decrease of $1,185 or 4%, compared to the six months ended August 31, 2021. This decrease resulted from a portion of our equipment have been fully depreciated.

General & Administrative Expenses

The following table sets forth the Company’s general and administrative expenses for the periods indicated:

	For the six months ended
	August 31, 2022	August 31, 2021
Accounting	$97,828	$96,877
Consulting	$681,323	$913,413
Entertainment	$92,774	$81,068
IT	$36,528	$36,679
Rent	$69,605	$52,145
Salaries & Wages	$1,040,034	$1,215,216
Technical Fee	$51,599	$55,636
Travelling	$42,305	$50,892
Others	$403,423	$122,735
Total G&A Expenses	$2,515,419	$2,624,661

We recorded $2,515,419 in general and administrative expenses for the six months ended August 31, 2022, a decrease of $109,242 or 4%, compared to the six months ended August 31, 2021. The decrease in general and administrative expenses was primarily a result of lower consulting expenses and lower salaries and wages expenses, which was partially offset by the increase in entertainment expenses, rent and other expenses for the six months ended August 31, 2022 compared to the six months ended August 31, 2021.

Marketing Cost

The following table sets forth the Company’s marketing cost for the periods indicated:

	For the six months ended
	August 31, 2022	August 31, 2021
Marketing Cost	$226,580	$144,082

We recorded $226,580 in marketing cost for the six months ended August 31, 2022 for our telecommunication products and services business. Marketing costs represent the costs of promoting our product offerings through all our platforms.

Research & Development

The following table sets forth the Company’s research & development for the periods indicated:

	For the six months ended
	August 31, 2022	August 31, 2021
Research & Development	$409,751	$279,978

We incurred fees of $409,751 in research & development for the six months ended August 31, 2022 as compared to $279,978 for the six months ended August 31, 2021. The increase of $129,773 or 46% was mainly due to higher data access and usage fees charged by telecommunications companies.

The Insurtech division of FingerMotion focuses on consumer behavioral insights extraction for the purpose of risk assessment. Insights are mined from a multitude of data sources, harmonized with the objectives of our various business partners. The initial phase of business application is to focus on insurance industry particularly in the area of underwriting risk rating, complementary claims adjudication and assessment, and risk segmentation & market penetration.

This division comprises of experienced actuaries, data scientists and computer programmers.

The expenses for research & development include associated wages and salaries, data access fees and IT infrastructure.

Over the past year, we have deepened the Company’s determined commitment toward working with partners in elucidating consumer insights via big data algorithms and applying behavioral analytics to the fintech sector in sparking new innovations and commercial applications. The following capture the most recent accomplishments and milestones:

●	Strengthening partnership network – Signed a new agreement to advance to the next phase of collaboration with Pacific Life Re in Asia.

●	Upgrade of the analytic engine – Has enriched its algorithms with more elaborative auxiliary data, which, in conjunction with its existing information system and records, will lend transformational support and capabilities to its analytics, empowering more precise and robust results that are suited for commercial applications. The collaborative research studies with leading industry partners have enhanced and validated the Company’s analytic framework and insurance risk rating services platform, which is now ready for deployment to the wide insurance and financial services industry.

●	API rollout for market adoption – The Company’s risk rating services platform is built on an application programming interface (API) structure that is integrated with its partners’ core system, linked to an underlying data repertoire and analytic framework that facilitates real-time rating feedback to insurance companies. Regular API upgrades and enhancements enable greater flexibility in tightening service integration and broadening commercial opportunities with the Company’s partners.

●	Official patent recognition – Over the past two years, Sapientus has been granted seven patents by the National Copyright Administration of China (NCAC) for the abovementioned model algorithms and technological infrastructure as well as insurance-oriented applications, for example, Risk Rating API Design, Insurance Risk Assessment platform and Insurance Fraud Detection System (two other applications are still pending approval). NCAC is the governing body for patent and copyright verification and approval in China. The Company’s successful applications for these patents validate Sapientus’ continuing innovation in data science and its application in the field of insurance, finance, and beyond, demonstrating the Company’s active participation and contributions to the industry.

Share Compensation Expenses

The following table sets forth the Company’s share compensation expenses for the periods indicated:

	For the six months ended
	August 31, 2022	August 31, 2021
Share compensation expenses	$544,478	$482,546

We incurred fees of $544,478 in share issuance for consultants in consideration of the services which have been provided to the company for the six months ended August 31, 2022 as compared to $482,546 for the six months ended August 31, 2021. The increase of $61,932 or 13% was due to the engagement of various consultants to the Company that were compensated with shares of the Company. The rationale is to minimize the usage of cash by the Company to allow the Company to use the cash to invest in revenue-generating activities.

Operating Expenses

We recorded $3,723,866 in operating expenses for the six months ended August 31, 2022, as compared to $3,560,090 in operating expenses for the six months ended August 31, 2021. The increase of $163,776 or 5%, for the six months ended August 31, 2022 is as set forth above.

Net Loss attributable to the Company’s shareholders

The net loss attributable to the Company’s shareholders was $2,981,488 for the six months ended August 31, 2022 and $2,367,654 for the six months ended August 31, 2021. The increase in net loss attributable to the Company’s shareholders of $613,834 or 26% resulted primarily from the lower revenue, lower margin and increase in total operating expenses as discussed above.

Results of Operations for the years ended February 28, 2022 and 2021

The following table sets forth our results of operations for the fiscal years ended February 28, 2022 and February 28, 2021:

	Year Ended February 28, 2022	Year Ended February 28, 2021
Revenue	$22,927,415	$16,683,570
Cost of revenue	$(20,113,294)	$(15,036,876)
Total operating expenses	$(7,681,356)	$(5,871,877)
Total other income (expenses)	$(73,313)	$(152,891)
Net Loss attributable to the Company’s shareholders	$(4,943,444)	$(4,381,974)
Foreign currency translation adjustment	$(2,995)	$136,942
Comprehensive loss attributable to the Company	$(4,946,696)	$(4,245,567)
Basic Loss Per Share attributable to the Company	(0.12)	(0.13)
Diluted Loss Per Share attributable to the Company	(0.12)	(0.13)

Revenues

The following table sets forth the Company’s revenue from its three lines of business for the periods indicated:

	Year Ended February 28, 2022	Year Ended February 28, 2021	Change (%)
Telecommunication Products & Services	$8,657,277	$3,211,103	170%
SMS & MMS Business	$14,138,720	$13,439,390	5%
Big Data	$131,418	$33,077	297%
Total Revenue	$22,927,415	$16,683,570	37%

We recorded $22,927,415 in revenue for the year ended February 28, 2022, an increase of $6,243,845 or 37%, compared to the year ended February 28, 2021. This increase resulted from an increase in revenue of $5,446,174, $699,330 and $98,341 from our Telecommunication Products & Services, SMS & MMS business and Big Data business, respectively. We principally earn revenue by providing mobile payment and recharge services to customers of telecommunications companies in China. Specifically, we earn a negotiated rebate amount from the telecommunications companies for all monies paid by consumers to those companies that we process. As we continue to develop our mobile recharge business, we expect that revenues will continue to grow especially on the new collaboration with China Mobile on Fujian province. Subscription plans and mobile phone sales are other revenues that contributed to the Telecommunication Products & Services revenue. Our SMS texting service saw a slight improvement compared to last year as we are redistributing our resources to expand the Telecommunication Products & Services as opportunity arises. This trend will continue to better manage our resources to enable a healthier overall profit margin. The Company expects and hopes that these new product offerings will continue to provide additional revenue for the Company in the future. During the last quarter of FY2021, our Big Data division secured a contract with Pacific Life Re, a global life reinsurance serving the insurance industry with comprehensive suite of products and services, to develop a holistic multi-faceted risk rating concept, leveraging the Company’s proprietary approach to analytics by drawing data from novel sources and filtering them through advance algorithms with the ultimate goal to apply new insights generated from our predictive model to the traditional insurance industry. The revenue recorded flowed into the current year and we expect additional revenue from this division in the future.

Cost of Revenue

The following table sets forth the Company’s cost of revenue for the periods indicated:

	Year Ended February 28, 2022	Year Ended February 28, 2021
Telecommunication Products & Services	$6,517,568	$2,412,178
SMS & MMS Business	$13,235,726	$12,624,698
Big Data	$360,000	$—
Total Cost of Revenue	$20,113,294	$15,036,876

We recorded $20,113,294 in costs of revenue for the year ended February 28, 2022, an increase of $5,076,418 or 34%, compared to the year ended February 28, 2021. As previously mentioned, we principally earn revenue by providing mobile payment and recharge services to customers of telecommunications companies, subscription plans and mobile phone sales in China. To earn this revenue, we incur cost of the product, certain customer acquisition costs, including discounts to our customers and promotional expenses, which is reflected in our cost of revenue.

Gross profit

Our gross profit for the year ended February 28, 2022 was $2,814,121, an increase of $1,167,427 or 71%, compared to the year ended February 28, 2021. This increase in gross profit resulted from higher revenue for the period as well as an improved margin. The gross profit margin for the fiscal year ended February 28, 2022 is 12.27% compared to a gross margin of 9.87% for the fiscal year ended February 28, 2021.

Amortization & Depreciation

We recorded depreciation of $57,894 for fixed assets for the year ended February 28, 2022, an increase of $30,839 or 114%, compared to the year ended February 28, 2021. This increase resulted from the purchase of equipment.

General and Administrative Expenses

The following table sets forth the Company’s general and administrative expenses for the periods indicated:

	Year Ended February 28, 2022	Year Ended February 28, 2021
Accounting	$195,948	$147,614
Consulting	$2,022,397	$1,673,925
Entertainment	$212,584	$152,290
IT	$101,470	$71,369
Rent	$111,690	$107,730
Salaries & Wages	$2,116,307	$1,687,977
Technical Fee	$127,487	$44,316
Travelling	$103,405	$101,027
Others	$289,294	$260,632
Total G&A Expenses	$5,280,582	$4,246,880

We recorded $5,280,582 in general and administrative expenses for the year ended February 28, 2022, an increase of $1,033,702 or 24%, compared to the year ended February 28, 2021. The increased consulting and staff salaries are principally the result of the commencement and building of our three lines of businesses. Costs have also increased due to our up-listing process which includes some engagement of consultants to assist the Company in the process.

Marketing Cost

The following table sets forth the Company’s marketing cost for the periods indicated:

	Year Ended February 28, 2022	Year Ended February 28, 2021
Marketing Cost	$641,917	$364,160

We recorded $641,917 in marketing cost for the year ended February 28, 2022 for our telecommunication products and services business. Marketing costs represent the costs of promoting our product offerings through all our platforms.

Research & Development

The following table sets forth the Company’s research & development for the periods indicated:

	Year Ended February 28, 2022	Year Ended February 28, 2021
Research & Development – Big Data	$923,387	$552,343

We recorded $923,387 in research & development for the year ended February 28, 2022, as compared to $552,343 for the year ended February 28, 2021. The increase of $371,044 or 67% was due to increase in headcount for the Research & Development team and higher data access and usage fee charged by telecommunications company.

The Insurtech division of FingerMotion focuses on consumer behavioral insights extraction for the purpose of risk assessment. Insights are derived from various data sources with the primary sources being the telecommunication data. The initial phase of business application is to focus on insurance industry particularly in the area of underwriting risk rating, complementary claims adjudication and assessment, and risk segmentation & market penetration.

This division comprises of experienced actuaries, data scientists and computer programmers.

The expenses for research & development include associated wages and salaries, data access fees and IT infrastructure.

The 1st stage of prototyping on Phase 1 - analytical framework and business applications have been completed and target to commercialize by the middle of calendar 2022.

Share Compensation Expenses

The following table sets forth the Company’s share compensation expenses for the periods indicated:

	Year Ended February 28, 2022	Year Ended February 28, 2021
Share compensation expenses	$777,576	$640,394

We incurred fees of $777,576 in share issuance for consultants in consideration of the services which have been provided to the company for the year ended February 28, 2022 as compared to $640,394 for the year ended February 28, 2021. The increase of $137,182 or 21% was due to more consultants being compensated with shares of the Company. The rationale is to minimize the usage of cash by the Company in order for the Company to invest in revenue generating activities.

Operating Expenses

We recorded $7,681,356 in operating expenses for the year ended February 28, 2022 as compared to $5,871,877 in operating expenses for the year ended February 28, 2021. The increase of $1,809,479 or 31% for the year ended February 28, 2022 is as set forth above.

Net Loss attributable to the Company’s shareholders

The net loss attributable to the Company’s shareholders was $4,943,444 for the year ended February 28, 2022 and $4,381,974 for the year ended February 28, 2021. The increase in net loss attributable to the Company’s shareholders of $561,470 or 13% resulted primarily from the increase in total operating expenses as discussed above.

Liquidity and Capital Resources

The following table sets out our cash and working capital as of August 31, 2022 and February 28, 2022:

	As at August 31, 2022	As at February 28, 2022
Cash reserves	$1,984,562	$461,933
Working capital	$6,728,711	$4,930,441

At August 31, 2022, we had cash and cash equivalents of $1,984,562, as compared to cash and cash equivalents of $461,933 on February 28, 2022. In order for us to continue to operate our mobile payment business, we must deposit funds with our telecommunication companies from time to time in order to obtain access to the mobile data and talk-time we make available to consumers on our portal. Accordingly, the amount of cash we have on hand fluctuates significantly from period to period as explained above to ensure our cash is being used efficiently by our operations to generate revenues. The Company otherwise does not have any planned capital expenditures and has historically funded its operations from revenues and sales of securities, including convertible debt securities. We believe that our cash on hand, cash equivalents, and short-term investments, along with our revenues from operations, will fund our projected operating requirements, fund our current operations and repay our outstanding indebtedness, in each case, for at least the next 12 months. However, to grow our business substantially, we will need to increase the amount of funds we have deposited with the telecommunications companies for which we process mobile recharge payments. On August 9, 2022, the Company secured a two-year, interest-free convertible promissory note with a principal amount of $4,800,000 representing a funded amount of $4,000,000 with a 20% coupon rate. The proceeds received were used as working capital and deposited to the telecommunication companies for prepaid inventories. The Company will continue to seek additional capital through public or private sales of our equity or debt securities, or both. We might also enter into financing arrangements with commercial banks or non-traditional lenders. However, we cannot provide investors with any assurance that we will be able to raise additional funding from the sale of our equity or debt securities, or both, in order to increase our deposits with our telecommunications company clients, or if available, that such funding will be on terms acceptable to us.

Statement of Cash flows

The following table provides a summary of cash flows for the periods presented:

	For the six months ended
	August 31, 2022	August 31, 2021
Net cash used in operating activities	$(3,785,843)	$(3,513,630)
Net cash used in investing activities	$(4,120)	$(12,625)
Net cash provided by financing activities	$5,530,000	$3,581,291
Effect of exchange rates on cash & cash equivalents	$(217,408)	$(27,668)
Net increase (decrease) in cash and cash equivalents	$1,522,629	$27,368

Cash Flow used in Operating Activities

Net cash used in operating activities increased by $272,213 in the six months ended August 31, 2022 compared to the six months ended August 31, 2021, primarily due to an increase in prepayment and deposit of ($892,358) (August 31, 2021: ($2,014,573)), a decrease in accounts payable of ($1,778,928) (August 31, 2021: ($86,230)) and decrease in accrual and other payable of ($585,539) (August 31, 2021: $698,460); offset by a decrease in account receivable of $1,686,094 (August 31, 2021: $409,212), decrease in other receivable of $14,789 (August 31, 2021: ($663,370)) and decrease in inventories of $1,289 (August 31, 2021: ($1,184)).

Cash Flow used in Investing Activities

During the six months ended August 31, 2022, investing activities decreased by $8,505 compared to the six months ended August 31, 2021.

Cash Flow provided by Financing Activities

During the six months ended August 31, 2022, financing activities increased by $1,948,709 compared to the six months ended August 31, 2021, which was primarily due to the issuance of convertible notes.

Off-balance sheet arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements include the financial statements of the Company, and its wholly-owned subsidiaries.  All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

Variable interest entity

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 810, “Consolidation” (“ASC 810”), the Company is required to include in its consolidated financial statements, the financial statements of its variable interest entities (“VIEs”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity.

Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The reporting entity’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de - facto agents, have the unilateral ability to exercise those rights. JiuGe Technology’s actual stockholders do not hold any kick-out rights that affect the consolidation determination.

Through the VIE Agreements disclosed in Note 1, the Company is deemed the primary beneficiary of JiuGe Technology. Accordingly, the results of JiuGe Technology have been included in the accompanying consolidated financial statements. JiuGe Technology has no assets that are collateral for or restricted solely to settle their obligations. The creditors of JiuGe Technology do not have recourse to the Company’s general credit.

Certain Risks and Uncertainties

The Company relies on cloud-based hosting through a global accredited hosting provider. Management believes that alternate sources are available; however, disruption or termination of this relationship could adversely affect our operating results in the near-term.

Identifiable Intangible Assets

Identifiable intangible assets are recorded at cost and are amortized over 3-10 years. Similar to tangible property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Impairment of Long-Lived Assets

The Company classifies its long-lived assets into: (i) computer and office equipment; (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) finite – lived intangible assets.

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technology, economy or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, relief from royalty income approach, quoted market values and third-party independent appraisals, as considered necessary.

The Company makes various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets. The assumptions and estimates used to determine future values and remaining useful lives of long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as the Company’s business strategy and its forecasts for specific market expansion.

Accounts Receivable and Concentration of Risk

Accounts receivable, net is stated at the amount the Company expects to collect, or the net realizable value. The Company provides a provision for allowances that includes returns, allowances and doubtful accounts equal to the estimated uncollectible amounts. The Company estimates its provision for allowances based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the provision for allowances will change.

Lease

Operating and finance lease right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the future lease payments over the lease term. When the rate implicit to the lease cannot be readily determined, the Company utilizes its incremental borrowing rate in determining the present value of the future lease payments. The incremental borrowing rate is derived from information available at the lease commencement date and represents the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term and amount equal to the lease payments in a similar economic environment. The right-of-use asset includes any lease payments made and lease incentives received prior to the commencement date. Operating lease right-of-use assets also include any cumulative prepaid or accrued rent when the lease payments are uneven throughout the lease term. The right-of-use assets and lease liabilities may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets. Estimated useful lives range from three to seven years. Land is classified as held for sale when management has the ability and intent to sell, in accordance with ASC Topic 360-45.

Earnings Per Share

Basic (loss) earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share.

FASB Accounting Standard Codification Topic 260 (“ASC 260”), “Earnings Per Share,” requires that employee equity share options, non-vested shares and similar equity instruments granted to employees be treated as potential common shares in computing diluted earnings per share. Diluted earnings per share should be based on the actual number of options or shares granted and not yet forfeited, unless doing so would be anti-dilutive. The Company uses the “treasury stock” method for equity instruments granted in share-based payment transactions provided in ASC 260 to determine diluted earnings per share. Antidilutive securities represent potentially dilutive securities which are excluded from the computation of diluted earnings or loss per share as their impact was antidilutive.

Revenue Recognition

The Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”) beginning on January 1, 2018 using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that will result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of ASC 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606.

The Company recognizes revenue from providing hosting and integration services and licensing the use of its technology platform to its customers. The Company recognizes revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer (for licensing, revenue is recognized when the Company’s technology is used to provide hosting and integration services); (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of fees is probable.  We account for our multi-element arrangements, such as instances where we design a custom website and separately offer other services such as hosting, which are recognized over the period for when services are performed.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Non-controlling interest

Non-controlling interests held 1% of the shares of two of our subsidiaries are recorded as a component of our equity, separate from the Company’s equity. Purchase or sales of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Recent Issued Accounting Pronouncements

The Company does not believe recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

Changes In and Disagreements With Accountants On Accounting And Financial Disclosure

For the fiscal years ended February 28, 2022 and 2021, we did not have any disagreement with our independent registered public accountants on any matter of accounting principles, practices or financial statement disclosure.

BUSINESS

Overview

The Company is a mobile data specialist company incorporated in Delaware, USA. The Company operates the following lines of business: (i) Telecommunications Products and Services; (ii) Value Added Products and Services (iii) SMS and MMS; (iv) an RCS platform; (v) Big Data Insights; and (vi) a Video Games Division (inactive).

Telecommunications Products and Services

The Company’s current product mix consisting of payment and recharge services, data plans, subscription plans, mobile phones, loyalty points redemption and other products bundles (i.e. mobile protection plans). Chinese mobile phone consumers often utilize third-party e-marketing websites to pay their phone bills. If the consumer connected directly to the telecommunications provider to pay his or her bill, the consumer would miss out on any benefits or marketing discounts that e-marketers provide. Thus, consumers log on to these e-marketer’s websites, click into their respective phone provider’s store, and “top up,” or pay, their telecommunications provider for additional mobile data and talk time.

To connect to the respective mobile telecommunications providers, these e-marketers must utilize a portal licensed by the applicable telecommunication company that processes the payment. We have been granted one of these licenses by China Unicom and China Mobile, each of which is a major telecommunications provider in China. We principally earn revenue by providing mobile payment and recharge services to customers of China Unicom and China Mobile.

We conduct our mobile payment business through JiuGe Techology, our contractually controlled affiliate through the entry into the VIE Agreements in October 2018. In the first half of 2018, JiuGe Technology secured contracts with China Unicom and China Mobile to distribute mobile data for businesses and corporations in nine provinces/municipalities, namely Chengdu, Jiangxi, Jiangsu, Chongqing, Shanghai, Zhuhai, Zhejiang, Shaanxi, Inner Mongolia, Henan and Fujian. In September 2018, JiuGe Technology launched and commercialized mobile payment and recharge services to businesses for China Unicom. In May 2021, JiuGe Technology signed a volume-based agreement with China Mobile Fujian to offer recharge services to the Fujian province which we have launched and commercialized in November 2021.

The JiuGe Technology mobile payment and recharge platform enables the seamless delivery of real-time payment and recharge services to third-party channels and businesses. We earn a rebate from each telecommunications company on the funds paid by consumers to the telecommunications companies we process. To encourage consumers to utilize our portal instead of using our competitors’ platforms or paying China Unicom or China Mobile directly, we offer mobile data and talk time at a rate discounted from these companies’ stated rates, which are also the rates we must pay to them to purchase the mobile data and talk time provided to consumers through the use of our platform. Accordingly, we earn income on the rebates we receive from China Unicom and China Mobile, reduced by the amounts by which we discount the mobile data and talk time sold through our platform.

FingerMotion started and commercialized its “Business to Business” model by integrating with various e-commerce platforms to provide its mobile payment and recharge services to subscribers or end consumers. In the first quarter of 2019 FingerMotion expanded its business by commercializing its first “Business to Consumer” (“B2C”) model, offering the telecommunication providers’ products and services, including data plans, subscription plans, mobile phones, and loyalty points redemption, directly to subscribers or customers of the e-commerce companies, such as PinDuoDuo and TMall. The Company is planning to further expand its universal exchange platform by setting up B2C stores on several other major e-commerce platforms in China. In addition to that, we have been assigned as one of China’s Mobile’s loyalty redemption partner where we will be providing the services for their customers via our platform.

Additionally, as previously disclosed, on July 7, 2019, JiuGe Technology, our contractually controlled affiliate, entered into that certain Yunnan Unicom Electronic Sales Platform Construction and Operation Cooperation Agreement (the “Cooperation Agreement”) with China Unicom’s Yunnan subsidiary. Under the Cooperation Agreement, JiuGe Technology is responsible for constructing and operating China Unicom’s electronic sales platform through which consumers can purchase various goods and services from China Unicom, including mobile telephones, mobile telephone service, broadband data services, terminals, “smart” devices and related financial insurance. The Cooperation Agreement provides that JiuGe Technology is required to construct and operate the platform’s webpage in accordance with China Unicom’s specifications and policies, and applicable law, and bear all expenses in connection therewith. As consideration for the service it provides under the Cooperation Agreement, JiuGe Technology receives a percentage of the revenue received from all sales it processes for China Unicom on the platform. The Cooperation Agreement expires three years from the date of its signature with a yearly auto-renewal clause, but it may be terminated by (i) JiuGe Technology upon three months’ written notice or (ii) by China Unicom unilaterally.

During the recent fiscal year, the Company expanded its offering under their telecommunication product and services by increasing their product line revenue streams. In March 2020, FingerMotion secured a contract with both China Mobile and China Unicom to acquire new users to take up the respective subscription plans

In February 2021, we increased the mobile phones sales to end users using all of our platforms. This business will continue to contribute to the overall revenue for the group as part of our offering to our customers.

Value Added Product and Services

These are new product and services that the Company expects to secure and work with the telecommunication provider and all our e-commerce platform partners to market. The current and upcoming value-added product is the Mobile Protection programs which we plan to launch soon. In February 2022, our contractually controlled subsidiary, JiuGe Technology, through its 99% own subsidiary Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd. (“TengLian”) signed an agreement with both China Unicom and China Mobile to co-operate to roll out the Mobile Device Protection product which is incorporated into the Telecommunication subscription plans in line with their roll out of new mobile phones and new 5G phones. The estimated roll out is expected to be in the second quarter of FY2023.

SMS and MMS Services

On March 7, 2019, the Company through JiuGe Technology acquired Beijing XunLian TianXia Technology Co., Ltd. (“Beijing Technology”), a company in the business of providing mass SMS text services to businesses looking to communicate with large numbers of their customers and prospective customers. With this acquisition, the Company expanded into a second partnership with the telecom companies by acquiring bulk SMS and MMS bundles at reduced prices and offering bulk SMS services to end consumers with competitive pricing. FingerMotion’s subsidiary, Beijing Technology, retains a license from the Ministry of Industry and Information Technology (“MIIT”) to operate the SMS and MMS business in the PRC. Similar to the mobile payment and recharge business, Beijing Technology is required to make a deposit or bulk purchase in advance and has secured business customers, including premium car manufacturers, hotel chains, airlines and e-commerce companies, that utilize Beijing Technology’s SMS integrated platform to send bulk SMS text messages monthly. Beijing Technology has the capability to manage and track the entire process, including guiding the Company’s customer to meet MIIT’s guidelines on messages composed, until the SMS messages have been delivered successfully.

Rich Communication Services

In March 2020, the Company began development of an RCS platform, also known as Messaging as a Platform (“MaaP”). This RCS platform will be a proprietary business messaging platform that enables businesses and brands to communicate and service their customers on the 5G infrastructure, delivering a better and more efficient user experience at a lower cost. For example, with the new 5G RCS message service, consumers will have the ability to list available flights by sending a message regarding a holiday and will also be able to book and buy flights by sending messages. This will allow telecommunication providers like China Unicom and China Mobile to retain users on their systems, without having to utilize third party apps or log onto the Internet, which will increase their user retention. We expect this to open up a new marketing channel for the Company’s current and prospective business partners.

Big Data Insights

In July 2020, the Company launched its proprietary technology platform “Sapientus” as its big data insights arm to deliver data-driven solutions and insights for businesses within the insurance, healthcare, and financial services industries. The Company applies its vast experience in the insurance and financial services industry and capabilities in technology and data analytics to develop revolutionary solutions targeted towards insurance and financial consumers. Integrating diverse publicly available information, insurance and financial based data with technology and finally registering them into the FingerMotion telecommunications and insurance ecosystem, the Company would be able to provide functional insights and facilitate the transformation of key components of the insurance value chain, including driving more effective and efficient underwriting, enabling fraud evaluation and management, empowering channel expansion and market penetration through novel product innovation, and more. The ultimate objective is to promote, enhance and deliver better value to our partners and customers.

The Company’s proprietary risk assessment engine offers standard and customized scoring and appraisal services based on multi-dimensional factors. The Company has the ability to provide potential customers and partners with insights-driven and technology-enabled solutions and applications including preferred risk selection, precision marketing, product customization, and claims management (e.g., fraud detection). The Company’s mission is to deliver the next generation of data-driven solutions in the financial services, healthcare, and insurance industries that result in more accurate risk assessments, more efficient processes, and a more delightful user experience.

On or around January 25, 2021, the Company’s wholly owned subsidiary, Finger Motion Financial Company Limited’s, big data analytic arm branded “Sapientus,” entered into a services agreement with Pacific Life Re, a global life reinsurer serving the insurance industry with a comprehensive suite of products and services.

In December 2021, the Company through JiuGe Technology formed a collaborative research alliance with Munich Re in extending behavioral analytics to enhance understanding of morbidity and behavioral patterns in China market, with the goal of creating value for both insurers and the end insurance consumers through better technology, product offerings and customer experience.

Our Video Game Division

The video game industry covers multiple sectors and is currently experiencing a move away from physical games towards digital software. Advances in technology and streaming now allow users to download games rather than visiting retailers. Video game publishers are expanding their direct-to-consumer channels with mobile gaming, the current growth leader, and eSports and virtual reality gaining momentum as the next big sectors. In June 2018, we temporarily paused its publishing and operating plans for existing games, and the Company’s Board of Directors decided to re-focus the company’s resources into new business opportunities in China, particularly the mobile phone payment and data business.

Corporate Information

The Company was initially incorporated as Property Management Corporation of America on January 23, 2014 in the State of Delaware.

On June 21, 2017, the Company amended its certificate of incorporation to effect a 1-for-4 reverse stock split of the Company’s outstanding common stock, to increase the authorized shares of common stock to 200,000,000 shares and to change the name of the Company from “Property Management Corporation of America” to “FingerMotion, Inc.”. The Corporate Actions and the amended certificate of incorporation became effective on June 21, 2017.

Our principal executive offices are located at 1460 Broadway, New York, New York 10036, and our telephone number at that address is (347) 349-5339.

We are a holding company incorporated in Delaware and not an operating company incorporated in the PRC. As a holding company, we conduct a significant part of our operations through our subsidiaries and through the VIE Agreements with the VIE based in China. To address challenges resulting from laws, policies and practices that may disfavor foreign-owned entities that operate within industries deemed sensitive by the Chinese government, we use the VIE structure to provide contractual exposure to foreign investment in the PRC-based companies. We own 100% of the equity of a WFOE, JiuGe Management, which has entered into the VIE Agreements with the VIE, which is owned by Ms. Li Li the legal representative and general manager, and also the shareholder of the VIE. The VIE Agreements have not been tested in court. As a result of our use of the VIE structure, you may never directly hold equity interests the VIE. The securities offered pursuant to this prospectus are securities of the Company, the Delaware holding company, not of the VIE.

We fund the registered capital and operating expenses of the VIE by extending loans to the shareholders of the VIE. The VIE Agreements governing the relationship between the VIE and our WFOE enable us to (i) direct the activities of the VIE that most significantly impact the VIE’s economic performance, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive call option to purchase, at any time, all or part of the equity interests in and/or assets of the VIE to the extent permitted by Chinese laws. As a result of the VIE Agreements, the Company is considered the primary beneficiary of the VIE for accounting purposes and is able to consolidate the financial results of the VIE in its consolidated financial statements in accordance with U.S. GAAP. As a result, investors in our Common Shares are not purchasing an equity interest in the VIE but instead are purchasing equity interest in FingerMotion, Inc., a Delaware holding company.

Share Exchange Agreement

Effective July 13, 2017, the Company entered into that certain Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Finger Motion Company Limited, a Hong Kong corporation (“FMCL”) and certain shareholders of FMCL (the “FMCL Shareholders”). FMCL, a Hong Kong corporation, was formed on April 6, 2016 and is an information technology company that specializes in operating and publishing mobile games. Pursuant to the Share Exchange Agreement, the Company agreed to exchange the outstanding equity stock of FMCL held by the FMCL Shareholders for shares of common stock of the Company. On the closing date of the Share Exchange Agreement, the Company issued 12,000,000 shares of common stock to the FMCL Shareholders. In addition, the Company issued 600,000 shares to consultants in connection with the transactions contemplated by the Share Exchange Agreement, and 2,562,500 additional shares to accredited investors, which was a concurrent financing but not a condition of closing the Share Exchange Agreement.

As a result of the Share Exchange Agreement and the other transactions contemplated thereunder, FMCL became a wholly owned subsidiary of the Company. The Company operates its video game division through FMCL. However, in June 2018, the Company decided to pause the operation of the game division as it saw the opportunity in the telecommunication business and have since refocused into this business.

This description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Share Exchange Agreement, which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 20, 2017 and incorporated by reference herein.

VIE Agreements

On October 16, 2018, the Company, through its indirect wholly owned subsidiary, JiuGe Management entered into the VIE Agreements, pursuant to which JiuGe Technology became our contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements include a Consulting Services Agreement, a Loan Agreement, a Power of Attorney Agreement, a Call Option Agreement, and a Share Pledge Agreement in order to secure the connection and commitments of the JiuGe Technology. We operate our mobile payment platform business through JiuGe Technology.

The VIE Agreements included:

●	the JiuGe Technology Consulting Services Agreement;

●	the JiuGe Technology Loan Agreement;

●	the JiuGe Technology Power of Attorney Agreement;

●	the JiuGe Technology Call Option Agreement; and

●	the JiuGe Technology Share Pledge Agreement.

The JiuGe Technology Consulting Services Agreement was duly signed among the WFOE and the VIE. Under this agreement, the WFOE will provide the following services to the VIE on an exclusive basis: (i) providing a comprehensive solution for all technical issues required for the VIE’s business; (ii) providing training to the professional technicians of the VIE; (iii) assisting the VIE in collecting technical and commercial information and conducting market surveys; (iv) assisting the VIE in procuring business opportunities to obtain contracts awarded by the telecom carries in China and maintaining the commercial relationship with the telecom carries; (v) introducing clients to the VIE and assisting the VIE in developing commercial and cooperative relationship with the clients; (vi) providing suggestions and opinions on establishment and improvement of the VIE’s corporate structure, management system and departmental organization; (vii) assisting the VIE in formulating annual business plans, the draft of which shall be made available to WFOE by the VIE prior to the end of November each year; (viii) granting license to the VIE to use WFOE’s intellectual property necessary for the services; and (ix) providing other consulting and technical services at the request of the VIE. The VIE will pay to the WFOE service fees equivalent to the after-tax net profits distributable by the VIE to its shareholder each year, as set forth in the audited financial statements in accordance with the PRC accounting standards, ensuring all the distributable profits of the VIE will be dispatched to the WFOE. The VIE may not assign any of its rights and obligations under the JiuGe Technology Consulting Services Agreement without prior written consent of the WFOE. This agreement ensures that the WFOE and investors will be able to legally obtain the profits of the VIE, and transfer them to the WFOE more conveniently in the form of "service fee".

The JiuGe Technology Loan Agreement was duly signed between the WFOE and Ms. Li Li. Under this agreement, the WFOE loaned RMB 10,000,000 to Ms. Li Li, as the sole shareholder of the VIE, solely for the purpose of the capital contribution of the subscribed capital of the VIE. The WFOE has the right to convert the whole or any part of the outstanding principal amount into the equity interests in the VIE and may demand repayment of any or all of the principal amount/ As security for performance and discharge of Ms. Li Li’s obligations under the JiuGe Technology Loan Agreement, Ms. Li Li pledged 100% equity interests in the VIE, representing the entire registered capital of the VIE, by way of first-ranking security to the WFOE. This agreement could constrain Ms. Li Li to cooperate with WFOE's instructions and avoid damaging the rights and interests of the WFOE and investors.

The JiuGe Technology Power of Attorney Agreement was duly issued by Ms. LI Li to the WFOE. Under the the JiuGe Technology Power of Attorney Agreement, the WFOE is the exclusive agent who may exercise, at WFOE’s sole discretion, all the rights and powers in respect of all the 100% equity interests held by Ms. Li Li in the VIE on Ms. LI Li’s behalf, including without limitation to propose to convene, attend and vote at the shareholder’s meeting of the VIE. Ms. Li Li cannot assign her rights and obligations under the JiuGe Technology Power of Attorney Agreement without prior written consent of the WFOE and the WFOE will bear its own costs, expenses and fees in connection with performance of the JiuGe Technology Power of Attorney Agreement. This agreement ensures that the WFOE can replace Ms. LI Li in the operation and management of the VIE, and controlling its assets.

The JiuGe Technology Call Option Agreement was duly signed by and among Ms. Li Li, the WFOE and the VIE. Under this agreement, the WFOE has an exclusive, irrevocable and unconditional option to purchase or to designate a third party to purchase 100% equity interests of the VIE at RMB one (1) yuan or the lowest amount of consideration permitted under the laws of PRC at any time, giving the WFOE a sole discretion to exercise such option at any time and in any manner as permitted by the laws of PRC. Pursuant to the JiuGe Technology Call Option Agreement, Ms. Li Li may not, without prior written consent of the WFOE: (i) transfer or dispose of the equity interests in the VIE or the assets of the VIE in any manner; (ii) create any encumbrance of any kind over the equity interests in the VIE, other than the VIE Agreements; and (iii) resolve to or procure the VIE to: (a) change its registered capital; (b) amend its articles of association; (c) change any of its shareholders; (d) appoint, remove or replace its senior management; (e) make or receive investment of any kind or merge or consolidate with any entity; (f) change information filed at the competent authorities in the PRC; (g) make any lending or borrowing or provide security of any kind; (h) pay, make or declare any dividend, charge, fee or other distribution of any kind; (i) incure, create or permit to subsist or have any outstanding financial indebtedness; (j) enter into any agreements that conflict with the JiuGe Technology Call Option Agreement; or (k) do any acts that would adversely impair the VIE’s ability to perform the obligations under the VIE Agreements. Neither Ms. Li Li nor the VIE may assign any of its rights and obligations under the agreement without the prior written consent of WFOE or unilaterally terminate the agreement. This agreement is one of the guarantees for WFOE and investors to ensure that the VIE will not have any potential equity changes that endanger the rights and interests of WFOE and investors.

The JiuGe Share Pledge Agreement was duly signed among Ms. Li Li, the WFOE and the VIE. Under this agreement, all the equity interests of the VIE held by Ms. Li Li were pledged to the WFOE, giving the WFOE a right to exercise the share pledge where Ms. Li Li or the VIE violates the VIE Agreements. This measure under this agreement will result in the equity of the VIE being locked, making it impossible for any third party to legally obtain the equity of the VIE without the prior consent of the WFOE.

Our PRC counsel has reviewed these agreements and believes that all the VIE Agreements were duly signed and are not in violation of applicable laws of PRC. We are of the opinion that the VIE Agreements are valid and giving the WFOE a full control over the VIE in respect of the current and effective PRC laws and regulations. However, the VIE Agreements have never been challenged or recognized in court for the time being, and the PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations Compared with direct ownership, there may be less effective in controlling through the VIE structure. For example, transferring VIE's operating profits outside China through WFOE may require a certain proportion of VAT to be borne; the VIE Agreements could not be easily seen on the Chinese Internet, which may also lead to disputes between WFOE and an unknown third party regarding the contents of such agreements.

In the first half of 2018, JiuGe Technology secured contracts with China Unicom and China Mobile to distribute mobile data for businesses and corporations in 9 provinces/municipalities, namely Chengdu, Jiangxi, Jiangsu, Chongqing, Shanghai, Zhuhai, Zhejiang, Shaanxi and Inner Mongolia.

In September 2018, JiuGe Technology launched and commercialized mobile payment and recharge services to businesses for China Unicom. The JiuGe Technology mobile payment and recharge platform enables the seamless delivery of real-time payment and recharge services to third-party channels and businesses. We earn a negotiated rebate amount from each of China Unicom and China Mobile for all monies paid by consumers to China Unicom and China Mobile that we process. To encourage consumers to utilize our portal instead of using our competitors’ platforms or paying China Unicom or China Mobile directly, we offer mobile data and talk time at a rate discounted from these companies’ stated rates, which are also the rates we must pay to them to purchase the mobile data and talk time provided to consumers through the use of our platform. Accordingly, we earn income on the rebates we receive from the telecommunications companies, reduced by the amounts by which we discount the mobile data and talk time sold through our platform.

In October 2018, China Unicom and China Mobile awarded JiuGe Technology with contracts that established partnerships for data analysis, that could unlock potential value-added services.

This description of the VIE Agreements discussed above do not purport to be complete and are qualified in their entirety by reference to the terms of the VIE Agreements, which were filed as exhibits to our Current Report on Form 8-K filed with the SEC on December 27, 2018 and are incorporated by reference herein.

Acquisition of Beijing Technology

On March 7, 2019, the Company through JiuGe Technology acquired Beijing Technology, a company in the business of providing mass SMS text services to businesses looking to communicate with large numbers of their customers and prospective customers. Through Beijing Technology, the Company entered into the business of mass SMS text message service as a compliment to its mobile payment and recharge business. The mass SMS text message service offers bulk SMS services to end consumers with competitive pricing. Currently, the Company’s SMS integrated platform is processing more than 150 million SMS text messages per month. Beijing Technology retains a license from the MIIT to operate SMS and MMS business in the PRC. Similar to the mobile recharge business, Beijing Technology is required to make a deposit or bulk purchase in advance and has secured business customers that will utilize Beijing Technology’s SMS integrated platform to send bulk SMS text messages monthly. Beijing Technology has the capability to manage and track the entire process, including to assist the Company’s clients to fulfill the government guidelines, until the SMS messages have been delivered successfully.

China Unicom Cooperation Agreement

On July 7, 2019, JiuGe Technology entered into the Cooperation Agreement with China United Network Communications Limited Yunnan Branch (“China Unicom Yunnan”). Under the Cooperation Agreement, JiuGe Technology is responsible for constructing and operating China Unicom Yunnan’s electronic sales platform through which consumers can purchase various goods and services from China Unicom Yunnan, including mobile telephones, mobile telephone service, broadband data services, terminals, “smart” devices and related financial insurance. The Cooperation Agreement provides that JiuGe Technology is required to construct and operate the platform’s webpage in accordance with China Unicom Yunnan’s specifications and policies, and applicable law, and bear all expenses in connection therewith. As consideration for the services it provides under the Cooperation Agreement, JiuGe Technology receives a percentage of the revenue received from all sales it processes for China Unicom Yunnan on the platform.

The Cooperation Agreement expires three years from the date of its signature with a yearly auto-renewal clause, but it may be terminated by (i) JiuGe Technology upon three months’ written notice or (ii) by China Unicom Yunnan unilaterally. The Cooperation Agreement contains customary representations from each party regarding such party’s authority to enter into and perform under the Cooperation Agreement, and provides customary events of default, including for various types of failure to perform. Any disputes arising between the parties under the Cooperation Agreement will be adjudicated in Chinese courts.

This description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Cooperation Agreement, which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 9, 2019 and is incorporated by reference herein.

In January 2022, TengLian (a 99% owned subsidiary of JiuGe Technology) signed a co-operation agreement with China Unicom to launch the Device Protection program for mobile phones and the new 5G phones.

Intercorporate Relationships

The following is a list of all of our subsidiaries and the corresponding date of jurisdiction of incorporation or organization and the ownership interest of each entity. All of our subsidiaries are directly or indirectly owned or controlled by us:

Name of Entity	Place of Incorporation / Formation	Ownership Interest
Finger Motion Company Limited (1)	Hong Kong	100%
Finger Motion (CN) Global Limited (2)	Samoa	100%
Finger Motion (CN) Limited (3)	Hong Kong	100%
Shanghai JiuGe Business Management Co., Ltd.(4)	PRC	100%
Shanghai JiuGe Information Technology Co., Ltd.(5)	PRC	Contractually controlled (5)
Beijing XunLian TianXia Technology Co., Ltd.(6)	PRC	Contractually controlled
Finger Motion Financial Group Limited(7)	Samoa	100%
Finger Motion Financial Company Limited(8)	Hong Kong	100%
Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd.(9)	PRC	Contractually controlled

Notes:

(1)	Finger Motion Company Limited is a wholly-owned subsidiary of FingerMotion, Inc.
(2)	Finger Motion (CN) Global Limited is a wholly-owned subsidiary of FingerMotion, Inc.
(3)	Finger Motion (CN) Limited is a wholly-owned subsidiary of Finger Motion (CN) Global Limited.
(4)	Shanghai JiuGe Business Management Co., Ltd. is a wholly-owned subsidiary of Finger Motion (CN) Limited.
(5)	Shanghai JiuGe Information Technology Co., Ltd. is a VIE that is contractually controlled by Shanghai JiuGe Business Management Co., Ltd.
(6)	Beijing XunLian TianXia Technology Co., Ltd. is a 99% owned subsidiary of Shanghai JiuGe Information Technology Co., Ltd.
(7)	Finger Motion Financial Group Limited is a wholly-owned subsidiary of FingerMotion, Inc.
(8)	Finger Motion Financial Company Limited is a wholly-owned subsidiary of Finger Motion Financial Group Limited.
(9)	Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd. is a 99% owned subsidiary of Shanghai JiuGe Information Technology Co., Ltd.

Because we do not directly hold equity interests in the VIE, we are subject to risks and uncertainties of the interpretations and applications of Chinese laws and regulations, including but not limited to, the validity and enforcement of the VIE Agreements among the WFOE, the VIE and the shareholder of the VIE. We are also subject to the risks and uncertainties about any future actions of the Chinese government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and may cause the value of our Common Shares to depreciate significantly or become worthless.

The VIE Agreements may not be as effective as direct ownership in providing operational control. For instance, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The shareholder of the VIE may not act in the best interests of our Company or may not perform their obligations under the VIE Agreements. Such risks exist throughout the period in which we intend to operate certain portions of our business through the VIE Agreements with the VIE. In the event that the VIE or its shareholder fail to perform their respective obligations under the VIE Agreements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce the VIE Agreements, there is uncertainty as to whether Chinese courts would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Risk Factors—Risks Related to the VIE Agreements”. We rely on the VIE Agreements with the VIE and its shareholder for a significant portion of our business operations. The VIE Agreements may not be as effective as direct ownership in providing operational control. Any failure by the VIE or its shareholder to perform their obligations under such contractual arrangements would have a material and adverse effect on our business.

As of the date of this registration statement we and the VIE are not required to seek permissions from the CSRC, the CAC, or any other entity that is required to approve of the operations of the VIE, other than a value-added telecommunications business licence, which has already been obtained. Nevertheless, Chinese regulatory authorities may in the future promulgate laws, regulations or implement rules that require us, our subsidiaries or the VIEs to obtain permissions from such regulatory authorities to approve the operations of the VIE or any securities listing.

Products and Services

Telecommunications Products and Services

Historically, telecommunication operators focused their efforts on expanding their retail presence; however, consumer behaviors and demands have shifted from offline to online. In 2018, the Company developed a proprietary universal exchange platform called “PigeonHoles Integration System”, which provides seamless integration between telecommunication operators and online stores servicing Chinese consumers all around China.

The Company’s products and services offerings include the following:

Product / Service	Details
Recharge Services	The Company offers recharge services to consumers throughout China.

Data Plan	The Company offers mobile data plans to consumers, including 5G plans.

Mobile Phone	The Company offers mobile phones to consumers online. Upon order completion, the Company’s up-stream partners or phone distributors (VSens and ZhengZhouXinSiWei) will arrange direct delivery to the customer.

Subscription Plan

The Company acquires new customers by offering telecommunication subscription plans. The Company shares revenue with telecommunication operators on a new subscribers’ spending over the following 12 months.

Value Added Products and Services	New product lines and services will be brought in by the Company to offer to the existing user base through the delivery channels of the Telecommunication partners and the platform partners.

Up-Stream Partners

The Company partners with all three major telecommunication operators in China, namely China Mobile, China Unicom and China Telecom, to offer its products and services:

Telecommunication Operator	Products and Services
China Mobile	Recharge Service Data Plan Subscription Plans Mobile Protection Plans
China Unicom	Recharge Service Data Plan Subscription Plan Mobile Protection Plans
China Telecom	Recharge Service Data Plan

Notes:

In 2020, the Company entered into arrangements with two third party smartphone distributors (VSens and ZhengZhouXinSiWei) to extend their product offerings across online stores on various platforms, which has been commercialized since February 2020.

Down-Stream Partners

The Company currently operates online stores and pages on various e-commerce and social media platforms, gaining access to millions of users without having to incur the associated marketing expenditures or user acquisition investments.

Name of Online Stores	Partners / Platform	Details
JiuGe TongXin Store	TMall.com	Telco Products & Services
HeNan China Mobile Store	TMall.com	China Mobile Flagship Store
JiuGe Mobile Data Store	PingDuoDuo.com	Telco Products & Services
JiuGe Mobile Data Store	Tbao	Telco Products & Services

SMS and MMS Services

SMS remains the only secure and reliable communication medium that connects all telecommunication operators globally. In 2019, the telecommunications industry in China sent a total of around 1,506 billion SMS,1 equivalent to a market size of RMB 39.2 billion (~$5.85 billion), a year-on-year increase of 37.5% compared to 2018.2 The Company was responsible for 1.2 billion, or 0.08% of market share.

[1]	Source: http://data.chinabaogao.com/dianxin/2020/0364R5222020.html
[2]	Source: https://jxca.miit.gov.cn/cms_files/filemanager/oldfile/jxca/upload/202003/202003111516300286.pdf

There are strict policies imposed by the Chinese government regulating message broadcasting via the SMS protocol. One key metric being monitored is the rate of public complaints on messages received via SMS, with the aim of fighting spam messages and blocking uncensored messages.

In early 2019, the Company completed beta testing of its proprietary SMS Integrated System and the commercialization phase began in April 2019. The SMS Integrated System provides a robust back-end control panel for corporate partners to access and manage their own messaging settings. Corporate partners can upload a list of targeted members, compose text or multimedia messages and define broadcasting settings. All messages must be submitted to the ministry for review before being delivered to telecommunication operators’ back-end for broadcasting.

The mass SMS text message service offers bulk SMS services to end consumers with competitive pricing. Beijing Technology retains a license from the MIIT to operate SMS and MMS business in the PRC. Similar to the mobile payment and recharge business, Beijing Technology is required to make a deposit or bulk purchase in advance and has secured business customers that will utilize Beijing Technology’s SMS integrated platform to send bulk SMS text messages monthly. Beijing Technology has the capability to manage and track the entire process, including guiding the Company’s customer to meet government’s guidelines on messages composed, until the SMS messages have been delivered successfully.

The Company’s SMS Integrated System performs more than 150 million SMS transactions monthly. The Company focuses its efforts on:

■	Continuously enhancing the SMS Integrated System to offer a more flexible, reliable, and scalable platform.

■	Working closely with telecommunication operators in a select few provinces allows the Company’s business development team to negotiate and secure better bulk purchase pricing from time to time.

■	The Company’s corporate partners span various industries such as airlines, insurance and financial services, e-commerce and consumer markets; diversifying sources of revenue improves the stability of the Company’s revenue stream and minimizes seasonal fluctuations with SMS volume.

RCS Platform

Telecommunication operators around the world have reached consensus on the need to upgrade the operator messaging service from SMS to RCS messaging in the 5G era. Worldwide, the GSM Association indicates 90 operators have launched RCS in 60 countries, attracting approximately 421 million users and projecting an estimated value of $15.78 billion by 2027, growing at a compound annual growth rate of 18.5%.3

On April 8, 2020, China’s three major telecommunication operators, namely China Mobile, China Telecom and China Unicom, released a 5G messaging white paper outlining their commitment to mandate all compatible handsets sold in the country support RCS.4

5G messaging service or RCS can support not only Person-to-Person (“P2P”) messaging, but also Application-to-Person (“A2P”) messaging. Through P2P messaging, RCS offers a richer text-messaging system, provides phonebook polling and is capable of transmitting in-call multimedia features. A2P messaging enables businesses and brands to communicate with users via chatbot, facilitates the sharing of high-quality videos but also more direct interfacing with the internet; consumers will no longer have to download multiple mobile apps and can, for instance, directly buy train tickets and book flights by just sending messages.

In March 2020, the Company’s management allocated resources dedicated for the research and development of a RCS platform – MaaP. This RCS platform is expected to be a proprietary business messaging platform that enables businesses and brands to communicate and service their customers on 5G infrastructure, delivering better user experience, more efficiently and cost effectively. This is expected to open up a new marketing channel for the Company’s current and prospective business partners.

In the third quarter of the fiscal year ended 2022, the Company anticipates commercializing the following RCS platforms:

RCS Platform for Telecommunication Products and Services

The Company intends to launch its own brand on the platform for the telecommunication products and services it currently carries. The platform is expected to provide the Company with direct access to 5G mobile users. Furthermore, the Company can continue building and enhancing its brand on the platform serving as the most comprehensive one-stop shop for telecommunication products and services.

RCS Platform for Partners and Brands

The Company is targeting to engage larger partners and brands on this new RCS platform. It is currently working and negotiating with one of the largest phone distributors in China to be among the first partners launching services on the platform.

Big Data Insights

The Company launched its proprietary platform “Sapientus” in July 2020 as its big data insights arm to deliver data-driven solutions and insights for businesses within the insurance and financial services industries. Leveraging the Company’s strong tech and data backbone, Sapientus specializes in data mining and insights extraction. The Company’s flexible data structure is built from the ground up, by transforming raw telco data into basic building blocks, statistical measures and behavioral inferences, while layering in auxiliary contextual information, to extract behavioral insights and power revolutionary applications for insurance and financial services.

[3]	Source: https://www.gsma.com/futurenetworks/rcs/ & https://www.marketresearch.com/Infogence-Marketing-Advisory-Services-v4010/Global-Rich-Communication-Services-RCS-30323369/

[4]	Source: https://www.gsma.com/futurenetworks/wp-content/uploads/2020/04/5G-Messaging-White-Paper-EN.pdf

Sapientus equips insurance industry partners with a range of capabilities such as:

■	Behavior insights and scoring derived from a time series of live telco data, along with an expansive set of auxiliary data, enabling deeper contextual understanding of a customer’s behavior propensity and risk inclination for more granular segmentation;
■	Transactional integration giving real-time feedback enriched with risk and behavior insights on current and prospective customers, thereby further promoting digital transformations in the industry – e.g. online underwriting, claims processing and fraud detection, etc.; and
■	Insight-driven data analytic services, sufficiently adaptive to incorporate new information such as emerging claim and marketing data, and synchronize with the Company’s partners’ operating and risk assessment philosophy via continual learning and honing.

Sapientus’ deep bench of insurance and data science expertise is expected to attract an expanding client base, supporting risk calibrations and insights extraction using advanced statistical methods and analytic techniques. The Company’s proprietary risk assessment engine offers standard and customized scoring and appraisal services based on multi-dimensional factors, enabled by extensive data coverage through exclusive telco partnerships. The Company augments and shares value with its partners through various big data enabled applications including preferred risk selection, precision marketing, product customization, and claims management (e.g. fraud detection).

The Company’s mission is to deliver the next generation of data-driven insurance solutions that result in more accurate risk assessments, more efficient processes and a more delightful customer journey.

The Company anticipates development of Sapientus in three key stages:

Stage 1: Initialization

During the initialization stage, the Company’s focus on building its brand and honing its rating framework and analytics. To accomplish this, the Company will be partnering with reinsurers to increase its visibility as well as assimilate its data analytics into the reinsurers’ value chain. Potential engagements include underwriting enhancement, market segmentation, product design as well as facilitation of claims review and adjudication. Revenue during this time will be sourced mainly from offering proprietary rating system and related services that are customized to fit the Company’s reinsurer partners’ specific needs. Furthermore, establishing collaborative facilities with reinsurers allows the Company to integrate posterior information (claims, underwriting experience, and campaign feedback) for improving its scoring / measurement system.

Stage 2: Expansion

The expansion stage shifts the Company’s revenue focus from offering rating system alone to earning commissions and profit shares through channel expansion and innovative product designs enabled by more granular customer segmentation. Channel expansion could be achieved by cross-selling through the Company’s affiliated company and brokerage arm, supported by leads generation for niche marketing and further upselling. In addition, developing customized product solutions with reinsurers will augment value proposition, offering more personalized and efficient coverage based on the latent risks of individuals. Precision marketing enhances product take-up rates, while preferred risk selection is expected to attract profitable business and improve portfolio results. As such, added value can be generated and shared among Sapientus and its (re)insurer and distribution partners.

Stage 3: Integration

As Sapientus matures, the Company enters the integration stage. Behavioral dynamics can prove to be very versatile in supporting many possibilities beyond insurance. Having accumulated more diverse data and insights enriches the Company’s rating perspective, enabling it to offer a universal rating platform that can be commonly adopted across the industry. The Company’s platform can be readily integrated with other systems, helping the Company extend reach beyond insurance applications. For example, the Company’s generalized rating system can help conduct smart underwriting for financial loans or craft out consumer behaviors and risk propensities to inform ecommerce business decisions. The Company’s platform can be used standalone as an independent rating tool, as well as offered as part of an integrated system, joining forces with various ecosystem partners on data access, customer relationships, advanced analytics, product and service capabilities. Types of value that can be realized through ecosystems include:

■	Friction reduction: Creating a one-stop shop or interface for consumers by removing the hassle of switching among multiple providers;

■	Network effects: Generating synergy value for stakeholders by pooling and sharing information and resources to serve common needs; and

■	Data integration: Mining and analyzing available data, applying learnings to deliver convenience and tangible benefits to customers.

Growth Strategy

The Company’s growth strategy is a multi-pronged approach, continually asking “What’s next?” and consisting of the following:

■	Enhancing PigeonHoles Integration System and the SMS Integrated System. Maintaining a stable and robust platform is expected to give the Company the flexibility to manage new product offering and packages in order to increase revenue. This will be the key critical success factor for the Company’s expansion plans.

■	Expanding customer base. Along with the stability of the Company’s platform and its ability to access working capital, the Company’s growth will be based on increasing its market share through expanding its base in its current geographic regions of operations and through expanding its presence into other regions. The Company’s offerings can be targeted to a wider group of customers, which should improve overall revenue.

■	New Product line expansion. The Company plans to constantly increase its product offerings from its telco partners by designing new packages and offerings in order to differentiate the Company from its competition. New product line and services are expected to be introduced progressively to be offered to the end users via the telco delivery channels. This is expected to expand our revenue base.

■	Enhancing values. The Company intends to continue to build brand loyalty and enhance its customer service to ensure customer retention and repeat sales.

■	Diversification. Breaking away from the Company’s core and traditional business, the Company is moving into the insurance technology (“insurtech”) space with Sapientus and the Company’s big data analytics arm. The Company intends to continue to explore opportunities in the financial technology services (“fintech”), healthcare and advertising industries.

■	Focusing on strength and investing in talent. The Company intends to continue to build the strongest team in all of its various businesses. The Company intends to also continue to build its core values to enhance and differentiate its support and services to ensure it is able to stand out from its competitors.

Sales and Marketing

■	The Company’s sales and marketing efforts are focused on promoting brand awareness of its JiuGe telecommunication stores currently operating on most major e-commerce and social media platforms in China.

■	The Company is continuously planning, in cooperation with its telco partners, seasonal and targeted marketing events in different provinces and cities.

■	Since the inception of JiuGe Technology in 2018, the Company has secured contracts and agreements to work with nine (9) online stores and twenty (20) business partners. The Company’s strategy is to expand into the entire China region and to reach out to a wider base of customers and users that can benefit from the Company’s product offerings.

■	The Company’s new agreement with China Mobile on the loyalty redemption business is a step towards the Company’s customer retention strategy that is expected to also enable it to cross-sell additional products and offerings from the Company.

■	The Company intends to continue to focus on, and expand, its roster of corporate clients to improve sales in its SMS business, and intends to focus on expanding into different industries.

Research & Development

■	RCS Platform - As a leader in the 5G ecosystem in China, the Company is developing the RCS platform to strengthen its first-mover advantage in MaaP (Messaging as a Platform). This messaging platform enables businesses and brands to communicate and service their customers on 5G infrastructure, delivering a more efficient, more cost efficient, and more robust user experience. This should open up a new marketing channel for the Company’s current and prospective business partners.

■	Big Data Insights - Beginning in January 2019, the Company has continuously researched industry reports and compiled data published by researchers and have incorporated its findings into its Sapientus data blocks. By integrating with external data sources, the Company’s R&D departments can develop innovative insurtech and fintech products to the Company’s re-insurance and financial services companies and partners.

Competition

Our industry is highly competitive, rapidly changing, highly innovative and increasingly subject to regulatory scrutiny and oversight. We compete against a wide range of businesses, including those that are larger than we are, have a dominant and secure position or offer other products and services to consumers and merchants that we do not offer. We believe we are in an advantageous position compared to many of our competitors or potential competitors because we have been granted an exclusive license to act as an authorized processor of payments in China for China Unicom and China Mobile.

Our mobile payments business competes principally against two alternatives. First, we compete directly with other holders of licenses from the major mobile telecommunications providers in China. We understand there are a limited number of these licenses, but believe that certain other license holders are large, diversified companies with deep financial resources. We also compete with payment processors that are not authorized licensees of the mobile telecommunications companies but nevertheless provide similar services. Separately, and more generally, we compete with all forms and methods of paying for additional data and minutes, including credit and debit cards, other electronic payment platforms and bank transfers.

Because we have been awarded a contract to process payments for China Unicom and China Mobile and, are therefore, able to offer services directly to market with value added services, we believe the Company is in an advantageous position as compared to its competition. We look to take advantage of the position that we have been afforded.

Intellectual Property

The Company has sufficient intellectual property rights to operate its mobile payment and recharge platform system. Specifically, the Company has registered patents for its mobile payment and recharge platform system. The Company will continue to enhance the system to meet market and consumer demands and requirements. The Company has also implemented strict controls to ensure the safe and secure keeping of any source codes.5

The Company has registered the following patents:

Patent Registration Number	Region	Title	Inventors	Applicant	Status as of the date of this Annual Report
2019SR0439119	Shanghai, China	PigeonHoles Integration System (1)	Shanghai JiuGe Business Management Co. Ltd	Shanghai JiuGe Business Management Co. Ltd	Obtained

2020SR0741902	Shanghai, China	SMS Integrated System(2)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0792227	China	JiuGe Customer Profiling Software V1.0.0 (3)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0772385	China	JiuGe TELCO Big Data Software V1.0.0 (4)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0809253	China	JiuGe Risk Assessment System Software V1.0.0 (5)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0860695	China	JiuGe Internet Big Data Software V1.0.0 (6)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0867792	China	JiuGe Mobile Digital Precision Marketing Software V1.0.0 (7)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2021SR2129368	China	JiuGe Risk Query API and UI Design V1.0.0(8)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2021SR773860	China	JiuGe Insurance Anti-Fraud System Design V1.0.0 (9)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

Notes:

(1)	PigeonHoles Integration System is the Company’s proprietary universal exchange platform which provides seamless integration between telecommunication operators and online stores servicing PRC’s customers.
(2)	The Company’s SMS Integrated System provides a robust back-end control panel for corporate partners to access and manage their own messaging settings. Corporate partners can upload a list of targeted members, compose text or multimedia messages and define broadcasting settings.
(3)	Patent based on JiuGe’s big data analysis and commercialization of consumer’s profile
(4)	Patent based on JiuGe’s big data analysis for telecommunication products and services
(5)	Patent based on JiuGe’s big data analysis on risk assessment system
(6)	Patent based on JiuGe’s big data analysis for online product.
(7)	Patent based on JiuGe’s big data analysis for online digital contents on mobile
(8)	Patent based on JiuGe’s big data analysis for Risk Query API and UI designs
(9)	Patent based on JiuGe’s big data analysis for Insurance Anti-Fraud System Design

Regulation

We operate in a rapidly evolving regulatory environment characterized by a heightened regulatory focus on all aspects of the payments industry. That focus continues to become even more heightened as regulators on a global basis focus on such important issues as countering terrorist financing, anti-money laundering, privacy, cybersecurity and consumer protection. Some of the laws and regulations to which we are subject were enacted recently, and the laws and regulations applicable to us, including those enacted prior to the advent of digital and mobile payments, are continuing to evolve through legislative and regulatory action and judicial interpretation. New or changing laws and regulations, including how such laws and regulations are interpreted and implemented, as well as increased penalties and enforcement actions related to non-compliance, could have a material adverse impact on our business, results of operations, and financial condition. Therefore, as we grow, we will need to develop the capacity to monitor these areas closely to design compliant solutions for our customers who depend on us.

Government regulation impacts key aspects of our business. We are subject to regulations that affect the payments industry in the markets in which we operate.

Payments Regulation. Various laws and regulations govern the payments industry in China, where our mobile payment and recharge platform principally operates. Our activities in this regard are, or may be, supervised by one or more financial regulatory authorities, including the People’s Bank of China. Other national or provincial regulatory agencies may have or assert jurisdiction over our activities, including agencies and authorities outside of China, if our platform is utilized by consumers in such jurisdictions. The laws and regulations applicable to the payments industry in any given jurisdiction are subject to interpretation and change.

Anti-Money Laundering and Counter-Terrorist Financing. FingerMotion is subject to anti-money laundering (“AML”) laws and regulations in China, the U.S. and other jurisdictions, as well as laws designed to prevent the use of the financial systems to facilitate terrorist activities. As we grow our business, we will need to develop an AML program designed to prevent our payment network from being used to facilitate money laundering, terrorist financing, and other illicit activities, or to do business in countries or with persons and entities included on designated country or person lists promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Controls and equivalent authorities in China and other countries whose jurisdiction we may become subject as a result of our operations. Any AML and sanctions compliance program we put in place will need to involve policies, procedures and internal controls designed to address these legal and regulatory requirements and assist in managing money laundering and terrorist financing risks.

Data Protection and Information Security. Aspects of our operations or business may be subject to privacy and data protection regulation in China, the U.S. and elsewhere. In the U.S., we are subject to privacy information safeguarding requirements under the Gramm-Leach-Bliley Act that require the maintenance of a written, comprehensive information security program, among other laws, which we do not currently have in place. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection that may contain additional privacy and data protection obligations than exist today. In addition, the interpretation and application of these privacy and data protection laws in China, the U.S. and elsewhere are often uncertain and in a state of flux.

Anti-Corruption. FingerMotion is subject to applicable anti-corruption laws, such as the U.S. FCPA and the U.K. Bribery Act, and similar anti-corruption laws in the jurisdictions in which we operate. Anti-corruption laws generally prohibit offering, promising, giving, accepting or authorizing others to provide anything of value, either directly or indirectly, to or from a government official or private party in order to influence official action or otherwise gain an unfair business advantage, such as to obtain or retain business.

Additional Regulatory Developments. Various regulatory agencies continue to examine a wide variety of issues, including virtual currencies, identity theft, account management guidelines, privacy, disclosure rules, cybersecurity and marketing that may impact the Company’s business.

Compliance with Environmental Laws

Compliance with foreign, federal, state and local laws that have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have not had a material effect on our capital expenditures, earnings or competitive position.

Employees

As of November 30, 2022, we had 64 total employees, of whom all were full time. We have approximately 54 employees in China, 4 employees in Malaysia, 2 employees in Hong Kong, 1 employee in Taiwan, 2 employees in USA and 1 employee in Canada. We believe that we enjoy good relations with our employees.

Properties

Our corporate headquarters is located at 1460 Broadway, New York, New York. We do not own any real property.

Legal Proceedings

In the ordinary course of business, we may from time to time become subject to legal proceedings and claims arising in connection with ongoing business activities. The results of litigation and claims cannot be predicted with certainty, and unfavorable resolutions are possible and could materially affect our results of operations, financial condition or cash flows. In addition, regardless of the outcome, litigation could have an adverse impact on us as a result of legal fees, the diversion of management’s time and attention and other factors.

There are no matters as of August 31, 2022 that in the opinion of management might have a material adverse effect on our results of operations, financial condition or cash flows, or that are required to be disclosed under the rules of the SEC.

Securities Authorized for Issuance under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,571,000	$8.00	3,429,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	3,571,000		3,429,000

Effective September 27, 2021, our Board of Directors authorized and approved the adoption by the Company of the 2021 Stock Incentive Plan (the “2021 Stock Incentive Plan”), pursuant to which an aggregate of 7,000,000 shares of our common stock may be issued pursuant to awards that may be granted under the 2021 Stock Incentive Plan. The 2021 Stock Incentive Plan was approved by our stockholders at our annual meeting of stockholders held on November 22, 2021.

On December 12, 2022, our Board of Directors authorized and approved the adoption of the Company’s 2023 Stock Incentive Plan (the “2023 Stock Incentive Plan”), under which an aggregate of 9,000,000 of our shares of common stock may be issued which consists of: (i) 3,571,000 shares issuable pursuant to awards previously granted that were outstanding under the 2021 Stock Incentive Plan as of December 12, 2022; (ii) 3,429,000 shares remaining available for issuance under the 2021 Stock Incentive Plan as of December 12, 2022; and (iii) 2,000,000 additional shares that may be issued pursuant to awards that may be granted under the 2023 Stock Incentive Plan. The 2023 Stock Incentive Plan supersedes and replaces the Company’s 2021 Stock Incentive Plan, however, in the event that our stockholders do not approve of our 2023 Stock Incentive Plan at the annual meeting of stockholders to be held on February 17, 2023, our 2021 Stock Incentive Plan shall continue in full force and effect in accordance with its terms. The terms of the 2023 Stock Incentive Plan are the same as the 2021 Stock Incentive Plan other than the increase in the aggregate number of shares reserved for awards under the 2023 Stock Incentive Plan.

The 2021 Stock Incentive Plan is administered by our Board of Directors, or the Compensation Committee, or any other committee appointed by the Board of Directors to administer the 2021 Stock Incentive Plan, and the Board of Directors shall determine, among other things: (i) the persons to be granted awards under the 2021 Stock Incentive Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue restricted shares, stock options, restricted stock units, stock appreciation rights, deferred stock rights and dividend equivalent rights, among others, under the 2021 Stock Incentive Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant’s continuous service only to the extent provided by the administrator under the 2021 Stock Incentive Plan. If the administrator under the 2021 Stock Incentive Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant’s service has been terminated for “cause”, he or she shall immediately forfeit all rights to any of the awards outstanding.

The 2021 Stock Incentive Plan includes the following best practice provisions to reinforce the alignment between stockholders’ interests and equity compensation arrangements. These provisions include, but are not limited to:

●	No discounted awards: the exercise price of an award must not be lower than 100% of the fair market value of the shares on the stock exchange or system on which the shares are traded or quoted at the time the award is granted;

●	No buyout without shareholder approval: outstanding options or non-qualified stock options (“SARs”) may not be bought out or surrendered in exchange for cash unless shareholder approval is received;

●	No repricing without shareholder approval: the Company may not, without shareholder approval, reprice an award by reducing the exercise price of a stock option or exchanging a stock option for cash, other awards or a new stock option with a reduced exercise price;

●	Minimum vesting requirements for “full-value” awards: except in the case of an award granted in substitution and cancellation of an award granted by an acquired organization and shares delivered in lieu of fully vested cash awards, any equity-based awards granted under the 2021 Stock Incentive Plan will have a vesting period of not less than one year from the date of grant; provided, however, that this minimum vesting restriction will not be applicable to equity-based awards not in excess of 5% of the number of shares available for grant under the 2021 Stock Incentive Plan. For avoidance of doubt, the foregoing restrictions do not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any award in case of death or disability. The treatment of awards in connection with a change of control are described below;

●	No accelerated vesting of outstanding unvested awards and double-trigger change of control requirements: no acceleration of any unvested awards shall occur except in the case of the death or disability of the grantee or upon a change of control. In this respect the 2021 Stock Incentive Plan requires a “double-trigger” – both a change of control and a qualifying termination of continuing services – to accelerate the vesting of awards. In connection with a change in control, time-based awards shall only be accelerated if the awards are not assumed or converted following the change in control and performance based awards shall only be accelerated: (i) to the extent of actual achievement of the performance conditions; or (ii) on a prorated basis for time elapsed in ongoing performance period(s) based on target or actual level achievement. In connection with vesting of outstanding awards following a qualifying termination after a change in control (i.e., double-trigger vesting), the same conditions set forth in the preceding sentence will apply;

●	No dividends for unvested awards: holders of any awards which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such awards;

●	No liberal share recycling: shares issued under the 2021 Stock Incentive Plan pursuant to an award, or shares retained by or delivered to the Company to pay either the exercise price of an outstanding stock option or the withholding taxes in connection with the vesting of incentive stock awards or SARs, and shares purchased by the Company in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the 2021 Stock Incentive Plan;

●	Transferability: the awards granted under the 2021 Stock Incentive Plan generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution;

●	No automatic grants: the 2021 Stock Incentive Plan does not provide for automatic grants to any eligible participant; and

●	No evergreen provision: the 2021 Stock Incentive Plan does not provide for an “evergreen” feature pursuant to which the shares authorized for issuance under the 2021 Stock Incentive Plan can be automatically replenished.

The foregoing summary of the 2021 Stock Incentive Plan is not complete and is qualified in its entirety by reference to the 2021 Stock Incentive Plan, which is attached hereto as exhibit 10.8.

Management

All FingerMotion directors hold office until the next annual general meeting of the shareholders unless his office is earlier vacated in accordance with our Articles or he becomes disqualified to act as a director. FingerMotion officers are appointed by our Board of Directors and hold office until their earlier death, retirement, resignation or removal.

FingerMotion executive officers and directors and their respective ages as of the date of this report are as follows:

Name and Position	Age	Principal Occupation and Positions Held During the Last Five Years
Martin J. Shen CEO	51	CEO of FingerMotion, Inc. (Dec. 1, 2018 to present); Founder of Imperial Distributors (formerly AP Martin Pharmaceutical Supplies Ltd.) (July 1, 2014 to Dec. 1, 2018); and CFO and COO of Wales and Son Industrial (later named Weir Minerals) (July 2004 to June 2014).

Yew Hon Lee CFO	53	CFO of FingerMotion, Inc. (Dec. 11, 2020 to present); CFO of Cubinet Interactive Group of Companies (2006 to November 2020).

Hsien Loong Wong Director	47	Former CEO and CFO of FingerMotion, Inc. (April 2017 to Nov. 30, 2018); Real Estate and Logistics professional in Singapore (2008 to present); Director of property at Big Box Singapore Pte. Ltd. (Dec. 2012 to Sept. 2017).

Yew Poh Leong Director	67	Director of FingerMotion, Inc. (Dec. 1, 2018 to present); Group CEO at Radinace Hospitality Group (Jan. 2005 to Dec. 2014); and Director of Strategic Projects for Keppel T&T (Jan. 2001 to Dec. 2002).

Michael Chan Director	58	Director of FingerMotion, Inc. (April 6, 2018 to present); Managing Director of Asia Pacific, Asset Servicing at Bank of New York Mellon (2007 to Sept. 2016); Head of Business Development, Asia Pacific, State Street Bank & Trust Co. (1994 to 2007).

Eng Ho Ng Director	68	Director of FingerMotion, Inc. (Dec. 11, 2020 to present); Non-Executive Chairman of ZWEEC Analytics Pte Ltd. (Feb 2020] to present); Director of TNG Fintech Group (Jan 2018 to present).

Li Li Legal Representative and General Manager of JiuGe Technology	42	Legal Representative and General Manager of JiuGe Technology (Jan. 2018 to present); Advisor to Shenzhen WuYiKa Technology Co., Ltd. (Jan. 2017 to Dec. 2017); Vice President of Shanghai JiaPinMi Information Technology Co., Ltd. (July 2015 to Dec. 2016)

Guang Hui Li Legal Representative and Vice General Manager of Beijing Technology	41	Vice General Manager of Beijing Technology; CEO of Beijing Hongyang Consulting (July 2017 to April 2019); Marketing Director of Youku Tudou (June 2011 to May 2017).

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

Martin J. Shen - Mr. Shen was appointed our Chief Executive Officer and Chief Financial Officer on December 1, 2018. He has nearly 15 years of experience in senior management roles in entrepreneurial startups as well as large multinational corporations. In those roles, he acquired wide-ranging expertise in corporate management, financial oversight and operational administration. Most recently, Mr. Shen founded Imperial Distributors (formerly AP Martin Pharmaceutical Supplies Ltd.) in 2014, establishing the company as the preferred choice for providing distributional support to regional pharmacies throughout Western Canada. His leadership duties as founder and senior vice-president included overseeing all aspects of operations, including managing legal and regulatory compliance issues. They covered ensuring compliance with Health Canada requirements as well as all relevant federal, provincial and municipal legislation. He also led the finance department, building a sound foundation for the accounting function and leveraging his extensive experience in public accounting to guide the acquisition of two companies in Alberta.

Prior to Imperial, Mr. Shen served as Chief Operating Officer and Chief Financial Officer at Wales and Son Industrial (later re-named Weir Minerals) from 2004 to 2014. The firm specializes in the global delivery of, and support for, mining slurry equipment solutions including pumps, hydrocyclones, rubber and wear resistant linings. Sectors served include mining and mineral processing, energy and general industry. As COO and CFO of Wales and Son Industrial, Mr. Shen directed all financial and internal operational activities. This included financial statement preparation and tax filings, banking arrangements, executive compensation and share purchase agreements. He was also responsible for the analysis of monthly results and financial statements and reconciliations to Group head office.

Mr. Shen began his career at PricewaterhouseCoopers in the tax department in Singapore and the audit and advisory group in Hong Kong. As a Tax Manager, he consulted with tax departments of multinational corporations, including Raytheon and Exxon, to provide tax saving mechanisms and future tax planning strategies. Mr. Shen also conducted tax conferences and seminars for current and potential clients to provide overview of tax planning scenarios. He served at PricewaterhouseCoopers from 1994 to 2004. Mr. Shen also spent several years in PwC Vancouver, auditing major Canadian companies and in the process building his expertise in financial management, compliance and financial statement reporting. A US Certified Public Accountant, he holds a BSc from the University of British Columbia.

Mr. Shen devotes approximately 100% of his time to the Company.

Yew Hon Lee - Mr. Lee was appointed as the CFO of the Company on December 11, 2020. He was the CFO of Cubinet Interactive Group of Companies (“Cubinet”) from 2006 to November 2020. He was one of the pioneers that started an online game publishing company. In his tenure, he was instrumental in leading Cubinet and building teams across the South East Asia region setting up all the financial processes within a short span of time. In 2011, Mr. Lee took on the additional role as the COO, Middle East and Russia, establishing new strategic partnerships. Prior to joining Cubinet, in 2001, Mr. Lee was employed by Trisilco IT Sdn Bhd (“Trisilco”) as the Finance Manager overseeing the entire spectrum of the Finance and HR functions. In 2005, Mr. Lee took on the role of General Manager managing the entire operations of Trisilco from Finance, HR, Sales & Operations. Trisilco is an IT company specializing in regulatory reporting and compliance for the financial sector. Previously, Mr. Lee had a short tenure in Nadicorp Holdings (“Nadicorp”) as the internal auditor setting up the departments from scratch. Nadicorp is one of the largest private Bumiputra conglomerates with 5 main business units in Transportation, Manufacturing, Property & Plantation, Defence and Other support services. In his tenure as the Internal Auditors Manager, he set up the Audit Charter and the key internal audit processes and procedures. Mr. Lee received his diploma from the Tunku Abdul Rahman College in 1996 and is a Chartered Accountant, a Member of Malaysia Institute of Accountants and an Associate Member of the Chartered Institute of Management Accountants, United Kingdom.

Mr. Lee devotes approximately 100% of his time to the Company.

Hsien Loong Wong - Mr. Wong was appointed a Board member, Chief Executive Officer and Chief Financial Officer on April 14, 2017. On December 1, 2018, Mr. Wong resigned as the Chief Executive Officer and Chief Financial Officer, but continued to serves as a Board member of the Company. He started his career in investor relations in technology, biotechnology, mining and oil and gas. Since July 2015, Mr. Wong has served as Associate Director of Propnex, Singapore’s largest listed real estate agency From December 2012 until September 2017, Mr. Wong also served as Senior Manager of Business Development as well as its director of property at Big Box Singapore Pte Ltd, a commercial property valued at$600 million. He also has extensive experience in running public companies. In particular, he was CEO of Nexgen Petroleum Corp, an oil and gas drilling company in Tennessee, USA from July 2007 to September 2009. He also currently serves as director to Food Bank Singapore, a registered charity, where he has served since January 2015. Mr. Wong’s previous experience and knowledge of the Company provides good historical information regarding the Company, which helps management with decisions going forward. Mr. Wong received his BA (Hons) in Communications from Simon Fraser University, British Columbia and his MSc in Real Estate from the National University of Singapore.

Mr. Wong devotes approximately 15% of his time to us.

Yew Poh Leong - Mr. Leong has been a Board member since December 1, 2018. He has more than 30 years of management experience in growing companies in the technology and hospitality sectors. In that time, Mr. Leong established an extensive network of business relationships in the software, banking and telecommunications sectors throughout the Asia Pacific. In his current position as CEO of Vertical Connection Pte Ltd. (“Vertical Connection”), a position he has held since 2002, Mr. Leong leads the company’s consulting and advisory services in helping other companies expand their businesses regionally through partnerships or acquisitions and implementing core operational and information initiatives. Vertical Connection focuses on fintech, telecommunications services, hospitality and software. Currently, Mr. Leong sits on the boards of several private companies. Since 2017, he has served on the board of directors of Fintrux Pte Ltd., a P2P lending company, as chair and on the boards of each of Vemotion APAC and VM Technology, both software and hardware companies that specialize in wireless video transmission over low bitrate networks.

Mr. Leong served as Group CEO of Radiance Hospitality Group (“Radiance”) from 2002 through 2016, where he led the expansion of the company’s hotel management services in Malaysia, Singapore, China, Indonesia, Cambodia and Russia. Before joining Radiance, Mr. Leong served as Director of Strategic Projects for Keppel T&T, a public company that provides transportation, telecommunications and IT services, from 1999 to 2002. There, he was responsible for its e-businesses, which included establishing credit bureaus in Thailand and Malaysia, establishing and operating data centers in Singapore, Malaysia, Thailand and the Philippines, operating call centers in Singapore and Malaysia, and providing application solutions for local governments, IT infrastructure, and transportation and education organizations.

Prior to his service at Keppel T&T, Mr. Leong was first a Regional Director and then Managing Director of Dun and Bradstreet Software (“Dun and Bradstreet”) (later acquired by Geac Computers), from 1988 to 2001. In those roles, he led company growth from 15 to more than 250 employees in Singapore, Malaysia, Thailand, the Philippines, Indonesia, Sri Lanka, Hong Kong, Beijing and Shanghai. The firm provided business solutions and managed services for 350 customers in the region. Prior to serving at Dun and Bradstreet, Mr. Leong was a consultant with Computer Associates, a consultant at Price Waterhouse, a management consultant at Reliance Travel and an auditor at Razak & Co. Mr. Leong’s extensive corporate experience allows him to provide valuable guidance to the Company and management team as our Company progresses through its development stage. Mr. Leong received a Master Degree in Accounting and Finance from the University of Auckland.

Mr. Leong devotes approximately 15% of his time to us.

Michael Chan - Mr. Chan has been a Board member since April 6, 2018. Mr. Chan has served at The Bank of New York Mellon Corporation as Managing Director, Head of Asia Pacific for Asset Servicing since 2013. He is responsible for managing the bank’s largest business line in the region. Mr. Chan joined the bank in Singapore in 2007 as regional Chief Operating Officer and progressed to Head of Sales & Relationship Management in 2010. He chaired the Asset Servicing Business Acceptance Committee and was a member of the KYC/AML regional committee. Mr. Chan was a member of BNY Mellon’s Global Corporate Operating Committee, Asia Pacific Executive Committee and the Corporate Sovereign Institutions Council. He represented the firm on the board of directors of Asia Securities Industry & Financial Markets Association and BNY Mellon’s Eagle Investment Systems’ Asia Singapore entity. Mr. Chan has also served on the OMGEO APAC Advisory Board and has been a member of various industry and banking associations in Hong Kong and Korea. Mr. Chan is currently the president of Canadian Alumni Singapore, a not-for-profit society. He also served on the National University of Singapore Society finance sub-committee and is a member of the Singapore Institute of Directors.

Prior to BNY Mellon, Mr. Chan was with State Street Bank & Trust Co., Canada beginning 1994. He was relocated to Hong Kong in 2000 for the bank’s launch of ETF products in Asia Pacific. Until 2007, he held senior positions including head of operations (Asia), regional deal team for a key European acquisition, general manager for the South Korea bank branch and head of global relationship management in the region. His career also includes service at Ernst & Young, Canada. Mr. Chan’s management and finance experience will provide additional financial oversight for the Company and will provide an advisory role over budgetary and projection analysis with management. Mr. Chan is a member of CPA, CMA, Canada. He holds an EMBA from the Ivey School of Business, University of Western Ontario and a B. Com from McGill University, Canada.

Mr. Chan devotes approximately 15% of his time to us.

Eng Ho Ng - Mr. Ng was appointed as a Board member on December 11, 2020. Mr. Ng is currently the non-executive Chairman of ZWEEC Analytics Pte Ltd. in Singapore and an independent Board director of TNG Fintech Group in Hong Kong. He previously served in top management positions in several large business corporations in Singapore, including ST Technologies Telemedia Pte Ltd., a subsidiary of Temasek Holdings, as Executive Vice President (Operations), and ST Telemedia’s Indonesian subsidiary, PT Indosat Tbk, as the Deputy President Director. Mr. Ng was also Managing Director of Keppel Telecommunications & Transportation Ltd. after serving in various positions at Keppel T&T and its subsidiaries. Prior to joining Keppel T&T, Mr. Ng was a career officer in the Singapore Armed Forces. Mr. Ng has served as a Director of Alvarion Ltd. and as an Independent Director of Mencast Holdings Ltd. Mr. Ng received his Bachelor of Science (Telecomm System Engineering) Degree (Honours) from the Royal Military College of Science, UK in 1977.

Mr. Ng devotes approximately 15% of his time to the Company.

Li Li - Ms. Li Li is the Legal Representative and General Manager of JiuGe Technology. Ms. Li Li graduated from Nanjing Academy of Engineering. In 2004, she founded Shanghai ChuangYe Network Technology Co., Ltd. as the Vice President. Through close cooperation with local operators, the company launched SMS and MMS services, WAP and mobile JAVA games, Hunan Satellite TV “HTV” e-magazine and other wireless Internet services to meet the rapid development of wireless Internet content and extensive application requirements.

In 2007, Ms. Li Li served as Vice President of Hangzhou JiuYue Information Technology Co., Ltd. Through extensive and in-depth cooperation with operators, the company is committed to the development of SP services such as IVR (Wireless Voice Value-Added Services), voice mail, electronic data exchange, online data processing and transaction processing.

In 2009, Ms. Li Li served as Vice President of Hangzhou LingXuan Information Technology Co., Ltd. With in-depth understanding of the mobile Internet business, combined with years of experience in the operation of wireless value-added services, after an in-depth analysis of the market situation, she proposed the idea of building a wireless value-added interactive services platform and creating an online and offline O2O service model.

Through close cooperation with operators, the company provides an integrated operation platform that covers online services such as information, music, video, and colored ring tones, as well as offline activities such as the Fans Club Meeting in campus, and thus realizes online services for products. Underneath each other, the industry chain is seamlessly connected.

In 2014, Ms. Li Li served as Vice President of Shanghai JiaPinMi Information Technology Co., Ltd. In 2014, WeChat opened the Wi-Fi interface, indicating the big leap and undercurrent of commercial Wi-Fi. However, at the time, there was no domestic Wi-Fi platform that provided blue-collar people with free Internet access, life style and added service to the community. At the beginning of her term of office, Li Li seized the opportunity and proposed to establish a “Hi-WiFi” platform through cloud-based big data marketing with in-depth cooperation with operators, providing blue-collar work force community with free access to the Internet, living, and services. It also provides enterprises with one-stop enterprise-level services based on information-based services and multiple specialized platform services, thus making “Hi-WiFi” the first domestic blue-collar work-force lifestyle platform to be developed. As a one-stop mobile marketing service provider that provides advertisers with wireless marketing solutions to achieve accurate marketing goals. Currently, any service of the platform can reach 100 million direct blue-collar user groups with nearly 300 million download speeds of up to 700 KB per second. Users no longer have to worry about data traffic usage restrictions.

In 2017, Ms. Li Li served as an Advisor to Shenzhen WuYiKa Technology Co., Ltd (“WuYiKa”). WuYiKa is a comprehensive service platform based on carrier traffic and dedicated to digital online service distribution and payment. It has now become a fast and efficient provider of new media marketing solutions for mobile Internet.

Ms. Li Li devotes approximately 100% of her time to JiuGe Technology.

Guang Hui Li - Mr. Li was appointed Vice General Manager of Beijing Technology in April 2019. He is also the Legal Representative of Beijing Technology where he is responsible for the company’s SMS operations. Mr. Li graduated from Jiang Nan University majoring in business marketing. Upon joining Beijing Technology, Mr. Li led the research and development team to complete and implement the SMS platform system. He also expanded Beijing Technology’s business into multiple industries including airlines, finance, e-commerce and consumer sectors.

In 2011, Mr. Li served as Marketing Director of YouKu Tudou. With YouKu Tudou, Mr. Li established high level relationships with the MIIT and the Communication Administration Bureau and China Telecoms Operators (China Mobile, China Telecom and China Unicom) to develop and implement projects in the mobile resale (virtual operator) and value-added businesses for YouKu Tudou.

In 2017, Mr. Li started his own consulting company, Beijing HongYang Consulting, where he provided consulting services in telecommunication compliance and operation services to several giant internet-based companies such as Didi, JD.com, Alibaba and Suning.

Mr. Li devotes approximately 100% of his time to Beijing Technology.

Significant Employees

Other than Mr. Shen, FingerMotion does not have any employees. FingerMotion’s subsidiaries and controlled companies have the following number of employees:

Name of Entity	Place of Incorporation/Formation	Employees
Finger Motion Company Limited	Hong Kong	4
Finger Motion (CN) Limited	Hong Kong	0
Finger Motion Financial Company Limited	Hong Kong	5
Shanghai JiuGe Business Management Co., Ltd.	PRC	2
Shanghai JiuGe Information Technology Co., Ltd.	PRC	47
Beijing XunLian TianXia Technology Co., Ltd.	PRC	8
Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd.	PRC	1

Family Relationships

There are currently no family relationships between any of the members of the Board of Directors or the executive officers.

Director Independence

We evaluate the independence of our directors in accordance with the listing standards of the NASDAQ Stock Market, LLC (“NASDAQ”) and the regulations promulgated by the SEC. NASDAQ’s rules require that a majority of the members of a company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. After review of all relevant transactions and relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our Board of Directors has determined that the following directors, which comprise all of the members of our Board of Directors, are independent directors within the meaning of the NASDAQ listing standards: Hsien Loong Wong, Yew Poh Leong, Michael Chan and Eng Ho Ng.

Committees of the Board of Directors

Our Board of Directors currently has three committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance. The Audit Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021.

Audit Committee

On December 15, 2021, the Board of Directors adopted a new Audit Committee Charter that complies with the requirements of Nasdaq Listing Rule 5605(c)(1), and has established an Audit Committee, which operates under its Audit Committee Charter. The Company's Audit Committee consists of Yew Poh Leong, Michael Chan and Eng Ho Ng. Each member of the Audit Committee satisfies the "independence" requirements of Rule 5605(a)(2) of the Listing Rules of NASDAQ and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Audit Committee financial expert is Michael Chan who qualifies as an "audit committee financial expert" within the meaning of the SEC Rule 10A-3 and possesses financial sophistication within the meaning of the Listing Rules of NASDAQ. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee is responsible for, among other things:

●	ensuring, through discussion with management and the external auditors, that the Company’s annual and quarterly financial statements (individually and collectively, the “Financial Statements”), as applicable, present fairly in all material respects the financial conditions, results of operations and cash flows of the Company as of and for the periods presented;

●	reviewing and recommending for approval to the Board, the Company’s financial statements, accounting policies that affect the financial statements, annual MD&A and associated press release(s);

●	reviewing significant issues affecting financial reports;

●	monitoring the objectivity and credibility of the Company’s financial reports;

●	considering the effectiveness of the Company’s internal controls over financial reporting and related information technology security and control;

●	reviewing with auditors any issues or concerns related to any internal control systems in the process of the audit;

●	reviewing with management, external auditors and legal counsel any material litigation claims or other contingencies, including tax assessments, and adequacy of financial provisions, that could materially affect financial reporting;

●	overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing such other audit, review or attest services for the Company, including the resolution of disagreements between management and the external auditor regarding financial reporting; and

●	taking such other actions within the general scope of its responsibilities as the Audit Committee shall deem appropriate or as directed by the Board of Directors.

Nominating and Corporate Governance Committee

On December 15, 2021, the Board of Directors adopted a new Nominating and Corporate Governance Committee Charter that complies with the requirements of Nasdaq Listing Rule 5605(e)(2), and has established a corporate governance committee (the “N&CG Committee”) which operates under its Nominating and Corporate Governance Committee Charter. The N&CG Committee is currently comprised of Yew Poh Leong, Michael Chan and Eng Ho Ng. The N&CG Committee is responsible for (i) identifying and recommending to the Board, individuals qualified to be nominated for election to the Board; (ii) recommending to the Board, the members and chairperson for each Board committee; and (iii) periodically reviewing and assessing the Company's corporate governance principles contained in the Nominating and Corporate Governance Committee Charter and making recommendations for changes thereto to the Board. The N&CG Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021.

The N&CG Committee is responsible for, among other things:

●	leading the Company’s search for individuals qualified to become members of the Board;

●	evaluating and recommending to the Board for nomination candidates for election or re-election as directors;

●	establishing and overseeing appropriate director orientation and continuing education programs;

●	making recommendations to the Board regarding an appropriate organization and structure for the Board of Directors;

●	evaluating the size, composition, membership qualifications, scope of authority, responsibilities, reporting obligations and charters of each committee of the Board;

●	periodically reviewing and assessing the adequacy of the Company’s corporate governance principles as contained in the Nominating and Corporate Governance Committee Charter and, should it deem it appropriate, it may develop and recommend to the Board of Directors for adoption of additional corporate governance principles;

●	periodically reviewing the Company’s Articles in light of existing corporate governance trends, and shall recommend any proposed changes for adoption by the Board of Directors or submission by the Board of Directors to the Company’s shareholders;

●	making recommendations on the structure and logistics of Board of Directors’ meetings and may recommend matters for consideration by the Board of Directors;

●	considering, adopting and overseeing all processes for evaluating the performance of the Board of Directors, each committee and individual directors; and

●	annually reviewing and assessing its own performance.

Compensation Committee

On December 15, 2021, the Board of Directors adopted a new Compensation Committee Charter which complies with the requirements of Nasdaq Listing Rule 5605(d)(1) and the Board of Directors has established a Compensation Committee (the “Compensation Committee”). The Compensation Committee is comprised of Yew Poh Leong, Michael Chan and Eng Ho Ng. The Compensation Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021.

The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to officer and director compensation, succession planning for senior management, development and retention of senior management and such other duties as directed by the Board.

Each of the Compensation Committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq. The Compensation Committee will be responsible for, among other things:

●	reviewing and approving the Company’s compensation guidelines and structure;

●	reviewing and approving on an annual basis the corporate goals and objectives with respect to the CEO of the Company;

●	reviewing and approving on an annual basis the evaluation process and compensation structure for the Company’s other officers, including salary, bonus, incentive and equity compensation;

●	reviewing the Company’s incentive compensation and other equity-based plans and recommending changes in such plans to the Board as needed.

●	periodically making recommendations to the Board regarding the compensation of non-management directors, including Board and committee retainers, meeting fees, equity-based compensation and such other forms of compensation and benefits as the Committee may consider appropriate; and

●	overseeing the appointment and removal of executive officers, and reviewing and approving for executive officers, including the CEO, any employment, severance or change in control agreements.

Involvement in Certain Legal Proceedings

Except as disclosed in this registration statement, during the past ten years none of the following events have occurred with respect to any of our directors or executive officers:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or

c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or

b.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are currently no legal proceedings to which any of our directors or officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

EXECUTIVE and Director COMPENSATION

Summary Compensation Table

Our named executive officers for the fiscal year ended February 28, 2022 (“Fiscal 2022”) consist of (i) Martin J. Shen, our current Chief Executive Officer, (ii) Yew Hon Lee, our current Chief Financial Officer and (iii) Li Li, the Legal Representative and General Manager of our contractual controlled company, JiuGe Technology. Our named executive officers for the fiscal year ended February 28, 2021 (“Fiscal 2021”) consist of (i) Martin J. Shen, our current Chief Executive Officer and former Chief Financial Officer, (ii) Yew Hon Lee our Chief Financial Officer, and (iii) Li Li. the Legal Representative and General Manager of our contractual controlled company, JiuGe Technology. We have no other executive officers. The following Summary Compensation Table sets forth the compensation earned by or paid to our named executive officers for Fiscal 2022 and Fiscal 2021 are as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(3)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Martin J. Shen (1) CEO	2022 2021	180,000 180,000	--	--	22,540-	--	--	--	202,540 180,000
Lee Yew Hon (2) CFO	2022 2021	72,000 18,000	--	--	21,658-	--	--	--	93,658 18,000
Li Li Legal Representative and General Manager of JiuGe Technology	2022 2021	130,586 133,395	--	--	41,160-	--	--	--	171,746 133,395

Notes:

(1)	Mr. Shen was appointed as our CEO and CFO on December 1, 2018. Mr Shen resigned as our CFO effective December 10, 2020.
(2)	Mr. Lee Yew Hon was appointed as our CFO on December 11, 2020.
(3)

For Fiscal 2022, these amounts represent the aggregate grant date fair value of stock options which was estimated using the Black-Scholes Option Valuation Model. The following assumptions were used to value the stock options granted on December 28, 2021: exercise price: $8.00; expected risk free interest rate: 1.06%; expected annual volatility: 15.27%; expected life in years: 5.0; expected annual dividend yield: $Nil; and Black-Scholes value: $85,358.

During our most recently completed financial years, we did not pay any other executive compensation to our named executive officers.

Executive Employment Agreements

As of February 28, 2022, we did not have any employment agreements with any of our named executive officers.

Outstanding Equity Awards Held by Named Executive Officers at Fiscal Year End

The following table sets forth information as at February 28, 2022, relating to equity awards that have been granted to the Named Executive Officers:

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Martin J. Shen	46,000	184,000	N/A	$8.00	Dec. 28, 2026	N/A	N/A	N/A	N/A
Yew Hon Lee	44,200	176,800	N/A	$8.00	Dec. 28, 2026	N/A	N/A	N/A	N/A
Li Li	84,000	336,000	N/A	$8.00	Dec. 28, 2026	N/A	N/A	N/A	N/A

Pension Plan Benefits

We have no pension plans that provide for payments or benefits at, following or in connection with retirement.

Compensation Policies and Practices and Risk Management

One of the responsibilities of our Compensation Committee and our Board, in its role in setting executive compensation and overseeing our various compensation programs, is to ensure that our compensation programs are structured so as to discourage inappropriate risk-taking. We believe that our existing compensation practices and policies for all employees, including executive officers, mitigate against this risk by, among other things, providing a meaningful portion of total compensation in the form of equity incentives. These equity incentives have historically been in the form of stock grants to promote long-term rather than short-term financial performance and to encourage employees to focus on sustained stock price appreciation. The Compensation Committee is responsible for monitoring our existing compensation practices and policies and investigating applicable enhancements to align our existing practices and policies with avoidance or elimination of risk and the enhancement of long-term stockholder value.

Director Compensation

Each of our directors receives regular cash compensation of $2,000 per month, for serving on the Board.

The following table set forth information relating to the compensation paid to our non-executive directors for Fiscal 2022:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Yew Poh Leong	24,000	-	7,693	-	-	-	31,693
Michael Chan	24,000	-	7,693	-	-	-	31,693
Hsien Loong Wong	24,000	-	7,693	-	-	-	31,693
Eng Ho Ng	24,000	-	6,174	-	-	-	30,174

Notes:

(1)	These amounts represent the aggregate grant date fair value of stock options which was estimated using the Black-Scholes Option Valuation Model. The following assumptions were used to value the stock options granted on December 28, 2021: exercise price: $8.00; expected risk free interest rate: 1.06%; expected annual volatility: 15.27%; expected life in years: 5.0; expected annual dividend yield: $Nil; and Black-Scholes value: $29,253.

As at February 28, 2022, our directors held stock options to acquire an aggregate of 298,500 shares of our common stock as follows: Yew Poh Leong – 78,500 stock options; Michael Chan – 78,500 stock options; Hsien Loong Wong – 78,500 stock options; and Eng Ho Ng – 63,000 stock options.

security ownership of certain beneficial owners and management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 3, 2023 by (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our officers and directors, and (iii) our officers and directors as a group. Unless otherwise indicated, it is our understanding and belief that the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Beneficial Ownership

Directors and Officers:

Martin J. Shen, Chief Executive Officer c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	797,000	(2)	1.7%
Yew Hon Lee, Chief Financial Officer c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	538,400	(3)	1.2%
Yew Poh Leong, Director c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	281,400	(4)	*
Michael Chan, Director c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	281,400	(5)	*
Hsien Loong Wong, Director c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	401,400	(6)	*
Eng Ho Ng, Director c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	25,200	(7)	*
Li Li, Legal Representative and General Manager of JiuGe Technology c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	2,368,000	(8)	5.1%

All directors and executive officers as a group (7 persons)	4,692,800	(9)	10.0%

Major Stockholders:

Choe Yang Yeat 6-11-1 V Square PJ City Centre Jalan Utara PJ Selangor 46200 Malaysia	7,238,400	(10)	15.6%

Cheong Chee Ming Unit A 19/F Times Media Centre 133 Wan Chai Road Wan Chai Hong Kong	4,420,000		9.5%

Liew Yow Ming 190 Depot Road, #18-19 The Interlace Condominium Singapore 109689	3,502,700	(11)	7.5%

Notes:

*	Less than one percent.

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of the security. Certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares of common stock are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares of common stock outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of common stock of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Proxy Statement. As of January 3, 2023, there were 46,316,635 shares of common stock of the Company issued and outstanding.

(2)	This figure represents (i) 705,000 shares of common stock, and (ii) stock options to purchase 92,000 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(3)	This figure represents (i) 450,000 shares of common stock, and (ii) stock options to purchase 88,400 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(4)	This figure represents (i) 250,000 shares of common stock, and (ii) stock options to purchase 31,400 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(5)	This figure represents (i) 250,000 shares of common stock, and (ii) stock options to purchase 31,400 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(6)	This figure represents (i) 370,000 shares of common stock, and (ii) stock options to purchase 31,400 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(7)	This figure represents stock options to purchase 25,200 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(8)	This figure represents (i) 2,200,000 shares of common stock, and (ii) stock options to purchase 168,000 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(9)	This figure represents (i) 4,225,000 shares of common stock, and (ii) stock options to purchase 467,800 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(10)

This figure represents (i) 7,200,000 shares of common stock held by Ever Sino International Limited over which Mr. Choe Yang Yeat has sole voting and dispositive power, and (ii) stock options held directly by Mr. Choe to purchase 38,400 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(11)	This figure represents (i) 3,320,200 shares of common stock, and (ii) a convertible note in the amount of US$730,000 that can be converted into 182,500 shares of our common stock within 60 days of the date hereof.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our Company.

Related Party Transactions

Except as described herein, none of the following parties (each a “Related Party”) has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	any of our directors or officers;

•	any person proposed as a nominee for election as a director;

•	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

•	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

On May 1, 2022, we received US$730,000 from Dr. Liew Yow Ming in exchange for issuing to Dr. Liew a convertible promissory note whereby we promise to pay Dr. Liew, or his successors or assigns, the principal amount on or prior to the one year anniversary of the convertible note and to pay interest on the unpaid principal amount at the rate of 20% per annum. The interest shall be paid at the end of every month and on a monthly basis thereafter. Any amount of principal or interest on the convertible note which is not paid when due shall bear interest from the date due until such past due amount is paid at a rate of interest equal to the applicable rate of 20% plus four percent (4%) per annum. At any time up to the maturity date, the holder may convert all or any portion of the outstanding principal amount and accrued but unpaid interest into shares of our common stock at a price of $4.00 per share.

Our Board reviews any proposed transaction involving Related Parties and considers whether such transactions are fair and reasonable and in the Company’s best interests.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

McMillan LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended February 28, 2022, have been audited by CZD CPA, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

disclosure of commission position on indemnification for securities act liabilities

Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. In addition, we currently maintain management liability insurance that covers any loss up to a certain amount that our directors and officers may become legally obligated to pay as a result of a claim for a wrongful act for which we do not indemnify the directors and officers, or covers any loss up to a certain amount that we indemnify our directors and officers as a result of a claim for a wrongful act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  Access to these electronic filings is available as soon as practicable after filing with the SEC. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.  You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 1460 Broadway, New York, New York 10036, Attention: Martin Shen.

We have filed with SEC a registration statement on Form S-1 under the Securities Act with respect to our securities being offered pursuant to this prospectus. This prospectus forms part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. The registration statement contains additional information about us and the securities being offered pursuant to this prospectus. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

INDEX TO FINANCIAL STATEMENTS

FINGERMOTION, INC.

FINGERMOTION, INC.

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six months ended August 31, 2022

(Unaudited - Expressed in U.S. Dollars)

FingerMotion, Inc.
Condensed Consolidated Balance Sheets

	August 31,	February 28,
	2022	2022
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,984,562	$461,933
Accounts receivable	2,777,946	4,875,149
Inventories	—	1,407
Prepayment and deposit	3,973,914	3,331,342
Other receivables	1,394,674	1,539,265
Current Assets	10,131,096	10,209,096
Non-current Assets
Equipment	22,274	26,808
Intangible assets	94,426	125,932
Right-of-use asset	207,406	5,069
Non-current Assets	324,106	157,809

TOTAL ASSETS	$10,455,202	$10,366,905

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities
Accounts payable	$1,506,771	$3,588,289
Accrual and other payables	1,042,201	1,685,297
Convertible notes payable, current portion	730,000	—
Lease liability, current portion	123,413	5,069
Current Liabilities	3,402,385	5,278,655
Non-current Liabilities
Convertible notes payable, non-current portion	4,800,000	—
Lease liability, non-current portion	83,993	—
Non-current Liabilities	4,883,993	—

TOTAL LIABILITIES	$8,286,378	$5,278,655

SHAREHOLDERS’ EQUITY
Preferred stock, par value $.0001 per share; Authorized 1,000,000 shares; issued and outstanding -0- shares.	—	—

Common Stock, par value $.0001 per share; Authorized 200,000,000 shares; issued and outstanding 42,857,260 shares and 42,627,260 issued and outstanding at August 31, 2022 and February 28, 2022 respectively	4,286	4,263

Additional paid-in capital	22,323,418	21,730,941

Additional paid-in capital - stock options	356,328	356,328

Accumulated deficit	(20,133,660)	(17,152,172)

Accumulated other comprehensive income	(391,252)	137,911

Stockholders’ equity before non-controlling interests	2,159,120	5,077,271

Non-controlling interests	9,704	10,979

TOTAL SHAREHOLDERS’ EQUITY	2,168,824	5,088,250

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,455,202	$10,366,905

FingerMotion, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2022	2021	2022	2021
Revenue	$4,982,957	$5,386,914	$9,838,080	$11,383,403
Cost of revenue	(4,565,173)	(4,690,058)	(9,043,225)	(10,066,850)
Gross profit	417,784	696,856	794,855	1,316,553

Amortization & Depreciation	(13,466)	(14,402)	(27,638)	(28,823)
General & administrative expenses	(1,275,869)	(1,444,914)	(2,515,419)	(2,624,661)
Marketing Cost	(169,389)	(59,075)	(226,580)	(144,082)
Research & Development	(198,104)	(144,549)	(409,751)	(279,978)
Stock compensation expenses	(254,547)	(421,571)	(544,478)	(482,546)

Total operating expenses	(1,911,375)	(2,084,511)	(3,723,866)	(3,560,090)

Net loss from operations	(1,493,591)	(1,387,655)	(2,929,011)	(2,243,537)

Other income (expense):
Interest income	700	447	1,457	1,717
Interest expense	(89,646)	(80,247)	(104,477)	(172,813)
Exchange gain (loss)	(346)	(2,354)	(618)	(1,679)
Other income	44,788	15,192	49,886	52,189
Total other income (expense)	(44,504)	(66,962)	(53,752)	(120,586)

Net loss before income tax	$(1,538,095)	$(1,454,617)	$(2,982,763)	$(2,364,123)
Income tax expenses	—	—	—	—
Net Loss	$(1,538,095)	$(1,454,617)	$(2,982,763)	$(2,364,123)

Less: Net profit attributable to the non-controlling interest	(730)	1,147	(1,275)	3,531

Net loss attributable to the Company’s shareholders	$(1,537,365)	$(1,455,764)	$(2,981,488)	$(2,367,654)

Other comprehensive income:
Foreign currency translation adjustments	(223,793)	(87,538)	(529,163)	(27,354)
Comprehensive loss	$(1,761,158)	$(1,543,302)	$(3,510,651)	$(2,395,008)
Less: comprehensive income (loss) attributable to non-controlling interest	(318)	(167)	(407)	(3)
Comprehensive loss attributable to the Company	$(1,760,840)	$(1,543,135)	$(3,510,244)	$(2,395,005)

NET LOSS PER SHARE
Loss Per Share - Basic	$(0.04)	$(0.04)	$(0.07)	$(0.06)
Loss Per Share - Diluted	$(0.04)	$(0.04)	$(0.07)	$(0.06)

NET LOSS PER SHARE ATTRIBUTABLE TO THE COMPANY
Loss Per Share - Basic	$(0.04)	$(0.04)	$(0.07)	$(0.06)
Loss Per Share - Diluted	$(0.04)	$(0.04)	$(0.07)	$(0.06)

Weighted Average Common Shares Outstanding - Basic	42,811,064	39,647,106	42,752,532	39,290,499
Weighted Average Common Shares Outstanding - Diluted	42,811,064	39,647,106	42,752,532	39,290,499

FingerMotion, Inc.
Unaudited Condensed Consolidated Statement of Shareholders’ Equity

	Common Stock		Capital Paid in Excess of	Additional Paid-in Shares to be Stock	Capital-	Accumulated Other Comprehensive	Stockholders’	Non-controlling
	Shares	Amount	Par Value	options	Deficit	Income	equity	interest	Total
Balance at March 1, 2022	42,627,260	4,263	21,730,941	356,328	(17,152,172)	137,911	5,077,271	10,979	5,088,250

Common stock issued for cash	—	—	—	—	—	—	—	—	—
Common stock issued for professional service	150,000	15	435,235	—	—	—	435,250	—	435,250
Accumulated other comprehensive income	—	—	—	—	—	(305,370)	(305,370)	—	(305,370)
Net (Loss)	—	—	—	—	(1,444,123)	—	(1,444,123)	(545)	(1,444,668)

Balance at May 31, 2022	42,777,260	4,278	22,166,176	356,328	(18,596,295)	(167,459)	3,763,028	10,434	3,773,462

Common stock issued for cash	—	—	—	—	—	—	—	—	—
Common stock issued for professional service	80,000	8	157,242	—	—	—	157,250	—	157,250
Accumulated other comprehensive income	—	—	—	—	—	(223,793)	(223,793)	—	(223,793)
Net (Loss)	—	—	—	—	(1,537,365)	—	(1,537,365)	(730)	(1,538,095)

Balance at August 31, 2022	42,857,260	4,286	22,323,418	356,328	(20,133,660)	(391,252)	2,159,120	9,704	2,168,824

	Common Stock		Capital Paid in Excess of	Additional Paid-in Capital- Stock	Accumulated	Accumulated Other Comprehensive	Stockholders’	Non-controlling
	Shares	Amount	Par Value	options	Deficit	Income	equity	interest	Total
Balance at March 1, 2021	38,903,494	3,890	14,170,815	—	(12,208,728)	140,906	2,106,883	8,083	2,114,966

Common stock issued for cash	86,666	9	179,990	—	—	—	179,999	—	179,999
Common stock issued for professional service	5,000	1	9,999	—	—	—	10,000	—	10,000
Accumulated other comprehensive income	—	—	—	—	—	60,184	60,184	—	60,184
Net (Loss)	—	—	—	—	(911,890)	—	(911,890)	2,384	(909,506)

Balance at May 31, 2021	38,995,160	3,900	14,360,804	—	(13,120,618)	201,090	1,445,176	10,467	1,455,643

Common stock issued for cash	673,900	67	3,114,432	—	—	—	3,114,499	—	3,114,499
Common stock issued for professional service	55,000	5	259,995	—	—	—	260,000	—	260,000
Execution of convertible notes	2,477,200	248	1,940,752	—	—	—	1,941,000	—	1,941,000
Accumulated other comprehensive income	—	—	—	—	—	(87,538)	(87,538)	—	(87,538)
Net (Loss)	—	—	—	—	(1,455,764)	—	(1,455,764)	1,147	(1,454,617)

Balance at August 31, 2021	42,201,260	4,220	19,675,983	—	(14,576,382)	113,552	5,217,373	11,614	5,228,987

FingerMotion, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	August 31,	August 31,
	2022	2021
Net (loss)	$(2,982,763)	$(2,364,123)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share based compensation expenses	722,642	482,546
Amortization and depreciation	27,638	28,823
Impairment of fixed assets	1,293

Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	1,686,094	409,212
(Increase) decrease in prepayment and deposit	(892,358)	(2,014,573)
(Increase) decrease in others receivable	14,789	(663,370)
(Increase) decrease in inventories	1,289	(1,184)
Increase (decrease) in accounts payable	(1,778,928)	(86,230)
Increase (decrease) in accrual and other payables	(585,539)	698,460
Increase (decrease) in due to lease liability	—	(3,191)
Net Cash provided by (used in) operating activities	(3,785,843)	(3,513,630)

Cash flows from investing activities
Purchase of equipment	(4,120)	(12,625)
Net cash provided by (used in) investing activities	(4,120)	(12,625)

Cash flows from financing activities
Proceed from convertible note	5,530,000	—
Execution of convertible note	—	1,941,000
Proceed from loan payable	—	(1,654,207)
Common stock issued for cash	—	3,294,498
Net cash provided by (used in) financing activities	5,530,000	3,581,291

Effect of exchange rates on cash and cash equivalents	(217,408)	(27,668)

Net change in cash	1,522,629	27,368

Cash at beginning of period	461,933	850,717

Cash at end of period	$1,984,562	$878,085

Major non-cash transactions:
Conversion of loan payables to shares	$—	$—

Supplemental disclosures of cash flow information:
Interest paid	$—	$—
Taxes paid	$—	$—

Note 1 –Nature of Business and Basis of Presentation

FingerMotion, Inc. fka Property Management Corporation of America (the “Company”) was incorporated on January 23, 2014, under the laws of the State of Delaware. The Company then offered management and consulting services to residential and commercial real estate property owners who rent or lease their property to third-party tenants.

The Company changed its name to FingerMotion, Inc. on July 13, 2017, after a change in control. In July 2017 the Company acquired all of the outstanding shares of Finger Motion Company Limited (“FMCL”), a Hong Kong corporation that is an information technology company which specialize in operating and publishing mobile games.

Pursuant to the Share Exchange Agreement with FMCL, effective July 13, 2017 (the “Share Exchange Agreement”, the Company agreed to exchange the outstanding equity stock of FMCL held by the FMCL Shareholders for shares of common stock of the Company. At the Closing Date, the Company issued 12,000,000 shares of common stock to the FMCL shareholders. In addition, the Company issued 600,000 shares to other consultants in connection with the transactions contemplated by the Share Exchange Agreement.

The transaction was accounted for as a “reverse acquisition” since, immediately following completion of the transaction, the shareholders of FMCL effectuated control of the post-combination Company. For accounting purposes, FMCL was deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of FMCL (i.e., a capital transaction involving the issuance of shares by the Company for the shares of FMCL). Accordingly, the consolidated assets, liabilities, and results of operations of FMCL became the historical financial statements of FingerMotion, Inc. and its subsidiaries, and the Company’s assets, liabilities and results of operations were consolidated with FMCL beginning on the acquisition date. No step-up in basis or intangible assets or goodwill were recorded in this transaction.

As a result of the Share Exchange Agreement and the other transactions contemplated thereunder, FMCL became a wholly owned subsidiary of the Company. FMCL, a Hong Kong corporation, was formed in April 6, 2016.

On October 16, 2018, the Company through its indirect wholly-owned subsidiary, Shanghai JiuGe Business Management Co., Ltd. (“JiuGe Management”), entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”) became JiuGe Management’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements include a Consulting Services Agreement, a Loan Agreement, a Power of Attorney Agreement, a Call Option Agreement, and a Share Pledge Agreement in order to secure the connection and commitments of JiuGe Technology.

On March 7, 2019, JiuGe Technology also acquired 99% of the equity interest of Beijing XunLian (“BX”), a subsidiary that provides bulk distribution of SMS messages for JiuGe customers at discounted rates.

Finger Motion Financial Company Limited was incorporated on January 24, 2020, and is 100% owned by FingerMotion, Inc. The company has been activated for the insurtech business during the last quarter of the fiscal year where the Big Data division secured its first contract and recorded revenue.

Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd. was incorporated on December 23, 2020, for the purpose of venturing into mobile phone sales in China. It is 99% owned by JiuGe Technology.

On February 5, 2021, JiuGe Technology disposed of its 99% owned subsidiary, Suzhou BuGuNiao Digital Technology Co., Ltd which was established to venture into R&D projects.

Note 2 - Summary of Principal Accounting Policies

Principles of Consolidation and Presentation

The condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The condensed consolidated financial statements include the financial statements of the Company, and its wholly-owned subsidiaries. All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

Variable interest entity

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 810, “Consolidation” (“ASC 810”), the Company is required to include in its consolidated financial statements, the financial statements of its variable interest entities (“VIEs”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity.

Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The reporting entity’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de - facto agents, have the unilateral ability to exercise those rights. JiuGe Technology’s actual stockholders do not hold any kick-out rights that affect the consolidation determination.

Through the VIE agreements disclosed in Note 1, the Company is deemed the primary beneficiary of JiuGe Technology. Accordingly, the results of JiuGe Technology have been included in the accompanying consolidated financial statements. JiuGe Technology has no assets that are collateral for or restricted solely to settle their obligations. The creditors of JiuGe Technology do not have recourse to the Company’s general credit.

Note 2 - Summary of Principal Accounting Policies (Continued)

The following assets and liabilities of the VIE and VIE’s subsidiaries are included in the accompanying condensed consolidated financial statements of the Company as of August 31, 2022 and February 28, 2022:

Assets and liabilities of the VIE

	August 31, 2022	February 28, 2022
	(unaudited)
Current assets	$5,580,248	$4,503,346
Non-current assets	219,490	21,042
Total assets	$5,799,738	$4,524,388

Current liabilities	$10,298,188	$8,556,844
Non-current liabilities	83,993	—
Total liabilities	$10,382,181	$8,556,844

Assets and liabilities of the VIE’s Subsidiaries

	August 31, 2022	February 28, 2022
	(unaudited)
Current assets	$2,765,533	$5,330,206
Non-current assets	7,852	9,121
Total assets	$2,773,385	$5,339,327

Current liabilities	$1,818,069	$4,162,414
Non-current liabilities	—	—
Total liabilities	$1,818,069	$4,162,414

Note 2 - Summary of Principal Accounting Policies (Continued)

Operating Result of VIE

	For the Six Months Ended August 31, 2022	For the Six Months Ended August 31, 2021
	(unaudited)	(unaudited)
Revenue	$4,235,851	$1,387,156
Cost of revenue	(3,653,565)	(627,520)
Gross profit (loss)	$582,286	$759,636

Amortization and depreciation	(3,094)	(3,906)
General and administrative expenses	(1,154,029)	(1,111,044)
Marketing cost	(193,776)	(110,074)
Research & development	(209,915)	(279,978)
Total operating expenses	$(1,560,814)	$(1,505,002)

Profit (loss) from operations	$(978,528)	$(745,366)

Interest income	1,375	1,644
Other income	49,886	9,043
Total other income (expense)	$51,261	$10,687

Tax expense	—	—

Net profit (loss)	$(927,267)	$(734,679)

Operating Result of VIE’s Subsidiaries

	For the Six Months Ended August 31, 2022	For the Six Months Ended August 31, 2021
	(unaudited)	(unaudited)
Revenue	$5,539,728	$9,864,829
Cost of revenue	(5,389,660)	(9,259,330)
Gross profit (loss)	$150,068	$605,499

Amortization and depreciation	(521)	(451)
General and administrative expenses	(200,341)	(261,123)
Marketing cost	(32,803)	(34,007)
Research & development	(43,943)	—
Total operating expenses	$(277,608)	$(295,581)

Profit (loss) from operations	$(127,540)	$309,918

Interest income	70	22
Other income	—	43,146
Total other income (expense)	$70	$43,168

Tax expense	—	—

Net profit (loss)	$(127,470)	$353,086

Note 2 – Summary of Principal Accounting Policies (Continued)

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Certain Risks and Uncertainties

The Company relies on cloud-based hosting through a global accredited hosting provider. Management believes that alternate sources are available; however, disruption or termination of this relationship could adversely affect our operating results in the near term.

Identifiable Intangible Assets

Identifiable intangible assets are recorded at cost and are amortized over 3-10 years. Similar to tangible property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Impairment of Long-Lived Assets

The Company classifies its long-lived assets into: (i) computer and office equipment; (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) finite–lived intangible assets.

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technology, economy, or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, relief from royalty income approach, quoted market values and third-party independent appraisals, as considered necessary.

The Company makes various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets. The assumptions and estimates used to determine future values and the remaining useful lives of long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as the Company’s business strategy and its forecasts for specific market expansion.

Accounts Receivable and Concentration of Risk

Accounts receivable, net is stated at the amount the Company expects to collect, or the net realizable value. The Company provides a provision for allowances that includes returns, allowances, and doubtful accounts equal to the estimated uncollectible amounts. The Company estimates its provision for allowances based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the provision for allowances will change.

Note 2 – Summary of Principal Accounting Policies (Continued)

Lease

Operating and finance lease right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the future lease payments over the lease term. When the rate implicit to the lease cannot be readily determined, the Company utilizes its incremental borrowing rate in determining the present value of the future lease payments. The incremental borrowing rate is derived from information available at the lease commencement date and represents the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term and amount equal to the lease payments in a similar economic environment. The right-of-use asset includes any lease payments made and lease incentives received prior to the commencement date. Operating lease right-of-use assets also include any cumulative prepaid or accrued rent when the lease payments are uneven throughout the lease term. The right-of-use assets and lease liabilities may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets. Estimated useful lives range from three to seven years. Land is classified as held for sale when management has the ability and intent to sell, in accordance with ASC Topic 360-45.

Earnings Per Share

Basic (loss) earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share.

FASB Accounting Standard Codification Topic 260 (“ASC 260”), “Earnings Per Share,” requires that employee equity share options, non-vested shares and similar equity instruments granted to employees be treated as potential common shares in computing diluted earnings per share. Diluted earnings per share should be based on the actual number of options or shares granted and not yet forfeited, unless doing so would be anti-dilutive. The Company uses the “treasury stock” method for equity instruments granted in share-based payment transactions provided in ASC 260 to determine diluted earnings per share. Antidilutive securities represent potentially dilutive securities which are excluded from the computation of diluted earnings or loss per share as their impact was antidilutive.

Note 2 – Summary of Principal Accounting Policies (Continued)

Revenue Recognition

The Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”) beginning on January 1, 2018 using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that will result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of ASC 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606.

The Company recognizes revenue from providing hosting and integration services and licensing the use of its technology platform to its customers. The Company recognizes revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer (for licensing, revenue is recognized when the Company’s technology is used to provide hosting and integration services); (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of fees is probable. We account for our multi-element arrangements, such as instances where we design a custom website and separately offer other services such as hosting, which are recognized over the period for when services are performed.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Non-controlling interest

Non-controlling interests held 1% of the shares of two of our subsidiaries are recorded as a component of our equity, separate from the Company’s equity. Purchase or sales of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Recently Issued Accounting Pronouncements

The Company does not believe recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

Note 3 – Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $20,133,660 and $17,152,172 as at August 31, 2022 and February 28, 2022 respectively, and had a net loss of $2,929,011 and $2,243,537 for the six months ended August 31, 2022 and 2021, respectively.

The Company’s continuation as a going concern depends on its ability to obtain additional financing to fund operations, implement its business model, and ultimately, attain profitable operations. The Company will need to secure additional funds through various means, including equity and debt financing or any similar financing. There can be no assurance that the Company can obtain additional equity or debt financing, if and when needed, on terms acceptable to the Company, or at all. Any additional equity or debt financing may involve substantial dilution to the Company’s stockholders, restrictive covenants, or high interest costs. The Company’s long-term liquidity also depends upon its ability to generate revenues and achieve profitability.

Note 4 – Revenue

We recorded $9,838,080 and $11,383,403 in revenue, respectively, for the six months ended August 31, 2022 and 2021.

	For the six months ended
	August 31, 2022	August 31, 2021
	(unaudited)	(unaudited)
Telecommunication Products & Services	$4,326,623	$3,448,375
SMS & MMS Business	5,448,957	7,803,610
Big Data	62,500	131,418
	$9,838,080	$11,383,403

Note 5 – Equipment

At August 31, 2022 and February 28, 2022, the Company has the following amounts related to tangible assets:

	August 31, 2022	February 28, 2022
	(unaudited)
Equipment	$50,489	$62,347
Less: accumulated depreciation	(28,215)	(35,539)
Net equipment	$22,274	$26,808

No significant residual value is estimated for the equipment. Depreciation expenses for the six months ended August 31, 2022 and 2021 totaled $5,878 and $6,929, respectively.

Note 6 – Intangible Assets

At August 31, 2022 and February 28, 2022, the Company has the following amounts related to intangible assets:

	August 31, 2022	February 28, 2022
	(unaudited)
Licenses	$200,000	$200,000
Mobile applications	213,504	233,167
	413,504	433,167
Less: accumulated amortization	(278,033)	(266,190)
Impairment of intangible assets	(41,045)	(41,045)
Net intangible assets	$94,426	$125,932

No significant residual value is estimated for these intangible assets. Amortization expenses for the six months ended August 31, 2022 and 2021 totaled $21,760 and $21,894, respectively.

Note 7 – Prepayment and Deposit

Prepaid expenses consist of the deposit pledge to the vendor for stock credits for resale. Our current vendors are China Unicom and China Mobile for our Telecommunication Products & Services business and our SMS & MMS business. Deposits includes payments placed into the e-commerce platforms where we offer our products and services. The platforms are PinDuoDuo, Tmall, and JD.com.

	August 31, 2022	February 28, 2022
	(unaudited)
Telecommunication Products & Services
Deposit Paid / Prepayment	$2,336,880	$2,396,550
Deposit received	—	—
Net Prepaid expenses for Telecommunication Products & Services	$2,336,880	$2,396,550
Others prepayment	1,575,699	369,256
Prepayment and deposit	$3,912,579	$2,765,806

	August 31, 2022	February 28, 2022
	(unaudited)
SMS & MMS Business
Deposit Paid / Prepayment	$61,335	$565,536
Deposit received
Net Prepaid expenses for SMS	$61,335	$565,536
Others prepayment	—	—
Prepayment and deposit	$61,335	$565,536

Note 8 – Right-of-use Asset and Lease Liability

The Company has entered into lease agreements with various third parties. The terms of operating leases are one to two years. These operating leases are included in “Right-of-use Asset” on the Company’s Condensed Consolidated Balance Sheet and represent the Company’s right to use the underlying asset for the lease term. The Company’s obligation to make lease payments are included in “Lease liability” on the Company’s Condensed Consolidated Balance Sheet. Additionally, the Company has entered into various short-term operating leases with an initial term of twelve months or less. These leases are not recorded on the Company’s Condensed Consolidated Balance Sheet. All operating lease expense is recognized on a straight-line basis over the lease term in the six months ended August 31, 2022.

Information related to the Company’s right-of-use assets and related lease liabilities were as follows:

	August 31, 2022	February 28, 2022
	(unaudited)
Right-of-use asset
Right-of-use asset, net	$207,406	$5,069

Lease liability
Current lease liability	$123,413	$5,069
Non-current lease liability	83,993	—
Total lease liability	$207,406	$5,069

August 31, 2022
Remaining lease term and discount rate
Weighted-average remaining lease term	20 months
Weighted-average discount rate	2.48%

Commitments

The following table summarizes the future minimum lease payments due under the Company’s operating leases as of August 31, 2022:

2023	$127,166
Thereafter	84,777
Less: imputed interest	(4,537)
$207,406

Note 9 – Convertible Note Payable

A Note Payable having a Face Value of $730,000 on May 1, 2022 and accruing interest at 20% is due on April 30, 2023. The note is convertible anytime from the date of issuance into $0.0001 par value Common Stock at $4.00 per share.

A secured, two-year, interest-free convertible promissory note with a principal amount of $4,800,000 was issued on August 9, 2022 representing a funded amount of $4,000,000 and a coupon of 20%. The principal amount is payable commencing 180 days after the issuance in 18 consecutive monthly payments, at the option of the Company, to be made in either cash, shares of common stock of the Company, or a combination of cash and shares of the common stock of the Company. The note shall be available to be converted by the holder any time after the earlier of 6 months from the date of issuance or the date of effectiveness of the registration statement covering the applicable conversion shares into $0.0001 par value Common stock at $2.00 per share subject to adjustment as provided therein.

Note 10 – Common Stock

The Company issued 12,705,541 shares of common stock for the year ended February 28, 2021 for consideration of $5,665,533, including 8,858,207 shares of common stock to consultants.

The Company issued 500,000 shares of common stock at a deemed price of $2.00 per share during the fiscal year ended February 28, 2021 pursuant to the conversion of promissory notes in the aggregate amount of $1,000,000.

The Company cancelled 150,000 shares of common stock during the fiscal year ended February 28, 2021 pursuant to a financial advisory service agreement.

On March 29, 2021, the Company issued 10,000 shares of our common stock at $2.00 per share to one individual pursuant to the exercise of warrants.

On April 14, 2021, the Company issued 5,000 shares of our common stock at price of $2.00 per share to one individual pursuant to a consulting agreement.

On May 7, 2021, the Company issued (i) 70,000 shares of our common stock at $2.00 per share to 2 individuals and one entity pursuant to the exercise of warrants, and (ii) 6,666 shares of our common stock at $3.00 to one entity pursuant to the exercise of warrants.

On June 1, 2021, the Company issued 25,000 shares of our common stock at a deemed price of $5.00 per shares to one individual pursuant to a consulting agreement.

On July 13, 2021, the Company issued (i) 568,900 shares of our common stock at price of $5.00 per share to 17 individuals and 2 entities (ii) 45,000 shares of our common stock at $2.00 per share to 2 individuals pursuant to the exercise of warrants, (iii) 60,000 shares of our common stock at $3.00 per share to one individual pursuant to the exercise of warrants, (iv) 5,000 shares of our common stock at deemed price of $2.00 per share to one individual pursuant to a consulting agreement, and (v) 25,000 shares of our common stock at a deemed price of $5.00 per share to one individual pursuant to a consulting agreement.

On August 16, 2021, the Company issued 218,000 shares of common stock at $2.50 per share and 700,000 shares of common stock at $0.50 per share to one individual pursuant to the conversion of promissory notes.

On August 27, 2021, the Company issued 1,500,000 shares of common stock at $0.50 per share and 59,200 shares of common stock at $5.00 per share to one individual pursuant to the conversion of promissory notes.

On October 28, 2021, the Company issued 5,000 shares of our common stock at deemed price of $2.00 per share to one individual pursuant to a consulting agreement.

Note 10 – Common Stock (Continued)

On November 5, 2021, the Company issued 276,000 shares of our common stock at price of $5.00 per share to 4 individuals.

On December 7, 2021, the Company issued 30,000 shares of our common stock at price of $3.00 per share to 2 individuals pursuant to the exercise of warrants.

On January 7, 2022, the Company issued 55,000 shares of our common stock at deemed price of $5.00 per share to two entities pursuant to a consulting agreement.

On January 12, 2022, the company cancelled 15,000 shares of our common stock issued to 1 individual pursuant to a consulting agreement.

On February 4, 2022, the Company issued 5,000 shares of our common stock at deemed price of $5.00 per share to one entity pursuant to a consulting agreement.

On February 7, 2022, the Company issued 70,000 shares of our common stock at price of $5.00 per share to 4 individuals

On March 7, 2022 the Company issued 5,000 shares of our common stock at deemed price of $5.00 per share to one entity pursuant to a consulting agreement.

On March 23, 2022, the Company issued 10,000 shares of our common stock at a deemed price of $3.66 per share to one individual pursuant to a consulting agreement.

On March 23, 2022, the Company issued an aggregate of 25,000 shares of our common stock at a deemed price of $2.85 per share to two individuals and one entity pursuant to consulting agreements.

On April 14, 2022, the Company issued 5,000 shares of our common stock at a deemed price of $5.00 per share to one entity pursuant to a consulting agreement.

On April 28, 2022, the Company issued 50,000 shares of our common stock at a deemed price of $2.61 per share to one entity pursuant to a consulting agreement.

On April 28, 2022, the Company issued 5,000 shares of our common stock at a deemed price of $2.56 per share to one entity pursuant to a consulting agreement.

On April 28, 2022, the Company issued 20,000 shares of our common stock at a deemed price of $2.51 per share to one individual pursuant to a consulting agreement.

On May 10, 2022, the Company issued 5,000 shares of our common stock at a deemed price of $5.00 per share to one entity pursuant to a consulting agreement.

On May 10, 2022, the Company issued 5,000 shares of our common stock at a deemed price of $3.66 per share to one individual pursuant to a consulting agreement.

On May 12, 2022, the Company issued 20,000 shares of our common stock at a deemed price of $2.03 per share to one entity pursuant to a consulting agreement as amended.

On July 5, 2022, the Company issued 5,000 shares of our common stock at a deemed price of $5.00 per share to one entity pursuant to a consulting agreement.

On July 5, 2022, the Company issued an aggregate of 25,000 shares of our common stock at a deemed price of $2.85 per share to two individuals and one entity pursuant to consulting agreements.

Note 10 – Common Stock (Continued)

On August 3, 2022, the Company issued 50,000 shares of our common stock at a deemed price of $1.22 per share to one entity pursuant to a consulting agreement.

Share Purchase Warrants

A continuity schedule of outstanding share purchase warrants as at August 31, 2022, and the changes during the periods, is as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance, February 28, 2020	—	$—
Issued in Connection with October 2020 Offering	488,500	$2.10
Issued in connection with January 2021 Offering	1,604,334	$3.00
Exercised	(25,000)	$2.00
Balance, February 28, 2021	2,067,834	$2.80
Exercised	(221,666)	$2.44
Balance, February 28, 2022	1,846,168	$2.84
Issued in Connection with August 2022 Offering	3,478,261	1.75
Exercised	—	—
Balance, August 31, 2022	5,324,429	$2.13

During Fiscal 2022 and Fiscal 2021, we received cash proceeds totaling $539,998 and $50,000, respectively, from the exercise of share purchase warrants.

On August 9, 2022, the Company entered into a Securities Purchase Agreement with Lind Global Fund II LP (the “Investor”), pursuant to which the Company issued to the Investor a secured, two-year, interest free convertible promissory note in the principal amount of $4,800,000 (the “Note”) and a common stock purchase warrant (the “Warrant”) to acquire 3,478,261 shares of common stock of the Company, which is subject to reduction by 50% upon effectiveness of the registration statement covering the underlying shares.

A summary of share purchase warrants outstanding and exercisable as at August 31, 2022 is as follows:

	Number of Warrants	Remaining Contractual
Exercise Price	Outstanding	Life (Years)	Expiry Date
$2.00	288,500	0.13	18-Oct-22
$3.00	50,000	0.13	18-Oct-22
$3.00	1,507,668	0.37	12-Jan-23
$1.75	3,478,261	5.00	8-Aug-27
$2.13	5,324,429

Note 10 – Common Stock (Continued)

Stock Options

On December 28, 2021, we granted an aggregate of 4,545,500 stock options pursuant to our 2021 Stock Incentive Plan having an exercise price of $8.00 per share and an expiry date of five years from the date of grant to 40 individuals who were directors, officers, employees and consultants of the Company. We relied upon the exemption from registration under the U.S. Securities Act provided by Rule 903 of Regulation S promulgated under the U.S. Securities Act for the grant of stock options to the individuals who are non-U.S. persons, and upon the exemption from registration under Section 4(a)(2) of the U.S. Securities Act for two individuals who are U.S. persons. The stock options are all subject to vesting provisions of 20% on the date of grant and 20% on each of the first, second, third and fourth anniversary of the date of grant.

The fair value of these stock options was estimated at the date of grant, using the Black-Scholes Option Valuation Model, with the following weighted average assumptions:

	August 31, 2022	February 28, 2022
Expected Risk Free Interest Rate	1.06%	1.06%
Expected Volatility	15.27%	15.27%
Expected Life in Years	5.0	5.0
Expected Dividend Yield	—	—
Weighted-Average Grant Date Fair Value	$6.46	$6.46

A continuity schedule of outstanding stock options as at August 31, 2022, and the changes during the three months periods, is as follows:

	Number of Stock Options	Exercise Price
Balance, February 28, 2022	4,545,500	$8.00
Granted	—	—
Cancelled/Forfeited	—	—
Expired	—	—
Balance, August 31, 2022	4,545,500	$8.00

The table below sets forth the number of issued shares and cash received upon exercise of stock options:

	August 31, 2022	February 28, 2022
Number of Options Exercised on Forfeiture Basis	—	—
Number of Options Exercised on Cash Basis	—	—
Total Number of Options Exercised	—	—

Number of Shares Issued on Cash Exercise	—	—
Number of Shares Issued on Forfeiture Basis	—	—
Total Number of Shares Issued Upon Exercise of Options	—	—

Cash Received from Exercise of Stock Options	$—	$—
Total Intrinsic Value of Options Exercised	$—	$—

Note 10 – Common Stock (Continued)

A continuity schedule of outstanding unvested stock options at August 31, 2022, and the changes during the six months period, is as follows:

	Number of Unvested Stock Options	Weighted Average Grant Date Fair Value
Balance, February 28, 2021	—	—
Granted	4,545,500	$6.46
Vested	(909,000)	$6.46
Balance, February 28, 2022	3,636,500	$6.46
Granted	—	—
Vested	—	—
Balance, August 31, 2022	3,636,500	$6.46

As at August 31, 2022, the aggregate intrinsic value of all outstanding stock options granted was estimated at $0 as the current price is lower than the strike price.

A summary of stock options outstanding and exercisable as at August 31, 2022 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Outstanding at August 31, 2022	Exercise Price	Weighted Average Remaining Contractual Term (Years)	Exercisable at August 31, 2022	Exercise Price	Weighted Average Remaining Contractual Term (Years)
$ 7.00 to $ 9.00	4,545,500	$8.00	4.58	909,000	$8.00	4.58

	4,545,500	$8.00	4.58	909,000	$8.00	4.58

Note 11 – Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per common share:

	For the six months ended
	August 31, 2022	August 31, 2021
Numerator - basic and diluted
Net Loss	$(2,982,763)	$(2,364,123)
Denominator
Weighted average number of common shares outstanding — basic	42,752,532	39,290,499
Weighted average number of common shares outstanding — diluted	42,752,532	39,290,499
Loss per common share — basic	$(0.07)	$(0.06)
Loss per common share — diluted	$(0.07)	$(0.06)

Note 12 – Income Taxes

The Company and its subsidiaries file separate income tax returns.

The United States of America

FingerMotion, Inc. is incorporated in the State of Delaware in the U.S. and is subject to a U.S. federal corporate income tax of 21%. The Company generated a taxable loss for the six months ended August 31, 2022 and 2021.

Hong Kong

Finger Motion Company Limited is incorporated in Hong Kong and Hong Kong’s profits tax rate is 16.5%. Finger Motion Company Limited did not earn any income that was derived in Hong Kong for the six months ended August 31, 2022 and 2021.

The People’s Republic of China (PRC)

JiuGe Management, JiuGe Technology, Beijing XunLian and Shanghai TengLian JiuJiu were incorporated in the People’s Republic of China and subject to PRC income tax at 25%.

Income tax mainly consists of foreign income tax at statutory rates and the effects of permanent and temporary differences. The Company’s effective income tax rates for the six months ended August 31, 2022 and 2021 are as follows:

	For the six months ended
	August 31, 2022	August 31, 2021
	(unaudited)	(unaudited)
U.S. statutory tax rate	21.0%	21.0%
Foreign income not registered in the U.S.	(21.0)%	(21.0)%
PRC profit tax rate	25.0%	25.0%
Changes in valuation allowance and others	(25.0)%	(25.0)%
Effective tax rate	0.0%	0.0%

At August 31, 2022 and February 28, 2022, the Company has a deferred tax asset of $745,372 and $1,235,861, resulting from certain net operating losses in U.S., respectively. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those net operating losses are available. The Company considers projected future taxable income and tax planning strategies in making its assessment. At present, the Company concludes that it is more-likely-than-not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance has been provided for the full value of the deferred tax asset. A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance. At August 31, 2022 and February 28, 2022, the valuation allowance was $745,372 and $1,235,861, respectively.

	August 31, 2022	February 28, 2022
	(unaudited)
Deferred tax asset from operating losses carry-forwards	$745,372	$1,235,861
Valuation allowance	(745,372)	(1,235,861)
Deferred tax asset, net	$—	$—

Note 13 – Commitments and Contingencies

Legal proceedings

The Company is not aware of any material outstanding claim and litigation against them.

Note 14 – Subsequent Events

Except for the above, the Company has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of FingerMotion, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FingerMotion, Inc. (the “Company”) as of February 28, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the two years in the period ended February 28, 2022 and 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended February 28, 2022 and 2021 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co.
Hong Kong
May 31, 2022
We have served as the Company’s auditor since 2017

PCAOB ID # 2769

FingerMotion, Inc.
Consolidated Balance Sheets

	February 28,	February 28,
	2022	2021
ASSETS

Current Assets
Cash and cash equivalents	$461,933	$850,717
Accounts receivable	4,875,149	4,099,312
Inventories	1,407	1,401
Prepayment and deposit	3,331,342	646,377
Other receivables	1,539,265	1,506,720
Current Assets	10,209,096	7,104,527
Non-current Assets
Equipment	26,808	26,453
Intangible assets	125,932	161,210
Right-of-use asset	5,069	49,314
Non-current Assets	157,809	236,977

TOTAL ASSETS	$10,366,905	$7,341,504

LIABILITIES AND SHAREHOLDER’S DEFICIT

Current Liabilities
Accounts payable	$3,588,289	$2,473,636
Accrual and other payables	1,685,297	1,046,190
Loan payable, current portion	—	544,900
Lease liability, current portion	5,069	47,569
Total current liabilities	5,278,655	4,112,295
Non-current Liabilities
Loan payable, non-current portion	—	1,109,307
Lease liability, non-current portion	—	4,936
Total non current liabilities	—	1,114,243

TOTAL LIABILITIES	$5,278,655	$5,226,538

SHAREHOLDERS’ EQUITY
Preferred stock, par value $.0001 per share; Authorized 1,000,000 shares; issued and outstanding -0- shares.	—	—

Common Stock, par value $.0001 per share; Authorized 200,000,000 shares; issued and outstanding 42,627,260 shares and 38,903,494 issued and outstanding at February 28, 2022 and February 28, 2021 respectively	4,263	3,890

Additional paid-in capital	21,730,941	14,170,815

Additional paid-in capital - stock options	356,328	—

Accumulated deficit	(17,152,172)	(12,208,728)

Accumulated other comprehensive income	137,911	140,906

Stockholders’ equity before non-controlling interests	5,077,271	2,106,883

Non-controlling interests	10,979	8,083

TOTAL SHAREHOLDERS’ EQUITY	5,088,250	2,114,966

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,366,905	$7,341,504

FingerMotion, Inc.
Consolidated Statements of Operations

	Year Ended
	February 28,	February 28,
	2022	2021
Revenue	$22,927,415	$16,683,570
Cost of revenue	(20,113,294)	(15,036,876)

Gross profit	2,814,121	1,646,694

Amortization & depreciation	(57,894)	(27,055)
Impairment	—	(41,045)
General & administrative expenses	(5,280,582)	(4,246,880)
Marketing cost	(641,917)	(364,160)
Research & development	(923,387)	(552,343)
Stock compensation expenses	(777,576)	(640,394)

Total operating expenses	(7,681,356)	(5,871,877)

Net loss from operations	(4,867,235)	(4,225,183)

Other income (expense):
Interest income	21,150	3,277
Interest expense	(170,141)	(273,594)
Exchange rate gain (loss)	(2,021)	1,853
Gain on disposal of subsidiary	—	8,298
Other income	77,699	107,275
Total other income (expense)	(73,313)	(152,891)

Net Loss before income tax	$(4,940,548)	$(4,378,074)
Income tax expenses	—	—
Net Loss	$(4,940,548)	$(4,378,074)

Less: Net profit attributable to the non-controlling interest	2,896	3,900

Net loss attributable to the Company’s shareholders	$(4,943,444)	$(4,381,974)

Other comprehensive income:
Foreign currency translation adjustments	(2,995)	136,942
Comprehensive loss	$(4,946,439)	$(4,245,032)
Less: comprehensive income (loss) attributable to non-controlling interest	257	535
Comprehensive loss attributable to the Company	$(4,946,696)	$(4,245,567)

NET LOSS PER SHARE
Loss Per Share - Basic	$(0.12)	$(0.13)
Loss Per Share - Diluted	$(0.12)	$(0.13)

NET LOSS PER SHARE ATTRIBUTABLE TO THE COMPANY
Loss Per Share - Basic	$(0.12)	$(0.13)
Loss Per Share - Diluted	$(0.12)	$(0.13)

Weighted Average Common Shares Outstanding - Basic	40,840,413	33,702,858
Weighted Average Common Shares Outstanding - Diluted	40,840,413	33,702,858

FingerMotion, Inc.
Consolidated Statement of Shareholders’ Equity

	Common Stock		Capital Paid in Excess of Par	Additional Paid-in capital stock	Accumulated	Accumulated Other Comprehensive	Stockholders’	Non-controlling
	Shares	Amount	Value	options	Deficit	Income	equity	interest	Total
Balance at March 1, 2021	38,903,494	3,890	14,170,815	—	(12,208,728)	140,906	2,106,883	8,083	2,114,966

Common stock issued for cash	1,136,566	114	5,114,385	—	—	—	5,114,499	—	5,114,499
Common stock issued for professional service	125,000	13	579,987	—	—	—	580,000	—	580,000
Execution of convertible notes	2,477,200	248	1,940,752	—	—	—	1,941,000	—	1,941,000
Stock subscribed / (cancelled)	(15,000)	(2)	(74,998)	—	—	—	(75,000)	—	(75,000)
Additional paid-in capital - stock options	—	—	—	356,328	—	—	356,328	—	356,328
Accumulated other comprehensive income	—	—	—	—	—	(2,995)	(2,995)	—	(2,995)
Net (Loss)	—	—	—	—	(4,943,444)	—	(4,943,444)	2,896	(4,940,548)

Balance at February 28, 2022	42,627,260	4,263	21,730,941	356,328	(17,152,172)	137,911	5,077,271	10,979	5,088,250

			Capital Paid in Excess	Additional Shares to	Paid-in	Accumulated Other
	Common Stock		of Par	be stock	capital	Comprehensive	Stockholders’	Non-controlling
	Shares	Amount	Value	options	Deficit	Income	equity	interest	Total
Balance at March 1, 2020	25,847,953	2,585	7,521,587	—	(7,826,754)	3,964	(298,618)	4,183	(294,435)

Common stock issued for cash	3,847,334	384	4,886,116	—	—	—	4,886,500	—	4,886,500
Common stock issued for professional service	8,858,207	886	778,147	—	—	—	779,033	—	779,033
Execution of convertible notes	500,000	50	999,950	—	—	—	1,000,000	—	1,000,000
Stock subscribed / (cancelled)	(150,000)	(15)	(14,985)	—	—	—	(15,000)	—	(15,000)
Accumulated other comprehensive income	—	—	—	—	—	136,942	136,942	—	136,942
Net (Loss)	—	—	—	—	(4,381,974)	—	(4,381,974)	3,900	(4,378,074)

Balance at February 28, 2021	38,903,494	3,890	14,170,815	—	(12,208,728)	140,906	2,106,883	8,083	2,114,966

FingerMotion, Inc.
Consolidated Statements of Cash Flows

	Year Ended
	February 28,	February 28,
	2022	2021
Net (loss)	$(4,940,548)	$(4,378,074)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share based compensation expenses	777,576	640,394
Amortization and depreciation	57,894	27,055
Impairment of intangible assets	—	41,045
Gain on disposal of subsidiary	—	(8,298)

Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	(775,837)	(1,437,329)
(Increase) decrease in prepayment and deposit	(2,684,965)	1,975,673
(Increase) decrease in other receivable	(32,545)	(906,265)
(Increase) decrease in inventories	(6)	(1,401)
Increase (decrease) in accounts payable	1,114,653	(230,118)
Increase (decrease) in accrual and other payables	639,107	2,509
Increase (decrease) in due to lease liability	(3,191)	3,191
Net Cash provided by (used in) operating activities	(5,847,862)	(4,271,618)

Cash flows from investing activities
Purchase of equipment	(14,394)	(16,996)
Purchase of intangible assets	(11,678)	(221,489)
Net cash provided by (used in) investing activities	(26,072)	(238,485)

Cash flows from financing activities
Repayment to related parties	—	(1,351,107)
Execution of convertible notes	—	(1,000,000)
Proceed from loan payable	299,695	1,654,207
Common stock issued for cash	5,114,499	5,886,500
Cancellation of shares	—	(15,000)
Net cash provided by (used in) financing activities	5,414,194	5,174,600

Effect of exchange rates on cash and cash equivalents	70,956	83,301

Net change in cash	(388,784)	747,798

Cash at beginning of period	850,717	102,919

Cash at end of period	$461,933	$850,717

Major non-cash transactions:
Conversion of loan payables to shares	$1,941,000	$—

Supplemental disclosures of cash flow information:
Interest paid	$—	$—
Taxes paid	$—	$—

 Note 1 – Nature of Business and basis of Presentation

FingerMotion, Inc. fka Property Management Corporation of America (the “Company”) was incorporated on January 23, 2014 under the laws of the State of Delaware. The Company then offered management and consulting services to residential and commercial real estate property owners who rent or lease their property to third party tenants.

The Company changed its name to FingerMotion, Inc. on July 13, 2017 after a change in control. In July 2017 the Company acquired all of the outstanding shares of Finger Motion Company Limited (“FMCL”), a Hong Kong corporation that is an information technology company which specialize in operating and publishing mobile games.

Pursuant to the Share Exchange Agreement with FMCL, effective July 13, 2017 (the “Share Exchange Agreement”, the Company agreed to exchange the outstanding equity stock of FMCL held by the FMCL Shareholders for shares of common stock of the Company. At the Closing Date, the Company issued 12,000,000 shares of common stock to the FMCL shareholders. In addition, the Company issued 600,000 shares to other consultants in connection with the transactions contemplated by the Share Exchange Agreement.

The transaction was accounted for as a “reverse acquisition” since, immediately following completion of the transaction, the shareholders of FMCL effectuated control of the post-combination Company. For accounting purposes, FMCL was deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of FMCL (i.e., a capital transaction involving the issuance of shares by the Company for the shares of FMCL). Accordingly, the consolidated assets, liabilities and results of operations of FMCL became the historical financial statements of FingerMotion, Inc. and its subsidiaries, and the Company’s assets, liabilities and results of operations were consolidated with FMCL beginning on the acquisition date. No step-up in basis or intangible assets or goodwill were recorded in this transaction.

As a result of the Share Exchange Agreement and the other transactions contemplated thereunder, FMCL became a wholly owned subsidiary of the Company. FMCL, a Hong Kong corporation, was formed in April 6, 2016.

On October 16, 2018, the Company through its indirect wholly-owned subsidiary, Shanghai JiuGe Business Management Co., Ltd. (“JiuGe Management”), entered the VIE Agreements, pursuant to which Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”) became JiuGe Management’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements include a Consulting Services Agreement, a Loan Agreement, a Power of Attorney Agreement, a Call Option Agreement, and a Share Pledge Agreement in order to secure the connection and commitments of the JiuGe Technology.

On March 7, 2019, JiuGe Technology also acquired 99% of equity interest of Beijing XunLian (“BX”), a subsidiary that provides bulk distribution of SMS messages for JiuGe customers at discounted rates.

Finger Motion Financial Company Limited was incorporated on January 24, 2020 and is 100% owned by FingerMotion, Inc. The company has been activated for the insurtech business during the last quarter of the fiscal year where the Big Data division secured its first contract and recorded revenue.

Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd. was incorporated on December 23, 2020 for the purpose of venturing into the mobile phone sales in China. It is 99% owned by JiuGe Technology.

On February 5, 2021, JiuGe Technology has disposed of its 99% owned subsidiary, Suzhou BuGuNiao Digital Technology Co., Ltd which was established to venture into R&D projects.

Note 2 - Summary of Principal Accounting Policies

Principles of Consolidation and Presentation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements include the financial statements of the Company, and its wholly-owned subsidiaries. All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

Note 2 - Summary of Principal Accounting Policies (continued)

Variable interest entity

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 810, “Consolidation” (“ASC 810”), the Company is required to include in its consolidated financial statements, the financial statements of its variable interest entities (“VIEs”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity.

Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The reporting entity’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de - facto agents, have the unilateral ability to exercise those rights. JiuGe Technology’s actual stockholders do not hold any kick-out rights that affect the consolidation determination.

Through the VIE Agreements disclosed in Note 1, the Company is deemed the primary beneficiary of JiuGe Technology. Accordingly, the results of JiuGe Technology have been included in the accompanying consolidated financial statements. JiuGe Technology has no assets that are collateral for or restricted solely to settle their obligations. The creditors of JiuGe Technology do not have recourse to the Company’s general credit.

The following assets and liabilities of the VIE and VIE’s subsidiaries are included in the accompanying consolidated financial statements of the Company as of February 28, 2022 and February 28, 2021:

Assets and liabilities of the VIE

	February 28, 2022	February 28, 2021
Current assets	$4,503,346	$2,251,100
Non-current assets	21,042	45,503
Total assets	$4,524,388	$2,296,603

Current liabilities	$8,556,844	$4,906,955
Non-current liabilities	—	—
Total liabilities	$8,556,844	$4,906,955

Assets and liabilities of the VIE Subsidiary

	February 28, 2022	February 28, 2021
Current assets	$5,330,206	$4,177,156
Non-current assets	9,121	—
Total assets	$5,339,327	$4,177,156

Current liabilities	$4,162,414	$3,318,450
Non-current liabilities	—	—
Total liabilities	$4,162,414	$3,318,450

Note 2 - Summary of Principal Accounting Policies (Continued)

Operating Result of VIE

	For the Year Ended February 28, 2022	For the Year Ended February 28, 2021
Revenue	$2,971,031	$1,912,012
Cost of revenue	(867,154)	(1,112,697)
Gross profit (loss)	$2,103,877	$799,315

Amortization and depreciation	(7,948)	(7,102)
General and administrative expenses	(2,313,818)	(1,709,543)
Marketing cost	(562,637)	(364,160)
Research & development	(583,874)	(170,006)
Total operating expenses	$(3,468,277)	$(2,250,811)

Profit (loss) from operations	$(1,364,400)	$(1,451,496)

Interest income	20,971	3,166
Other income	17,403	24,126
Total other income (expense)	$38,374	$27,292

Tax expense	—	—

Net profit (loss)	$(1,326,026)	$(1,424,204)

Operating Result of VIE Subsidiary

	For the Year Ended February 28, 2022	For the Year Ended February 28, 2021
Revenue	$19,824,966	$14,738,480
Cost of revenue	(18,886,139)	(13,924,179)
Gross profit (loss)	$938,827	$814,301

Amortization and depreciation	(990)	(713)
General and administrative expenses	(597,962)	(432,365)
Marketing cost	(79,280)	—
Research & development	(31,505)	(55,965)
Total operating expenses	$(709,737)	$(489,043)

Profit (loss) from operations	$229,090	$325,258

Interest income	83	47
Other income	60,296	64,709
Total other income (expense)	$60,379	$64,756

Tax expense	—	—

Net profit (loss)	$289,469	$390,014

Note 2 - Summary of Principal Accounting Policies (Continued)

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Certain Risks and Uncertainties

The Company relies on cloud-based hosting through a global accredited hosting provider. Management believes that alternate sources are available; however, disruption or termination of this relationship could adversely affect our operating results in the near-term.

Identifiable Intangible Assets

Identifiable intangible assets are recorded at cost and are amortized over 3-10 years. Similar to tangible property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Impairment of Long-Lived Assets

The Company classifies its long-lived assets into: (i) computer and office equipment; (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) finite – lived intangible assets.

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technology, economy or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, relief from royalty income approach, quoted market values and third-party independent appraisals, as considered necessary.

The Company makes various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets. The assumptions and estimates used to determine future values and remaining useful lives of long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as the Company’s business strategy and its forecasts for specific market expansion.

Accounts Receivable and Concentration of Risk

Accounts receivable, net is stated at the amount the Company expects to collect, or the net realizable value. The Company provides a provision for allowances that includes returns, allowances and doubtful accounts equal to the estimated uncollectible amounts. The Company estimates its provision for allowances based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the provision for allowances will change.

Lease

Operating and finance lease right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the future lease payments over the lease term. When the rate implicit to the lease cannot be readily determined, the Company utilizes its incremental borrowing rate in determining the present value of the future lease payments. The incremental borrowing rate is derived from information available at the lease commencement date and represents the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term and amount equal to the lease payments in a similar economic environment. The right-of-use asset includes any lease payments made and lease incentives received prior to the commencement date. Operating lease right-of-use assets also include any cumulative prepaid or accrued rent when the lease payments are uneven throughout the lease term. The right-of-use assets and lease liabilities may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Note 2 - Summary of Principal Accounting Policies (Continued)

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets. Estimated useful lives range from three to seven years. Land is classified as held for sale when management has the ability and intent to sell, in accordance with ASC Topic 360-45.

Earnings Per Share

Basic (loss) earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share.

FASB Accounting Standard Codification Topic 260 (“ASC 260”), “Earnings Per Share,” requires that employee equity share options, non-vested shares and similar equity instruments granted to employees be treated as potential common shares in computing diluted earnings per share. Diluted earnings per share should be based on the actual number of options or shares granted and not yet forfeited, unless doing so would be anti-dilutive. The Company uses the “treasury stock” method for equity instruments granted in share-based payment transactions provided in ASC 260 to determine diluted earnings per share. Antidilutive securities represent potentially dilutive securities which are excluded from the computation of diluted earnings or loss per share as their impact was antidilutive.

Revenue Recognition

The Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”) beginning on January 1, 2018 using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that will result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of ASC 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606.

The Company recognizes revenue from providing hosting and integration services and licensing the use of its technology platform to its customers. The Company recognizes revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer (for licensing, revenue is recognized when the Company’s technology is used to provide hosting and integration services); (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of fees is probable. We account for our multi-element arrangements, such as instances where we design a custom website and separately offer other services such as hosting, which are recognized over the period for when services are performed.

Note 2 - Summary of Principal Accounting Policies (Continued)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Non-controlling interest

Non-controlling interests held 1% of the shares of two of our subsidiaries are recorded as a component of our equity, separate from the Company’s equity. Purchase or sales of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Recently Issued Accounting Pronouncements

The Company does not believe recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

Note 3 - Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $17,152,172 and $12,208,728 as at February 28, 2022 and February 28, 2021 respectively, and had a net loss of $4,940,548 and $4,378,074 for the years ended February 28, 2022 and February 28, 2021, respectively.

The Company’s continuation as a going concern is dependent on its ability to obtain additional financing to fund operations, implement its business model, and ultimately, attain profitable operations. The Company will need to secure additional funds through various means, including equity and debt financing or any similar financing. There can be no assurance that the Company will be able to obtain additional equity or debt financing, if and when needed, on terms acceptable to the Company, or at all. Any additional equity or debt financing may involve substantial dilution to the Company’s stockholders, restrictive covenants or high interest costs. The Company’s long-term liquidity also depends upon its ability to generate revenues and achieve profitability.

Note 4 - Revenue

We recorded $22,927,415 and $16,683,570 in revenue, respectively, for the years ended February 28, 2022 and February 28, 2021.

	February 28, 2022	February 28, 2021
Telecommunication Products & Services	$8,657,277	$3,211,103
SMS & MMS Business	14,138,720	13,439,390
Big Data	131,418	33,077
	$22,927,415	$16,683,570

Note 5 – Equipment

At February 28, 2022 and February 28, 2021, the company has the following amounts related to tangible assets:

	February 28, 2022	February 28, 2021
Equipment	$62,347	$47,953
Less: accumulated depreciation	(35,539)	(21,500)
Net equipment	$26,808	$26,453

No significant residual value is estimated for the equipment. Depreciation expense for the years ended February 28, 2022 and February 28, 2021 At February 28, 2022 and February 28, 2021 totaled $14,039 and $11,150, respectively.

Note 6 – Intangible Assets

At February 28, 2022 and February 28, 2021, the company has the following amounts related to intangible assets:

	February 28, 2022	February 28, 2021

Licenses	$200,000	$200,000
Mobile applications	233,167	221,489
	433,167	421,489
Less: accumulated amortization	(266,190)	(219,234)
Impairment of intangible assets	(41,045)	(41,045)
Net intangible assets	$125,932	$161,210

No significant residual value is estimated for these intangible assets. Amortization expense for the years ended February 28, 2022 and February 28, 2021 totaled $46,956 and $15,905, respectively.

Note 7 – Prepayment and Deposit

Prepaid expenses consist of the deposit pledge to the vendor for stocks credits for resale. Our current vendors are China Unicom and China Mobile for our Telecommunication Products & Services business and our SMS & MMS business. Deposits also includes payments placed into the e-commerce platforms where we offer our products and services. The platforms are PinDuoDuo, Tmall and JD.com.

	February 28, 2022	February 28, 2021

Telecommunication Products & Services
Deposit Paid / Prepayment	$2,396,550	$333,646
Deposit received	—	—
Net Prepaid expenses for Telecommunication Products & Services	$2,396,550	$333,646
Others prepayment	369,256	143,288
Prepayment and deposit	$2,765,806	$476,934

	February 28, 2022	February 29, 2020

SMS & MMS Business
Deposit Paid / Prepayment	$565,536	$169,443
Deposit received
Net Prepaid expenses for SMS	$565,536	$169,443
Others prepayment	—	—
Prepayment and deposit	$565,536	$169,443

Note 8 – Right-of-use Asset and Lease Liability

The Company has entered into lease agreements with various third parties. The terms of operating leases are one to two years. These operating leases are included in “Right-of-use Asset” on the Company’s Consolidated Balance Sheet and represent the Company’s right to use the underlying asset for the lease term. The Company’s obligation to make lease payments are included in “Lease liability” on the Company’s Consolidated Balance Sheet. Additionally, the Company has entered into various short-term operating leases with an initial term of twelve months or less. These leases are not recorded on the Company’s balance sheet. All operating lease expense is recognized on a straight-line basis over the lease term in the year ended February 28, 2022.

Information related to the Company’s right-of-use assets and related lease liabilities were as follows:

	February 28, 2022	February 28, 2021
Right-of-use asset
Right-of-use asset, net	$5,069	$49,314

Lease Liability
Current lease liability	$5,069	$47,569
Non-current lease liability	—	4,936
Total lease liability	$5,069	$52,505

Remaining lease term and discount rate	February 28, 2022
Weighted-average remaining lease term	2 months
Weighted-average discount rate	2.48%

Commitments

The following table summarizes the future minimum lease payments due under the Company’s operating leases as of February 28, 2022:

2022	$5,085
Thereafter	—
Less: imputed interest	(16)
Total lease liability	$5,069

Note 9 – Loan Payable

The following table summarizes loan principal due by the Company as of February 28, 2022:

Lender	Term	February 28, 2022	February 28, 2021
Liew Yow Ming	From April 8, 2020 to April 7, 2022	$—	$758,063
Liew Yow Ming	From April 16, 2020 to April 15, 2022	—	351,244
Liew Yow Ming	From July 29, 2020 to July 28, 2021	—	544,900
Liew Yow Ming	From August 1, 2021 to January 31, 2022	—	—
		$—	$1,654,207

	Current portion	$—	$544,900
	Non-current portion	$—	$1,109,307

Liew Yow Ming is a non-controlling stockholder of the Company. Loans from Mr. Liew Yow Ming were fixed at rate of 20% per annum. Interest expenses incurred on loans payable for the year ended February 28, 2022 and February 28, 2021 were $170,141 and $242,756, respectively.

On July 28, 2021, the Company has received a conversion notice from Liew Yow Ming for the conversion of the note to convert all US$545,000 for shares of common stock of the Company, which was converted on August 16, 2021 into 218,000 shares of our common stock at a price of $2.50 per share.

Note 9 – Loan Payable (continued)

On July 29, 2021, the Company has received a conversion notice from Liew Yow Ming for the conversion of the note to convert all US$350,000 for shares of common stock of the Company, which was converted on August 16, 2021 into 700,000 shares of our common stock at a price of $0.50 per share.

On August 27, 2021, the Company has received a conversion notice from Liew Yow Ming for the conversion of the note to convert all US$750,000 for shares of common stock of the Company, which was converted on August 27, 2021 into 1,500,000 shares of our common stock at a price of $0.50 per share.

On August 27, 2021, the Company has received a conversion notice from Liew Yow Ming for the conversion of the note to convert all US$296,000 for shares of common stock of the Company, which was converted on August 17, 2021 into 59,200 shares of our common stock at a price of $5.00 per share.

Note 10 - Common Stock

The Company issued 12,705,541 shares of common stock for the year ended February 28, 2021 for consideration of $5,665,533, including 8,858,207 shares of common stock to consultants.

The Company issued 500,000 shares of common stock at a deemed price of $2.00 per share during the fiscal year ended February 28, 2021 pursuant to the conversion of promissory notes in the aggregate amount of $1,000,000.

The Company cancelled 150,000 shares of common stock during the fiscal year ended February 28, 2021 pursuant to a financial advisory service agreement.

On March 29, 2021, the Company issued 10,000 shares of our common stock at $2.00 per share to one individual pursuant to the exercise of warrants.

On April 14, 2021, the Company issued 5,000 shares of our common stock at price of $2.00 per share to one individual pursuant to a consulting agreement.

On May 7, 2021, the Company issued (i) 70,000 shares of our common stock at $2.00 per share to 2 individuals and one entity pursuant to the exercise of warrants, and (ii) 6,666 shares of our common stock at $3.00 to one entity pursuant to the exercise of warrants.

On June 1, 2021, the Company issued 25,000 shares of our common stock at a deemed price of $5.00 per shares to one individual pursuant to a consulting agreement.

On July 13, 2021, the Company issued (i) 568,900 shares of our common stock at price of $5.00 per share to 17 individuals and 2 entities (ii) 45,000 shares of our common stock at $2.00 per share to 2 individuals pursuant to the exercise of warrants, (iii) 60,000 shares of our common stock at $3.00 per share to one individual pursuant to the exercise of warrants, (iv) 5,000 shares of our common stock at deemed price of $2.00 per share to one individual pursuant to a consulting agreement, and (v) 25,000 shares of our common stock at a deemed price of $5.00 per share to one individual pursuant to a consulting agreement.

On August 16, 2021, the Company issued 218,000 shares of common stock at $2.50 per share and 700,000 shares of common stock at $0.50 per share to one individual pursuant to the conversion of promissory notes.

On August 27, 2021, the Company issued 1,500,000 shares of common stock at $0.50 per share and 59,200 shares of common stock at $5.00 per share to one individual pursuant to the conversion of promissory notes.

On October 28, 2021, the Company issued 5,000 shares of our common stock at deemed price of $2.00 per share to one individual pursuant to a consulting agreement.

On November 5, 2021, the Company issued 276,000 shares of our common stock at price of $5.00 per share to 4 individuals.

Note 10 - Common Stock (continued)

On December 7, 2021, the Company issued 30,000 shares of our common stock at price of $3.00 per share to 2 individuals pursuant to the exercise of warrants.

On January 7, 2022, the Company issued 55,000 shares of our common stock at deemed price of $5.00 per share to two entities pursuant to a consulting agreement.

On January 12, 2022, the company cancelled 15,000 shares of our common stock issued to 1 individual pursuant to a consulting agreement.

On February 4, 2022, the Company issued 5,000 shares of our common stock at deemed price of $5.00 per share to one entity pursuant to a consulting agreement.

On February 7, 2022, the Company issued 70,000 shares of our common stock at price of $5.00 per share to 4 individuals

As of February 28, 2022, and February 28, 2021, there were 42,627,260 and 38,903,494 shares of the Company’s common stock issued and outstanding, and none of the preferred shares were issued and outstanding.

Share Purchase Warrants

A continuity schedule of outstanding share purchase warrants as at February 28, 2022, and the changes during the periods, is as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance, February 28, 2020	-	$-
Issued in Connection with October 2020 Offering	488,500	$2.10
Issued in connection with January 2021 Offering	1,604,334	$3.00
Exercised	(25,000)	$2.00
Balance, February 28, 2021	2,067,834	$2.80
Exercised	(221,666)	$2.44
Balance, February 28, 2022	1,846,168	$2.84

During Fiscal 2022 and Fiscal 2021, we received cash proceeds totaling $539,998 and $50,000, respectively, from the exercise of share purchase warrants.

A summary of share purchase warrants outstanding and exercisable as at February 28, 2022 is as follows:

	Number of Warrants	Remaining Contractual
Exercise Price	Outstanding	Life (Years)	Expiry Date
$2.00	288,500	0.64	October 18, 2022
$3.00	50,000	0.64	October 18, 2022
$3.00	1,507,668	0.87	January 12, 2023
$2.84	1,846,168

Stock Options

On December 28, 2021, we granted an aggregate of 4,545,500 stock options pursuant to our 2021 Stock Incentive Plan having an exercise price of $8.00 per share and an expiry date of five years from the date of grant to 40 individuals who were directors, officers, employees and consultants of the Company. We relied upon the exemption from registration under the U.S. Securities Act provided by Rule 903 of Regulation S promulgated under the U.S. Securities Act for the grant of stock options to the individuals who are non-U.S. persons, and upon the exemption from registration under Section 4(a)(2) of the U.S. Securities Act for two individuals who are U.S. persons. The stock options are all subject to vesting provisions of 20% on the date of grant and 20% on each of the first, second, third and fourth anniversary of the date of grant.

The fair value of these stock options was estimated at the date of grant, using the Black-Scholes Option Valuation Model, with the following weighted average assumptions:

	Year Ended February 28,
	2022	2021
Expected Risk Free Interest Rate	1.06%	-
Expected Volatility	15.27%	-
Expected Life in Years	5.0	-
Expected Dividend Yield	-	-
Weighted-Average Grant Date Fair Value	$6.46	-

A continuity schedule of outstanding stock options as at February 28, 2022, and the changes during the fiscal year periods, is as follows:

	Number of Stock Options	Exercise Price
Balance, February 28, 2021	-	-
Granted	4,545,500	$8.00
Cancelled/Forfeited	-	-
Expired	-	-
Balance, February 28, 2022	4,545,500	$8.00

The table below sets forth the number of shares issued and cash received upon exercise of stock options:

Year Ended February 28,
	2022	2021
Number of Options Exercised on Forfeiture Basis	-	-
Number of Options Exercised on Cash Basis	-	-
Total Number of Options Exercised	-	-

Number of Shares Issued on Cash Exercise	-	-
Number of Shares Issued on Forfeiture Basis	-	-
Total Number of Shares Issued Upon Exercise of Options	-	-

Cash Received from Exercise of Stock Options	$-	$-
Total Intrinsic Value of Options Exercised	$-	$-

A continuity schedule of outstanding unvested stock options at February 28, 2022, and the changes during the fiscal year periods, is as follows:

	Number of Unvested	Weighted Average
	Stock Options	Grant Date Fair Value
Balance, February 28, 2020	-	-
Granted	-	-
Vested	-	-
Cancelled/Forfeited	-	-
Balance, February 28, 2021	-	-
Granted	4,545,500	$6.46
Vested	(909,000)	$6.46
Balance, February 28, 2022	3,636,500	$6.46

As at February 28, 2022, the aggregate intrinsic value of all outstanding stock options granted was estimated at $0 as the current price is lower than the strike price.

A summary of stock options outstanding and exercisable as at February 28, 2022 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Outstanding at February 28, 2022	Exercise Price	Weighted Average Remaining Contractual Term (Years)	Exercisable at February 28, 2022	Exercise Price	Weighted Average Remaining Contractual Term (Years)
$7.00 to $9.00	4,545,500	$8.00	4.83	909,000	$8.00	4.83

	4,545,500	$8.00	4.83	909,000	$8.00	4.83

Note 11 - Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per common share:

	For the years ended
	February 28, 2022	February 28, 2021
Numerator - basic and diluted
Net Loss	$(4,940,548)	$(4,378,074)
Denominator
Weighted average number of common shares outstanding —basic	40,840,413	33,702,858
Weighted average number of common shares outstanding —diluted	40,840,413	33,702,858
Loss per common share — basic	$(0.12)	$(0.13)
Loss per common share — diluted	$(0.12)	$(0.13)

Note 12 - Income Taxes

The Company and its subsidiaries file separate income tax returns.

The United States of America

FingerMotion, Inc. is incorporated in the State of Delaware in the U.S. and is subject to a U.S. federal corporate income tax of 21%. The Company generated a taxable loss for the years ended February 28, 2022 and February 28, 2021.

Hong Kong

Finger Motion Company Limited is incorporated in Hong Kong and Hong Kong’s profits tax rate is 16.5%. Finger Motion Company Limited did not earn any income that was derived in Hong Kong for the years ended February 28, 2022 and February 28, 2021.

The People’s Republic of China (PRC)

JiuGe Management, JiuGe Technology and Beijing XunLian were incorporated in the People’s Republic of China and subject to PRC income tax at 25%.

Income tax mainly consists of foreign income tax at statutory rates and the effects of permanent and temporary differences. The Company’s effective income tax rates for the years ended February 28, 2022 and February 28, 2021 are as follows:

	February 28, 2022	February 28, 2021
U.S. statutory tax rate	21.0%	21.0%
Foreign income not registered in the U.S.	(21.0%)	(21.0%)
PRC profit tax rate	25.0%	25.0%
Changes in valuation allowance and others	(25.0%)	(25.0%)
Effective tax rate	0.0%	0.0%

At February 28, 2022 and February 28, 2021, the Company has a deferred tax asset of $1,235,861 and $1,095,494, resulting from certain net operating losses in U.S., respectively. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those net operating losses are available. The Company considers projected future taxable income and tax planning strategies in making its assessment. At present, the Company concludes that it is more-likely-than-not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance has been provided for the full value of the deferred tax asset. A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance. At February 28, 2022 and February 28, 2021, the valuation allowance was $1,235,861 and $1,095,494 respectively.

	February 28, 2022	February 28, 2021
Deferred tax asset from operating losses carry-forwards	$1,235,861	$1,095,494
Valuation allowance	(1,235,861)	(1,095,494)
Deferred tax asset, net	$—	$—

Note 13 - Related Parties Transaction

Name of related parties	Relationship with the Company
Mr Liew Yow Ming	Non-controlling Stockholder

b)	The Company had the following related party balances at February 28, 2021 and February 28, 2022:

	February 28, 2022	February 28, 2021
Loan payables
Mr. Liew Yow Ming	$—	$1,654,207

Loans from Mr. Liew Yow Ming are fixed at an interest rate of 20% per annum with a fixed repayment term. Interest expenses incurred were $170,141 and $242,756 for the year ended February 28, 2022 and February 28, 2021, respectively.

Note 14 - Commitments and Contingencies

Legal proceedings

The Company is not aware of any material outstanding claim and litigation against it.

Note 15 – Subsequent Events

Except for the above, the Company has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

FINGERMOTION, INC.

6,990,320 Shares of Common Stock

PROSPECTUS

January __, 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC Registration Fee:	$2,141.53
Accounting fees and expenses:	$10,000.00
Legal fees and expenses:	$25,000.00
Transfer agent and registrar fees:	$2,000.00
Miscellaneous:	$1,000.00
Total:	$40,141.53

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the Selling Stockholders to broker-dealers in connection with the sale of their shares.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Subsequent to the Year Ended February 28, 2022

On March 7, 2022, we issued 5,000 shares of our common stock at a deemed price of $5.00 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On March 23, 2022, we issued 10,000 shares of our common stock at a deemed price of $3.66 per share to one individual pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the individual who is a U.S. person.

On March 23, 2022, we issued an aggregate of 25,000 shares of our common stock at a deemed price of $2.85 per share to two individuals and one entity pursuant to consulting agreements. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the two individuals and one entity who are all U.S. persons.

On April 14, 2022, we issued 5,000 shares of our common stock at a deemed price of $5.00 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On April 28, 2022, we issued 50,000 shares of our common stock at a deemed price of $2.61 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On April 28, 2022, we issued 5,000 shares of our common stock at a deemed price of $2.56 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On April 28, 2022, we issued 20,000 shares of our common stock at a deemed price of $2.51 per share to one individual pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act to the one individual that is a non-U.S. person as the shares were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On May 10, 2022, we issued 5,000 shares of our common stock at a deemed price of $5.00 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On May 10, 2022, we issued 10,000 shares of our common stock at a deemed price of $3.66 per share to one individual pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the individual who is a U.S. person.

On May 16, 2022, we issued 20,000 shares of our common stock at a deemed price of $2.03 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On July 5, 2022, we issued 5,000 shares of our common stock at a deemed price of $5.00 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On July 5, 2022, we issued an aggregate of 25,000 shares of our common stock at a deemed price of $2.70 per share to two individuals and one entity pursuant to consulting agreements. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the two individuals and one entity who are all U.S. persons.

On August 3, 2022, we issued 50,000 shares of our common stock at a deemed price of $1.19 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity which is a U.S. person.

On August 9, 2022, we issued a convertible promissory note in the principal amount of $4,800,000, which is convertible at $2.00 per share of our common stock, subject to adjustments, and a common stock purchase warrant to acquire 3,478,261 shares of our common stock at $1.75 per shares, subject to adjustments, to one entity pursuant to a securities purchase agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the securities to the entity which is a U.S. person based on the representations and warranties provided by such entity in the securities purchase agreement.

On October 19, 2022, we issued 20,000 shares of our common stock at a deemed price of $1.70 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity which is a U.S. person.

On October 19, 2022, we issued an aggregate of 25,000 shares of our common stock at a deemed price of $2.85 per share to one entity and two individuals pursuant to consulting agreements. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the one entity and two individuals which are all U.S. persons.

On October 19, 2022, we issued 10,000 shares of our common stock at a deemed price of $3.66 per share to one individual pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the individual who is a U.S. person.

On October 19, 2022, we issued 5,000 shares of our common stock at a deemed price of $2.56 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity which is a U.S. person.

On October 24, 2022, we issued 100,000 shares of our common stock at $2.00 per share pursuant to the exercise of outstanding warrants to two individuals. In addition, we issued 70,000 shares of our common stock at $3.00 per share pursuant to the exercise of outstanding warrants to one individual. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the one individual who is a U.S. person and upon the exemption from registration under the Securities Act provide by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of the shares to two individuals who are non-U.S. persons.

On November 3, 2022, we issued 20,000 shares of our common stock at $3.00 per share pursuant to the exercise of outstanding warrants to two individuals. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the one individual who is a U.S. person and upon the exemption from registration under the Securities Act provide by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of the shares to one individual who is a non-U.S. person.

On November 3, 2022, we issued 5,000 shares of our common stock at a deemed price of $1.70 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity which is a U.S. person.

On November 3, 2022, we issued 25,000 shares of our common stock at a deemed price of $1.22 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity which is a U.S. person.

On November 3, 2022, we issued 200,000 shares of our common stock at a deemed price of $0.74 per share and 350,000 common stock purchase warrants to acquire 350,000 shares of common stock at a price of $5.00 per share until September 19, 2024, to one individual pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the individual who is a U.S. person.

On November 4, 2022, we issued an aggregate of 1,887,500 shares of common stock at a price of $4.00 per share to eleven individuals due to the closing of our private placement at $4.00 per share for aggregate gross proceeds of $7,550,000. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of the shares to the eleven individuals who were non-U.S. persons as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside the United States.

On November 4, 2022, we issued 91,875 shares of common stock at a price of $4.00 per share for a total value of $367,500 to one individual as finder’s fees. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of the shares to the individual who is a non-U.S. person.

On November 21, 2022, we issued 1,000,000 shares of common stock at a price of $4.00 per share to one entity due to the closing of our private placement at $4.00 per share for aggregate gross proceeds of $4,000,000. We relied upon the exemption from registration under the Securities Act, provided by Rule 506(b) of Regulation D or Section 4(a)(2) under the Securities Act for the issuance of the shares to the one entity, which is a U.S. person.

On November 29, 2022, we issued 168,000 common stock purchase warrants to purchase 168,000 shares of our common stock at a price of $1.75 per share until August 9, 2027, to one entity pursuant to a financial advisory agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity which is a U.S. person.

On November 29, 2022, we issued 28,312 common stock purchase warrants to purchase 28,312 shares of our common stock at a price of $8.22 per share until November 4, 2025, to one entity pursuant to a financial advisory agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity which is a U.S. person.

On November 29, 2022, we issued 10,000 common stock purchase warrants to purchase 10,000 shares of our common stock at a price of $6.70 per share until November 21, 2025, to one entity pursuant to a financial advisory agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity which is a U.S. person.

Year Ended February 28, 2022

On March 29, 2021, we issued 10,000 shares of our common stock at a price of $2.00 per share pursuant to the exercise of outstanding warrants to one individual. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the individual who is a U.S. person.

On April 14, 2021, we issued 5,000 shares of our common stock at a deemed price of $2.00 per share to one individual pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the individual who is a U.S. person.

On May 7, 2021, we issued an aggregate of 76,666 shares of our common stock pursuant to the exercise of outstanding warrants to two individuals and one entity, of which 70,000 shares were issued at a price of $2.00 per shares and 6,666 shares were issued at a price of $3.00 per share. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the two individuals who are U.S. persons and on the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act to the one entity that is a non-U.S. person as the shares were issued to the entity through an offshore transaction which was negotiated and consummated outside of the United States.

On June 1, 2021, we issued 25,000 shares of our common stock at a deemed price of $5.00 per share to one individual pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the individual who is a U.S. person.

On July 13, 2021, we issued 568,900 shares of our common stock at a price of $5.00 per share to 17 individuals and 2 entities pursuant to the closing of a private placement offering. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act to the 17 individuals and 2 entities that are all non-U.S. persons as the shares were issued to the investors through offshore transactions which was negotiated and consummated outside of the United States.

On July 13, 2021, we issued 45,000 shares of our common stock at $2.00 per share pursuant to the exercise of outstanding warrants to 2 individuals. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the 2 individuals who are U.S. persons.

On July 13, 2021, we issued 60,000 shares of our common stock at $3.00 per share pursuant to the exercise of outstanding warrants to one individual. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act to the one individual that is a non-U.S. person as the shares were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On July 13, 2021, we issued 5,000 shares of our common stock at a deemed price of $2.00 per share to one individual pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the individual who is a U.S. person.

On July 13, 2021, we issued 25,000 shares of our common stock at a deemed price of $5.00 per share to one individual pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the individual who is a U.S. person.

On August 16, 2021, we issued 218,000 shares of our common stock at a price of $2.50 per share and 700,000 shares of our common stock at a price of $0.50 per share to one individual pursuant to the conversion of promissory notes in the aggregate amount of $895,000. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act to the one individual who is a non-U.S. person as the shares were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On August 27, 2021, we issued 1,500,000 shares of our common stock at a price of $0.50 per share and 59,200 shares of our common stock at a price of $5.00 per share to one individual pursuant to the conversion of promissory notes. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act to the one individual who is a non-U.S. person as the shares were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On October 28, 2021, we issued 5,000 shares of our common stock at a deemed price of $2.00 per share to one individual pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) for the issuance of the shares to the individual who is a U.S. person.

On November 5, 2021, FingerMotion, Inc. we issued an aggregate of 236,000 shares of common stock at a price of $5.00 per share to two individuals due to the closing of our private placement at $5.00 per share for gross proceeds of $1,180,000. We relied upon the exemption from registration under the U.S. Securities Act provided by Rule 903 of Regulation S promulgated under the U.S. Securities Act for the issuance of the shares to the two individuals who were non-U.S. persons as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside the United States.

On November 5, 2021, we issued an aggregate of 40,000 shares of common stock at a price of $5.00 per share to three individuals pursuant to the conversion of outstanding indebtedness in the aggregate of $200,000 owing to such individuals. We relied upon the exemption from registration under the U.S. Securities Act provided by Rule 903 of Regulation S promulgated under the U.S. Securities Act for the issuance of the shares to the three individuals who were non-U.S. persons as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside the United States.

On December 7, 2021 we issued an aggregate of 30,000 shares of our common stock at a price of $3.00 per share to two individuals pursuant to the exercise of outstanding warrants. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the two individuals who are U.S. persons.

On December 28, 2021, we granted an aggregate of 4,545,500 stock options pursuant to our 2021 Stock Incentive Plan having an exercise price of $8.00 per share and an expiry date of five years from the date of grant to 40 individuals who were directors, officers, employees and consultants of the Company. We relied upon the exemption from registration under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), provided by Rule 903 of Regulation S promulgated under the U.S. Securities Act for the grant of stock options to the individuals who are non-U.S. persons, and upon the exemption from registration under Section 4(a)(2) of the U.S. Securities Act for two individuals who are U.S. persons.

On January 7, 2022, we issued an aggregate of 55,000 shares of our common stock at a deemed price of $5.00 per share to two entities pursuant to consulting agreements. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the two entities that are U.S. persons.

On February 4, 2022, we issued 5,000 shares of our common stock at a deemed price of $5.00 per share to one entity pursuant to a consulting agreement. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the entity that is a U.S. person.

On February 7, 2022, we issued an aggregate of 70,000 shares of our common stock at a price of $5.00 per share to four individuals pursuant to a private placement. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act to the four individuals that are all non-U.S. persons as the shares were issued to the investors through offshore transactions which were negotiated and consummated outside of the United States.

Year Ended February 28, 2021

On May 1, 2020, we issued an aggregate of 7,645,000 shares of our common stock at a deemed price of $0.20 per share to 24 individuals and two entities pursuant to consulting agreements, management agreements and to employees. We relied on the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of such shares as the securities were issued to the individuals and the entities through offshore transactions which were negotiated and consummated outside of the United States.

On May 8, 2020, we issued an aggregate of 150,000 shares of our common stock at a deemed price of $0.40 per share to three individuals pursuant to a financial advisory services agreement. We relied on the exemption from registration under the Securities Act provided by Section 4(a)(2) for the issuance to the individuals who are U.S. persons.

On May 15, 2020, we issued 250,000 shares of our common stock at a deemed price of $0.25 per share to one entity pursuant to a management consulting agreement. We relied on the exemption from registration under the Securities Act provided by Section 4(a)(2) for the issuance to the individuals who are U.S. persons.

On Jul 22, 2020, we cancelled 150,000 shares of our common stock which we issued to three individuals pursuant to a financial advisory services agreement on May 8, 2020.

On September 24, 2020, we issued 40,000 shares of our common stock to one entity pursuant to a settlement agreement, dated September 4, 2020, with respect to a Business Development Consulting Agreement, dated June 11, 2020, at a deemed price of $3.40 per share. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act with respect to such issuance as the securities were issued to the entity through an offshore transaction which was negotiated and consummated outside of the United States.

On September 25, 2020, we issued 34,104 shares or our common stock at a deemed price of $3.90 per share to one entity pursuant to a marketing services agreement. We relied on the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of such share as the securities were issued to the entity through an offshore transaction which was negotiated and consummated outside of the United States.

On October 2, 2020, we issued 700,000 shares of our common stock to four individuals and one entity pursuant to consulting agreements and management agreements at a deemed price of $0.21 per share. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the one entity that is a U.S. person. In addition, we relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of shares to the four individuals who are non-U.S. persons as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

On October 19, 2020, the Company issued 830,000 shares of common stock to five individuals due to the closing of its private placement at $0.50 per share for gross proceeds of $415,000. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) and/or Section 4(a)(2) of the Securities Act for the issuance of the shares to the one U.S. person. In addition, we relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of shares to the four non-U.S. persons as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

On October 19, the Company issued 438,500 units (each, a “Unit”) to 12 individuals and three entities due to a closing of its private placement at $1.00 per Unit for gross proceeds of $438,500. Each Unit consists of one share of our common stock and one common stock purchase warrant (each, a “Warrant”) with each Warrant entitling the holder thereof to purchase one additional share of our common stock (each, a “Warrant Share”) at an exercise price of $2.00 per Warrant Share having an expiry date of two years from the date of issuance of the Warrants. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) and/or Section 4(a)(2) of the Securities Act for the issuance of the Units to U.S. persons. In addition, we relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of Units to non-U.S. persons as the securities were issued to the individuals/entities through offshore transactions which were negotiated and consummated outside of the United States.

On October 19, 2020, the Company issued 100,000 shares of common stock to one individual due to the closing of its private placement at $1.00 per share for gross proceeds of $100,000. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of shares to the one non-U.S. person as the securities were issued to the individual through an offshore transaction which were negotiated and consummated outside of the United States.

On October 19, 2020, the Company issued 265,000 shares of common stock to four individuals due to the closing of its private placement at $1.50 per share for gross proceeds of $397,500. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of shares to the four non-U.S. persons as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

On October 19, 2020, the Company issued 50,000 units (each, a “Unit”) to one individual due to a closing of its private placement at $1.50 per Unit for gross proceeds of $75,000. Each Unit consists of one share of our common stock and one common stock purchase warrant (each, a “Warrant”) with each Warrant entitling the holder thereof to purchase one additional share of our common stock (each, a “Warrant Share”) at an exercise price of $3.00 per Warrant Share having an expiry date of two years from the date of issuance of the Warrants. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of Units to the non-U.S. person as the securities were issued to the individual through an offshore transaction which were negotiated and consummated outside of the United States.

On January 13, 2021, we issued 1,604,334 units (each, a “Unit”) to 28 individuals and five entities due to the closing of our private placement at $1.50 per Unit for gross proceeds of $2,406,501. Each Unit consists of one share of our common stock and one common stock purchase warrant (each, a “Warrant”) with each Warrant entitling the holder thereof to purchase one additional share of our common stock (each, a “Warrant Share”) at an exercise price of $3.00 per Warrant Share having an expiry date of two years from the date of issuance of the Warrants. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the Units to U.S. persons. In addition, we relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of Units to non-U.S. persons as the securities were issued to the individuals/entities through offshore transactions which were negotiated and consummated outside of the United States.

On January 13, 2021, we issued 534,500 shares of our common stock to 16 individuals due to the closing of our private placement at $2.00 per share for gross proceeds of $1,069,000. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of the shares to all 16 individuals who were non-U.S. persons as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

On January 13, 2021, we issued 500,000 shares of our common stock to one individual pursuant to the conversion of the outstanding convertible note at a price of $2.00 per share. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of the shares to the non-U.S. person as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On January 13, 2021, we issued 34,103 shares of our common stock to one entity pursuant to a marketing services agreement at a deemed price of $3.90 per share. We relied upon the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of the shares to the non-U.S. person as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On January 14, 2021, we issued 5,000 shares of our common stock to one individual pursuant to a consulting agreement at a deemed price of $2.00 per share. We relied upon the exemption from registration under the Securities Act provided by Rule 506(b) or Section 4(a)(2) of the Securities Act for the issuance of the shares to the individual who is a U.S. person.

Year Ended February 29, 2020

On March 15, 2019 and March 21, 2019, we issued an aggregate of 133,200 shares of our common stock at a price of $1.50 per share to two individuals for gross proceeds of $199,800. We relied on the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of such shares as the securities were issued to the individuals through an offshore transaction which was negotiated and consummated outside of the United States.

On March 15, 2019, we issued 25,000 shares of our common stock at a price of $2.00 per share to one individual for gross proceeds of $50,000. We relied on the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of such shares as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On March 15, 2019, we issued an aggregate of 27,000 shares of our common stock at a price of $2.50 per share to two individuals for gross proceeds of $67,500. We relied on the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of such shares as the securities were issued to the individuals through an offshore transaction which was negotiated and consummated outside of the United States.

From April 4, 2019 to April 11, 2019, we issued an aggregate of 322,000 shares of our common stock at a price of $2.50 to ten individuals for gross proceeds of $805,000. We relied on the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of such shares to the ten individuals as the securities were issued to the individuals through an offshore transaction which was negotiated and consummated outside of the United States.

On April 10, 2019, we issued 100,000 shares of our common stock at a deemed price of $2.50 to one entity pursuant to a consulting arrangement. We relied on the exemption from registration under the Securities Act provided by Section 4(a)(2) for the issuance to the entity which was a U.S. person.

On June 25, 2019, we issued 22,000 shares of our common stock at a price of $2.50 per share to one individual pursuant to the conversion of a promissory note in the principal amount of $50,000 plus interest of $5,000. We relied on the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of such shares as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On June 30, 2019, we issued 22,000 shares of our common stock at a price of $2.50 per share to one individual pursuant to the conversion of a promissory note in the principal amount of $50,000 plus interest of $5,000. We relied on the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of such shares as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On June 30, 2019, we issued 242,000 shares of our common stock at a deemed price of $1.00 per share to one individual pursuant to the conversion of promissory notes in the aggregate principal amount of $220,000 plus interest of $22,000. We relied on the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of such shares as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On August 1, 2019, we issued 100,000 shares of our common stock at a deemed price of $1.00 to one entity pursuant to a consulting arrangement. We relied on the exemption from registration under the Securities Act provided by Section 4(a)(2) for the issuance to the entity which was a U.S. person.

On August 20, 2019, we issued 51,000 shares of our common stock at a price of $2.50 per share to one individual for gross proceeds of $127,500. We relied on the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of such shares as the securities were issued to the individuals through an offshore transaction which was negotiated and consummated outside of the United States.

On September 30, 2019, we issued an aggregate of 40,000 shares of our common stock at a price of $2.50 per share to two individuals for gross proceeds of $100,000. We relied on the exemption from registration under the Securities Act provided by Rule 903 of Regulation S promulgated under the Securities Act for the issuance of such shares as the securities were issued to the individuals through an offshore transaction which was negotiated and consummated outside of the United States.

ITEM 16.	EXHIBITS

The following exhibits are filed as part of this registration statement.

Exhibit No.	Document
2.1(4)	Share Exchange Agreement among FingerMotion, Inc., Finger Motion Company Limited and the Shareholders of Finger Motion Company Limited, dated July 13, 2017
3.1(1)	Certificate of Incorporation
3.2(2)	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock dated May 15, 2017
3.3(3)	Certificate of Amendment of Certificate of Incorporation dated June 21, 2017
3.4(7)	Amended and Restated Bylaws
4.1(11)	Warrant, dated August 9, 2022, issued by FingerMotion, Inc. to Lind Global Fund II LP
4.2(*)	Warrant, dated November 29, 2022, issued by FingerMotion, Inc. to The Benchmark Company, LLC
5.1(*)	Opinion of McMillan LLP
5.2(*)	Opinion of Beijing Dentons Law Offices, LLP
10.1(2)	Software License Agreement between Finger Motion Company Limited and Property Management Corporation or America dated April 28, 2017
10.2(5)	Exclusive Consulting Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.3(5)	Loan Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.4(5)	Power of Attorney Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.5(5)	Exclusive Call Option Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.6(*)	Share Pledge Agreement between Shanghai JiuGe Business Management Co., Ltd., Li Li and Shanghai JiuGe Information Technology Co., Ltd., dated October 16, 2018 (**)
10.7(6)	English Translation of Yunnan Unicom Electronic Sales Platform Construction and Operation Cooperation Agreement, dated as of July 7, 2019, between Shanghai JiuGe Information Technology Co., Ltd. and China United Network Communications Limited Yunnan Branch

10.8(10)	2021 Stock Incentive Plan
10.9(9)	Convertible Promissory Note in the amount of US$730,000 issued by FingerMotion, Inc. in favor of Dr. Liew Yow Ming, dated May 1, 2022
10.10(11)	Securities Purchase Agreement between FingerMotion, Inc. and Lind Global Fund II LP, dated August 9, 2022
10.11(11)	Senior Secured Convertible Promissory Note, dated August 9, 2022, issued by FingerMotion, Inc. to Lind Global Fund II LP(**)
10.12(11)	Security Agreement between FingerMotion, Inc. and Lind Global Fund II LP, dated August 9, 2022
10.13(11)	Guaranty, dated August 9, 2022, made by each of Finger Motion Company Limited, Finger Motion (CN) Global Limited, Finger Motion (CN) Limited, Shanghai JiuGe Business Management Co., Ltd., Finger Motion Financial Group Limited and Finger Motion Financial Company Limited, in favor of Lind Global Fund II LP
14.1(8)	Code of Business Conduct and Ethics
21.1(10)	Subsidiaries of FingerMotion, Inc.
23.1(†)	Consent of Centurion ZD CPA & Co.
23.2(*)	Consent of McMillan LLP (included in Exhibit 5.1)
23.3(*)	Consent of Beijing Dentons Law Offices, LLP (included in Exhibit 5.2)
24.1(*)	Power of Attorney (included on signature page)
101.INS(*)	XBRL Instance Document
101.SCH(*)	XBRL Taxonomy Extension Schema Document
101.CAL(*)	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF(*)	XBRL Taxonomy Extension Definitions Linkbase Document
101.LAB(*)	XBRL Taxonomy Extension Label Linkbase Document
101.PRE(*)	XBRL Taxonomy Extension Presentation Linkbase Document
104(*)	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101 attachments)
107(*)	Filing Fee Table

Notes:

(*)	Filed herewith.
(**)	Portions of this exhibit have been omitted.
(†)	Previously filed.
(1)	Previously filed as an exhibit to our Registration Statement on Form S-1 filed with the SEC on May 8, 2014 (No. 333-196503)
(2)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 16, 2017
(3)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 12, 2017
(4)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 20, 2017
(5)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 27, 2018
(6)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 9, 2019
(7)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 25, 2021
(8)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021
(9)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 5, 2022
(10)	Previously filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on May 31, 2022
(11)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 15, 2022

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(ii)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 4th day of January, 2023.

FINGERMOTION, INC.

By:	/s/ Martin J. Shen
Martin J. Shen
CEO (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin J. Shen as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin J. Shen
Martin J. Shen	Chief Executive Officer (Principal Executive Officer)	January 4, 2023

/s/ Yew Hon Lee
Yew Hon Lee	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 4, 2023

/s/ Yew Poh Leong
Yew Poh Leong	Director	January 4, 2023

/s/ Michael Chan
Michael Chan	Director	January 4, 2023

/s/ Hsien Loong Wong
Hsien Loong Wong	Director	January 4, 2023

/s/ Eng Ho Ng
Eng Ho Ng	Director	January 4, 2023